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OLD MUTUAL SOUTH AFRICA EQUITY TRUST POS AMI

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As filed with the Securities and Exchange Commission on October 30, 1998
File No. 811-7417

              SECURITIES AND EXCHANGE COMMISSION WASHINGTON D.C. 20549


                                     FORM N-1A


                              REGISTRATION STATEMENT


                                       UNDER


                        THE INVESTMENT COMPANY ACT OF 1940


                                  AMENDMENT NO. 4

OLD MUTUAL SOUTH AFRICA EQUITY TRUST (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                       22 CHURCH STREET  HAMILTON 11, BERMUDA
                      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:


                                  (441) 296-1201

                               [**MELANIE J. SAUNDERS
                     22 CHURCH STREET, HAMILTON 11, BERMUDA**]
                      (NAME AND ADDRESS OF AGENT FOR SERVICE)

                COPY TO: ROGER P. JOSEPH, BINGHAM DANA LLP, 150 FEDERAL STREET, BOSTON, MA 02110

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                                 TABLE OF CONTENTS

                                 Document Sections

Item 4.  General Description of Registrant.
Item 5.  Management of the Fund.
Item 6.  Capital Stock and Other Securities.
Item 7.  Purchase of Securities Being Offered.
Item 8.  Redemption or Repurchase.
Item 9.  Pending Legal Proceedings.
Item 10.  Cover Page.
Item 11.  Table of Contents.
Item 12.  General Information and History.
Item 13.  Investment Objective and Policies.
Item 14.  Management of the Master Trust.
Item 15.  Control Persons and Principal Holders of Securities.
Item 16.  Investment Advisory and Other Services.
Item 17.  Brokerage Allocation and Other Practices.
Item 18.  Capital Stock and Other Securities.
Item 19.  Purchase, Redemption and Pricing of Securities.
Item 20.  Tax Status.
Item 21.  Underwriters.
Item 22.  Calculation of Performance Data.
Item 23.  Financial Statements.
Item 24.  Financial Statements and Exhibits.
Item 25.  Persons Controlled by or under Common Control with Registrant.
Item 26.  Number of Holders of Securities.
Item 27.  Indemnification.
Item 28.  Business and Other Connections of Investment Adviser.
Item 29.  Principal Underwriters.
Item 30.  Location of Accounts and Records.
Item 31.  Management Services.
Item 32.  Undertakings.

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                                     Exhibits


Exhibit 1(d)

Exhibit 8(d)

Exhibit 9(k)

Exhibit 9(l)

Exhibit 9(m)

Exhibit 9(n)

Exhibit 11

Exhibit 27

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                                   Full Contents

Item 4.  General Description of Registrant.
Item 5.  Management of the Fund.
Item 6.  Capital Stock and Other Securities.
Item 7.  Purchase of Securities Being Offered.
Item 8.  Redemption or Repurchase.
Item 9.  Pending Legal Proceedings.
Item 10.  Cover Page.
Item 11.  Table of Contents.
Item 12.  General Information and History.
Item 13.  Investment Objective and Policies.
Item 14.  Management of the Master Trust.
Item 15.  Control Persons and Principal Holders of Securities.
Item 16.  Investment Advisory and Other Services.
Item 17.  Brokerage Allocation and Other Practices.
Item 18.  Capital Stock and Other Securities.
Item 19.  Purchase, Redemption and Pricing of Securities.
Item 20.  Tax Status.
Item 21.  Underwriters.
Item 22.  Calculation of Performance Data.
Item 23.  Financial Statements.
Item 24.  Financial Statements and Exhibits.
Item 25.  Persons Controlled by or under Common Control with Registrant.
Item 26.  Number of Holders of Securities.
Item 27.  Indemnification.
Item 28.  Business and Other Connections of Investment Adviser.
Item 29.  Principal Underwriters.
Item 30.  Location of Accounts and Records.
Item 31.  Management Services.
Item 32.  Undertakings.

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                                    EXHIBIT INDEX
EXHIBIT 1(d)
EXHIBIT 8(d)
EXHIBIT 9(k)
EXHIBIT 9(l)
EXHIBIT 9(m)
EXHIBIT 9(n)
EXHIBIT 11
EXHIBIT 27


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                                 EXPLANATORY NOTE

     Beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant generally may be made only by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

     At a meeting held on August 17, 1998 the Board of Trustees of the Registrant voted to make an application to the Securities and Exchange Commission for an order declaring that the Registrant has ceased to be an investment company under the Investment Company Act of 1940, as amended. The application was submitted on September 29, 1998 after the liquidation of Old Mutual Equity Growth Assets South Africa Fund (the "OMEGA South Africa Fund"), which had previously invested all of its investable assets in the Registrant (see below).

     At a meeting held on August 17, 1998 the Board of Trustees of the OMEGA South Africa Fund voted to liquidate the OMEGA South Africa Fund with effect from September 30, 1998, or such earlier date as may be approved on behalf of the OMEGA South Africa Fund As of September 23, 1998 all shares of the OMEGA South Africa Fund had been redeemed for cash and the OMEGA South Africa Fund redeemed its entire interest in the Registrant. Subsequent to the liquidation of the OMEGA South Africa Fund on September 23, 1998, an application was made on September 29, 1998 to the Securities and Exchange Commission on Form N-8F for an order declaring that the OMEGA South Africa Fund has ceased to be an investment company under the Investment Company Act of 1940, as amended.

PART A

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant.

     The Old Mutual South Africa Equity Trust (the "Master Trust") is a Massachusetts business trust that was organized in September 1995 under the laws of Massachusetts and registered on November 9, 1995 as a non-diversified open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). For more information regarding the Master Trust, see "Investment Objective and Policies," "South Africa," "Risk Factors" and "General Information" in the Placement Memorandum for Old Mutual South Africa Growth Assets Fund Limited (the "Old Mutual SAGA Fund"), which is attached hereto.

     At a meeting held on August 17, 1998 the Board of Trustees of the Master Trust voted to make an application to the Securities and Exchange Commission for an order declaring that the Master Trust has ceased to be an investment company under the Investment Company Act of 1940, as amended. The application was submitted on September 29, 1998 after the liquidation of Old Mutual Equity Growth Assets South Africa Fund (the "OMEGA South Africa Fund"), which had previously invested all of its investable assets in the Master Trust (see below).

     At a meeting held on August 17, 1998 the Board of Trustees of the OMEGA South Africa Fund voted to liquidate the OMEGA South Africa Fund with effect from September 30, 1998, or such earlier date as may be approved on behalf of the OMEGA South Africa Fund. As of September 23, 1998 all shares of the OMEGA South Africa Fund had been redeemed for cash and the OMEGA South Africa Fund had redeemed its entire interest in the Master Trust. Subsequent to the liquidation of the OMEGA South Africa Fund on September 23, 1998, an application was made on September 29, 1998 to the Securities and Exchange Commission on Form N-8F for an order declaring that the OMEGA South Africa Fund has ceased to be an investment company under the Investment Company Act of 1940, as amended.

Item 5.  Management of the Fund.

     See "Management and Administration" and "General Information" in the Placement Memorandum for the Old Mutual SAGA Fund, attached hereto.

     State Street Cayman Trust Company, Ltd. (the "Transfer Agent") serves as transfer agent and dividend disbursing agent for the Master Trust. The Transfer Agent may delegate certain of its functions to an affiliated entity. There is no additional fee charged for transfer agency services for the Master Trust.
The principal business address of the Transfer Agent is P.O. Box 2508GT, Elizabethan Square, George Town, Grand Cayman, Cayman Islands.

Item 6.  Capital Stock and Other Securities.

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     The beneficial interest in the Master Trust consists of non-transferable interests. Each investor in the Master Trust ("Investor") may add to or reduce its investment in the Master Trust on each day the New York Stock Exchange is open for trading ("Business Day"). Upon the determination of the net asset value of the Master Trust at 10:00 a.m. (Eastern time) on each Business Day, the balance of the Investor's book capital account (the "Book Capital Account Balance") shall then be adjusted as follows: (a) the excess, if any, of the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses (c) or (d) below) over the net asset value as last determined shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amount so allocated shall be added to the Book Capital Account Balance of each Investor; (b) the excess, if any, of the net asset value as last determined over the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses (c) or (d) below) shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amounts so allocated shall be subtracted from the respective Book Capital Account Balance of each Investor; (c) the Book Capital Account Balance of each Investor shall be increased to reflect any capital contributions, to the extent such Investor's Book Capital Account Balance has not previously been increased to reflect the same; and (d) the Book Capital Account Balance of each Investor shall be decreased to reflect the amount of money or the fair market value of property other than money (net of liabilities secured by such property that the Investor is considered to assume or take subject to) distributed (or deemed distributed) to such Investor by the Master Trust in respect of the decrease or redemption of such Investor's Interest (or in connection with a termination of the Master Trust), to the extent such Investor's Book Capital Account Balance has not previously been decreased to reflect the same. The Book Capital Account Balance of each Investor as determined above shall be the Book Capital Account Balance of that Investor until the next calculation of that Investor's Book Capital Account Balance.

     Questions from Investors should be sent to the Master Trust's administrator, State Street Cayman Trust Company, Ltd., P.O. Box 2508GT, Elizabethan Square, George Town, Grand Cayman, Cayman Islands.

     Subject to an Investor's right to make withdrawals as provided below under "Item 8. Redemption or Repurchase," the Master Trust does not make distributions to its Investors.

     The Master Trust has determined that it is properly treated as a partnership for U.S. federal and state income tax purposes. Accordingly, the Master Trust is not subject to any U.S. federal or state income taxes, but each Investor in the Master Trust must take into account its share of the Master Trust's ordinary income and capital gains in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Master Trust and the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Master Trust intends to conduct its activities so that it will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an Investor in the Master Trust, other than an Investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in the Master Trust. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by Investors in the Master Trust.

     See "Summary of the Offering - Initial Portfolio," "Valuation of Shares," "Tax Matters," "General Information" and "Additional Information" in the Placement Memorandum for the Old Mutual SAGA Fund attached hereto. See also the U.S. Supplement to the Placement Memorandum of the Old Mutual SAGA Fund attached hereto.

Item 7.  Purchase of Securities Being Offered.

     Interests in the Master Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Master Trust generally may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Master Trust is made without a sales load. All investments are made at net asset value next determined after an order is received by the Master Trust. There is no minimum initial or subsequent investment in the Master Trust.

     The Master Trust reserves the right to cease accepting investments at any time or to reject any investment order.

     See "Valuation of Shares," "Offering of Shares" and "General Information" in the Placement Memorandum attached hereto. See also the U.S. Supplement to the Placement Memorandum of the Old Mutual SAGA Fund attached hereto.


Item 8. Redemption or Repurchase.

     An Investor in the Master Trust may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Master Trust from the Investor. The proceeds of a withdrawal will be paid by the Master Trust in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in the Master Trust may not be transferred. If so authorized by the Trustees with respect to all or certain Interests, the Master Trust may at any time and from time to time, charge fees for effecting any decrease or redemption, at such rates as the Trustees may establish. However, the Trustees have not at this time established or authorized any such fees.

     The Master Trust may declare a suspension of the right to decrease or redeem Interests or postpone the date of payment of the proceeds of a decrease or redemption of an Interest for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Master Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Master Trust fairly to determine the value of its net assets, or (d) during which the Securities and Exchange Commission (the "Commission") for the protection of Investors by order permits the suspension of the right of decrease or redemption or postponement of the date of payment of the proceeds; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b),
(c), or (d) exist. Such suspension shall take effect at such time as the Master Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right to decrease or redeem Interests or payment of the proceeds of a decrease or redemption of an Interest until the Master Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which the New York Stock Exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Master Trust shall be conclusive). In the case of a suspension of the right to decrease or redeem Interests, an Investor may either withdraw his request to decrease or redeem Interests or receive payment based on the net asset value upon the termination of the suspension.

PLACEMENT MEMORANDUM

                              OLD MUTUAL SAGA FUND

              (OLD MUTUAL SOUTH AFRICA GROWTH ASSETS FUND LIMITED)

                               OFFERING OF SHARES

    This document is to be distributed only when accompanied by a copy of the most recent annual or semi-annual report of the Fund. The most recent annual or semi-annual report of the Fund forms part of, and is incorporated by reference in, this Placement Memorandum.

    The Shares are listed on the Official List of the Irish Stock Exchange. The Directors do not expect that an active market will develop in the Shares on the Irish Stock Exchange.

    The Placement Agents are acting for the Old Mutual SAGA Fund in connection with the Offering and are not advising any other person or treating any other person as a customer in relation to the Offering and will not be responsible to any such person for providing the protections afforded to their customers.

    This Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation is not authorised or to or from any person to whom it is unlawful to make an offer or solicitation. This Placement Memorandum has been prepared solely for use in connection with the Offering.

    The Placement Agents have not independently verified any of the information contained in this Placement Memorandum (financial, legal or otherwise), and no representation or warranty, express or implied, is made by the Placement Agents as to the accuracy or completeness of the information contained herein. No person is authorised to give any information or make any representation not contained in this Placement Memorandum in connection with the Offering and, if given or made, such information or representation must not be relied on as having been authorised by the Fund or the Placement Agents. The delivery of this Placement Memorandum at any time does not imply that information in this Placement Memorandum is correct as of any time subsequent to the date of this Placement Memorandum.

    [LOGO]                               [LOGO]                                   [LOGO]

                                PLACEMENT AGENTS

                                 1st June, 1997

                             INVESTMENT HIGHLIGHTS

    OLD MUTUAL HAS CREATED A UNIQUE FUND STRUCTURE OFFERING INSTITUTIONAL INVESTORS INSTANT ACCESS TO THE SOUTH AFRICAN MARKET. THE FUND COMBINES THE LIQUIDITY OF AN OPEN-END FUND WITH THE PORTFOLIO STABILITY AND REDUCED TRADING COSTS ASSOCIATED WITH A CLOSED-END FUND.

SOUTH AFRICA

    - South Africa, with the largest economy in Africa, has exciting growth potential no longer constrained by international sanctions.

    - The earnings of companies included in The Johannesburg Stock Exchange ("JSE") Actuaries All Share Index are forecast to grow by approximately 18% over the twelve months to 31st March, 1998 and by approximately 20% for the subsequent twelve months to 31st March, 1999. Assuming constant share prices and projected earnings growth, the price earnings multiple of the JSE Actuaries All Share Index, which at 31st March, 1997 was 15.2 times, would fall to 12.8 times at 31st March, 1998 and to 10.7 times at 31st March, 1999.*

OLD MUTUAL

    - Old Mutual, the parent company of the Fund's Manager, is South Africa's largest financial institution with over U.S.$40 billion of assets under management, which includes over U.S.$25 billion of equity securities.

    - Old Mutual has actively managed South African equity portfolios for over 30 years and has a South Africa team of over 60 investment professionals.

THE FUND

Size:                  Approximately U.S.$1 billion as at 31st March, 1997. Investors can therefore establish significant holdings.

Established
Portfolio:             Immediate exposure to the JSE without market impact or initial acquisition costs for the portfolio's underlying securities.

Redemptions:           Any amount on any Business Day.

Liquidity:             Redemptions funded by a separate pool of securities held by
                       Old Mutual Fund Holdings rather than through sales of
                       portfolio securities. This substantially reduces Fund trading costs.

Management Fee:        0.60% per annum of daily net assets.

    THE ABOVE INVESTMENT HIGHLIGHTS ARE QUALIFIED IN THEIR ENTIRETY BY THE INFORMATION SET FORTH ELSEWHERE IN THIS PLACEMENT MEMORANDUM (THIS "MEMORANDUM"). INVESTORS SHOULD CAREFULLY REVIEW THIS MEMORANDUM BEFORE INVESTING.
------------

* Based upon the average earnings forecasts provided by Smith Borkum Hare (Pty) Ltd; Deutsche Morgan Grenfell (SA) (Pty) Ltd; and Fleming Martin Securities Ltd, three South African brokerage firms that are not affiliated with Old Mutual. Fleming Martin Securities Ltd is affiliated with Fleming Martin Ltd, one of the Placement Agents.

                                   OLD MUTUAL
                           SOUTH AFRICA GROWTH ASSETS
                                  FUND LIMITED

                            SUMMARY OF THE OFFERING

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE INFORMATION SET FORTH ELSEWHERE IN THIS PLACEMENT MEMORANDUM (THIS "MEMORANDUM"). INVESTORS SHOULD CAREFULLY REVIEW THIS MEMORANDUM BEFORE INVESTING.

FUND..............................  Old Mutual South Africa Growth Assets Fund Limited (the
                                    "Old Mutual SAGA Fund") is an open-end investment
                                    company that seeks long-term total return in excess of
                                    that of The Johannesburg Stock Exchange ("JSE")
                                    Actuaries All Share Index from investment in equity
                                    securities of South African issuers. Under normal
                                    circumstances, at least 95% of the Fund's total assets
                                    will be invested in equity securities of South African
                                    issuers that are listed on a securities exchange.

                                    For the purposes of the Fund's investment policies, a
                                    South African issuer is an issuer that meets one of the
                                    following tests: (i) its principal offices or operations
                                    are located in South Africa; or (ii) it derives at least
                                    50% of its revenues from operations or investments in
                                    South Africa. See "INVESTMENT OBJECTIVE AND POLICIES".

MASTER TRUST......................  Rather than directly acquire and manage its own portfolio of securities, the Old Mutual SAGA Fund
                                    invests all of its investable assets in Old Mutual South
                                    Africa Equity Trust (the "Master Trust"), a
                                    Massachusetts trust with its principal place of business
                                    in Bermuda that has the same investment objective as the
                                    Old Mutual SAGA Fund. The Master Trust has registered as
                                    an investment company under the United States Investment
                                    Company Act of 1940, as amended.

                                    ALL REFERENCES IN THIS MEMORANDUM TO THE "FUND" APPLY TO
                                    BOTH THE OLD MUTUAL SAGA FUND AND THE MASTER TRUST,
                                    EXCEPT AS OTHERWISE INDICATED.

INVESTMENT MANAGER................  Old Mutual Asset Managers (Bermuda) Limited (the
                                    "Manager") is the investment manager to the Master
                                    Trust. The Manager is a wholly-owned subsidiary of the
                                    South African Mutual Life Assurance Society ("Old
                                    Mutual"), which is the largest (in terms of 1996
                                    year-end total assets) and oldest insurer in South
                                    Africa. At 30th June, 1996 Old Mutual had total assets
                                    under management of over U.S.$40 billion. The Old Mutual
                                    SAGA Fund does not have a separate investment manager,
                                    because it invests all of its investable assets in the
                                    Master Trust.

                                    The Master Trust pays the Manager a management fee of
                                    0.60% per annum of the Master Trust's daily net assets
                                    (the "Management Fee"). The Management Fee accrues

                                    daily on an annualised basis and is paid monthly in
                                    arrears. See "MANAGEMENT AND ADMINISTRATION -- Manager".

INITIAL PORTFOLIO.................  Shortly before the launch of the Old Mutual SAGA Fund,
                                    Old Mutual transferred to the Master Trust a portfolio
                                    of South African securities (the "Initial Portfolio")
                                    from Old Mutual's main proprietary investment portfolio
                                    (the "Old Mutual Main Fund") with a market value of
                                    approximately U.S.$1 billion and holdings in 60 South
                                    African issuers. At the time of its transfer, the
                                    Initial Portfolio generally reflected the equity
                                    holdings of the Old Mutual Main Fund.

                                    As consideration for the acquisition of the Initial
                                    Portfolio and for an initial capital contribution, the
                                    Master Trust issued substantially all of its beneficial
                                    interest to Old Mutual Fund Holdings (Bermuda) Limited
                                    ("Old Mutual Fund Holdings"), a wholly-owned subsidiary
                                    of Old Mutual.

FUND STRUCTURE....................  The Old Mutual SAGA Fund will invest the proceeds of this offering of Shares (the "Offering") in the Master
                                    Trust, which will then apply the proceeds to redeem a
                                    corresponding portion of the interest of Old Mutual Fund
                                    Holdings in the Master Trust.

                                    Old Mutual Fund Holdings will, in turn, invest the
                                    proceeds received from the Master Trust in Old Mutual
                                    Global Assets Fund Limited, a mutual fund organised
                                    under the laws of Bermuda that invests in a portfolio of
                                    South African and international securities (the "Global
                                    Fund"). Old Mutual initially capitalised the Global Fund
                                    with approximately U.S.$500 million of South African
                                    securities. As at 31st March, 1997 the net assets of the
                                    Global Fund were in excess of U.S.$649 million.
                                    Investors in Shares will not acquire any interest in the
                                    Global Fund. Instead, the Global Fund is designed to
                                    provide a pool of securities to fund redemptions of
                                    Shares, as noted under "Redemptions and Liquidity
                                    Facility" below. Old Mutual Fund Holdings is the sole
                                    shareholder of the Global Fund. See "LIQUIDITY FACILITY
                                    AND THE GLOBAL FUND".

VALUATION OF SHARES...............  The net asset value per Share is determined as of 10:00
                                    a.m. (United States Eastern time) on each day on which
                                    the New York Stock Exchange is open for trading (a
                                    "Business Day"). The Fund generally values JSE listed
                                    securities based on their current JSE ruling price and
                                    converts prices from South African rand ("S.A. Rand") to
                                    U.S. dollars using exchange rates prevailing as of the
                                    time the net asset value is to be determined. Trading
                                    may take place in securities held by the Master Trust on
                                    days that are not Business Days and on which it will not
                                    be possible to purchase or redeem Shares. See "VALUATION
                                    OF SHARES".

OFFERING AND SUBSCRIPTION
PROCEDURE.........................  The Old Mutual SAGA Fund is offering Shares on a continuous basis at a price equal to their net asset
                                    value. A sales charge of 0.35% of that price may be
                                    applied by the Placement Agents. Investors that wish to
                                    subscribe for Shares are required to complete a
                                    subscription form circulated by the Placement Agents.
                                    The office of the Transfer Agent will be open to accept
                                    subscription forms from 12:00 noon to 4:00 p.m. (United
                                    States Eastern time) on every Business Day. Subscription
                                    forms received by 4:00 p.m. (United States Eastern time)
                                    on any Business Day will be processed based on the net
                                    asset value as determined on the next Business Day.
                                    Subscription forms reaching the Transfer Agent after
                                    4:00 p.m. (United States Eastern time) on any Business
                                    Day will be deemed to have been received at 12:00 noon
                                    (United States Eastern time) on the next Business Day.
                                    Full payment for Shares is due in cash by 3:00 p.m.
                                    (United States Eastern time) on the second Business Day
                                    following the receipt (or deemed receipt) of the
                                    subscription form by the Transfer Agent. The minimum
                                    purchase for any investor is U.S.$5 million, provided
                                    the minimum purchase may, in particular circumstances,
                                    be reduced for certain investors to not less than U.S.$1
                                    million. See "OFFERING OF SHARES".

PLACEMENT ARRANGEMENTS............  The Old Mutual SAGA Fund has engaged Fleming Martin Ltd,
                                    Rand International Securities LLC and SBC Warburg, a
                                    division of Swiss Bank Corporation, to act as the
                                    placement agents for the Offering (the "Placement
                                    Agents"). Each of the Placement Agents will be entitled
                                    to apply a sales charge of 0.35% of the net asset value
                                    of the Shares placed by it. Old Mutual Fund Holdings
                                    may, from its own resources, make additional payments to
                                    the Placement Agents or other parties of 0.25% of the
                                    price of Shares sold in the Offering. See "OFFERING OF
                                    SHARES -- Offering".
REDEMPTIONS AND LIQUIDITY
FACILITY..........................  Investors may request redemption of Shares on any
                                    Business Day. The office of the Transfer Agent will be
                                    open to accept redemption requests from 12:00 noon to
                                    4:00 p.m. (United States Eastern time) on every Business
                                    Day. Redemption requests reaching the Transfer Agent
                                    after 4:00 p.m. (United States Eastern time) on any
                                    Business Day will be deemed to have been received at
                                    12:00 noon (United States Eastern time) on the next
                                    Business Day.

                                    In order to fund redemptions, the Old Mutual SAGA Fund
                                    will redeem a corresponding portion of its interest in
                                    the Master Trust. To the extent required to provide
                                    funds for redeeming Shares, Old Mutual Fund Holdings
                                    will withdraw monies from the Global Fund and invest
                                    those monies in the Master Trust (the "Liquidity
                                    Facility"). Old

                                    Mutual Fund Holdings may not terminate the Liquidity
                                    Facility without giving at least 120 days notice to
                                    registered holders of Shares ("Shareholders") for so
                                    long as the Manager serves as investment manager to the
                                    Master Trust. Any termination of the Liquidity Facility
                                    would not affect Shareholder redemption rights.

                                    Shares will be redeemed at net asset value (as next
                                    determined) subject to a redemption fee charged by the
                                    Old Mutual SAGA Fund of 0.65% of redemption proceeds
                                    (the "Redemption Fee"). For so long as Old Mutual Fund
                                    Holdings provides the Liquidity Facility, the Old Mutual
                                    SAGA Fund will pay to Old Mutual Fund Holdings amounts
                                    collected in respect of the Redemption Fee as
                                    compensation for the Liquidity Facility.

                                    The Directors believe that the Liquidity Facility
                                    substantially reduces the trading costs of the Fund. See
                                    "REDEMPTIONS" and "LIQUIDITY FACILITY AND THE GLOBAL
                                    FUND".

LISTING AND TRANSFER OF SHARES....  The Shares are listed on the Official List of the Irish
                                    Stock Exchange. The Directors do not expect that an
                                    active secondary market will develop in the Shares on
                                    the Irish Stock Exchange. No application has been made
                                    for the Shares to be listed on any other stock exchange.

                                    One or more selling agents, including the Placement
                                    Agents, may on a private basis arrange purchases and
                                    sales of Shares. However, no party is obligated to
                                    arrange purchases and sales of Shares, and there can be
                                    no assurance that any private market for Shares will, if
                                    established, be continued. See "ADDITIONAL INFORMATION
                                    -- Constitution of the Old Mutual SAGA Fund -- Transfer
                                    of Shares".

DIVIDENDS.........................  Dividend income from the Old Mutual SAGA Fund is not expected to be a significant portion of the long-term
                                    total return. Substantially all of the Fund's net income
                                    from dividends and interest will be distributed to
                                    Shareholders annually on or about the last day of
                                    August. Dividends may be automatically reinvested at the
                                    written election of the investor, provided that the Old
                                    Mutual SAGA Fund reserves the right to suspend or
                                    terminate this reinvestment privilege.

U.S. FUND.........................  OMEGA South Africa Fund, a Massachusetts business trust
                                    (the "U.S. Fund"), also invests in the Master Trust.
                                    Shares of the U.S. Fund are offered in the United States
                                    and only to investors that are "accredited investors" as
                                    defined in Regulation D under the United States
                                    Securities Act of 1933, as amended (the "1933 Act"). The
                                    operating expenses, distribution policies and sales
                                    charges of the Old Mutual SAGA Fund and the U.S. Fund
                                    may not be the same.

MANDATORY REDEMPTION RIGHT........  In the event that steps are taken for the dissolution of the Master Trust or for the liquidation of the Old
                                    Mutual SAGA Fund, Old Mutual may require the mandatory
                                    redemption of all Shares at a price equal to net asset
                                    value. No Redemption Fee would be charged in such
                                    circumstances. See "REDEMPTIONS".

MANAGEMENT AND ADMINISTRATION.....  The Old Mutual SAGA Fund is supervised by its directors
                                    (the "Directors"). The Master Trust is supervised by a
                                    board of trustees. Each of the Directors currently also
                                    sits on the board of trustees of the Master Trust. State
                                    Street Cayman Trust Company, Ltd., an indirect
                                    wholly-owned subsidiary of State Street Bank and Trust
                                    Company, provides certain administrative services to the
                                    Fund. See "MANAGEMENT AND ADMINISTRATION".

CUSTODIAN AND SUB-CUSTODIAN.......  State Street Bank and Trust Company serves as custodian for the Old Mutual SAGA Fund and the Master Trust.
                                    Standard Bank of South Africa serves as sub-custodian
                                    for the Master Trust's South African registered assets.

TRANSFER AGENT....................  State Street Cayman Trust Company, Ltd. serves as transfer agent for the Old Mutual SAGA Fund (the
                                    "Transfer Agent").

VOTING RIGHTS.....................  Shareholders are entitled to vote on matters reserved to them under the terms of the Bye-laws of the Old Mutual
                                    SAGA Fund and under the laws of Bermuda, including the
                                    election of Directors and changes to the Bye-laws. The
                                    Directors will seek instructions from Shareholders as to
                                    the exercise of voting rights in the Master Trust and
                                    will generally exercise those votes proportionately as
                                    instructed by Shareholders. The voting rights in the
                                    Master Trust held by the Old Mutual SAGA Fund will
                                    entitle it to vote on the election of the trustees of
                                    the Master Trust and on certain important matters,
                                    including (i) certain amendments to the declaration of
                                    trust of the Master Trust, (ii) changes in the
                                    investment objective and fundamental investment
                                    restrictions of the Master Trust and (iii) material
                                    amendments to the investment advisory agreement between
                                    the Master Trust and the Manager, or the adoption of a
                                    new investment advisory agreement.

REPORTS TO SHAREHOLDERS...........  The Old Mutual SAGA Fund will furnish to Shareholders audited annual financial statements for its financial
                                    years ending 30th June and unaudited semi-annual
                                    financial statements for the six month periods to 31st
                                    December.

EXPENSES..........................  The Old Mutual SAGA Fund and the Master Trust are
                                    responsible for the ongoing expenses of conducting their
                                    affairs. The Manager will, if necessary, reduce or
                                    rebate a portion of the Management Fee so that ordinary
                                    operating expenses of the Old Mutual SAGA Fund,
                                    including its share of the Management Fee and the
                                    amortisation of certain organisational expenses, will
                                    not exceed 1.00% per annum of its daily net assets
                                    (although it is currently

                                    expected that annual operating expenses will be less
                                    than 1.00% of daily net assets). See "GENERAL
                                    INFORMATION -- Expenses".

RISK FACTORS......................  The Fund invests primarily in securities of South
                                    African issuers and is, as a result, particularly
                                    subject to risks affecting South Africa. Investment in
                                    South Africa is subject to various risks, including
                                    political uncertainties. South African securities
                                    markets are less liquid than securities markets in more
                                    developed countries. See "RISK FACTORS".

                       INVESTMENT OBJECTIVE AND POLICIES

INVESTMENT OBJECTIVE

    The Fund's investment objective is long-term total return in excess of that of the JSE Actuaries All Share Index from investment in equity securities of South African issuers. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES

    The Old Mutual SAGA Fund seeks to achieve its investment objective by investing all of its investable assets in the Master Trust.

    The Master Trust seeks to achieve its investment objective by investing in equity securities of South African issuers. Under normal circumstances, at least 95% of the Master Trust's total assets will be invested in equity securities of South African issuers that are listed on a securities exchange. The Master Trust may invest up to 5% of its total assets in securities that are, at the time of the investment, not listed on a securities exchange (although such investments will generally be limited to securities that are expected to be listed on an exchange within a reasonable period of time).

    In managing the Master Trust's assets the Manager will not speculate for short-term gain but will focus on securities that, in the Manager's opinion, are likely to show long-term improvements in profits and cash flow. Less weight will be accorded to short-term and cyclical factors. This approach is designed to result in strong dividend growth and capital appreciation. Historically, South African issuers have retained a high proportion of earnings and, if this policy continues, it is likely that the long-term total return would largely be in the form of capital appreciation.

    For the purposes of the Master Trust's investment policies, a South African issuer is an issuer that meets one of the following tests: (i) its principal offices or operations are located in South Africa; or (ii) it derives at least 50% of its revenues from operations or investments in South Africa. Equity securities are defined as common stock, securities convertible into common stock and securities which participate in profits in a similar manner to common stock. Equity securities may be purchased in the form of American Depositary Receipts, European Depositary Receipts, Global Depositary Receipts or other similar securities representing equity securities.

CERTAIN RESTRICTIONS

    LIMITATION ON INVESTMENT IN A SINGLE ISSUER. The Master Trust will not purchase securities of any issuer if, upon completion of the purchase, (i) more than 7.5% of the Master Trust's assets (taken at market value) would be invested in securities of the issuer or (ii) the Master Trust would own in excess of 10% of the voting securities of the issuer.

    LIMITATION ON INVESTMENT IN OLD MUTUAL GROUP CONTROLLED ISSUERS. The Master Trust will not purchase securities of any issuer in which Old Mutual, its wholly-owned subsidiaries and investment vehicles managed by Old Mutual or its wholly-owned subsidiaries (collectively, the "Old Mutual Group") own in the aggregate in excess of 50% of the outstanding equity interest or where the acquisition would result in the Old Mutual Group owning in the aggregate in excess of 50% of the outstanding equity interest, provided this restriction will not prohibit the Master Trust from electing to receive dividends consisting of securities or exercising rights issued in a rights offering upon the same terms generally available to other investors. The acquisition of the Initial Portfolio was not subject to this limitation. The Master Trust may, therefore, hold securities of certain issuers in which the Old Mutual Group owns in excess of 50% of the outstanding equity interest.

    LIMITATION ON CONTROL OR PARTICIPATION IN TAKEOVERS. The Master Trust will not participate in any effort to replace the management of any issuer or take legal or management control of any issuer, provided this restriction will not prohibit the Master Trust from (i) accepting a tender or takeover offer made generally to holders of particular securities or (ii) voting its securities, or granting a proxy to vote its securities, in any proxy contest that is not, directly or indirectly, organised by a member of the Old Mutual Group.

    BORROWING. The Fund will not borrow money or purchase securities on margin, except the Fund may, as a temporary measure for extraordinary or emergency purposes, borrow from banks in an amount not to exceed 5% of the value of the Fund's net assets.

    TEMPORARY INVESTMENTS. For temporary defensive purposes, the Master Trust may invest in high quality money market or short-term debt securities denominated in U.S. dollars or another currency.

    SHORT POSITIONS. The Master Trust will not make short sales of securities or maintain a short position.

    HEDGING AND DERIVATIVE SECURITIES. The Master Trust does not intend to engage in currency hedging, although the Master Trust reserves the right to do so. While the Master Trust is permitted to purchase derivative securities, it does not expect that these will represent a significant portion of its portfolio. Not more than 5% of the net assets of the Master Trust may be applied to margin payments on futures contracts (other than hedging contracts).

    LENDING OF SECURITIES. The Master Trust may lend its securities to approved institutional borrowers. Any such loan will be required to be secured continuously by collateral, including cash or U.S. Treasury obligations, maintained on a current basis at an amount at least equal to the market value of the securities loaned. The value of the securities loaned will not exceed
33 1/3% of the value of the Master Trust's net assets.

    PORTFOLIO TURNOVER. The Master Trust will sell securities whenever the Manager believes that an issuer's long-term potential to increase its cash flow and dividends has been reduced or if cash is needed to invest in issuers which have better long-term growth potential, without regard to the length of time the securities have been held. The Manager does not intend to pursue short-term trading opportunities. The turnover rate of the Master Trust is not expected to exceed 25% annually.

ADDITIONAL RESTRICTIONS

    Certain other restrictions are described under "GENERAL INFORMATION -- Investment Restrictions".

GENERAL

    The investment objective of the Old Mutual SAGA Fund described under "Investment Objective" above and its investment policy described under "Investment Policies" above may not be changed materially except in unforeseen circumstances and with the approval of a majority vote of Shareholders.

    The Master Trust has undertaken to the Old Mutual SAGA Fund and the U.S. Fund (under the Investment Restrictions Undertaking described under "ADDITIONAL INFORMATION -- Material Contracts") that it will not make any material change to its investment objective described under "Investment Objective" above or to its investment policies described under "Investment Policies" above except in unforeseen circumstances and with the approval of a majority vote of the Shareholders and a majority vote of shareholders of the U.S. Fund.

    The investment restrictions described under "Certain Restrictions" above and under "GENERAL INFORMATION -- Investment Restrictions -- Regulatory Restrictions -- United States" below may be changed without Shareholder approval.

    The percentage limitations set forth above, as well as those described elsewhere in this Memorandum, are measured and applied only at the time an investment is made or another relevant action is taken by the Fund.

                                  SOUTH AFRICA

    South Africa, with the largest economy in Africa in terms of GDP, has, in the opinion of the Manager, exciting growth potential no longer constrained by international sanctions. The Manager believes that South Africa combines the potential of a developing economy with the infrastructure and corporate culture more typical of an advanced industrialised country.

GENERAL

    Until April 1994, political power in South Africa lay largely in the hands of the white minority. The system of apartheid created considerable social and political tensions and led to the progressive isolation of South Africa from the world community. In April 1994, the Government of National Unity (the "Government") was formed as a result of South Africa's first multi-racial, fully democratic elections. The Government's majority party is the African National Congress ("ANC"), which is led by President Nelson Mandela. The success of the elections removed important obstacles to growth and created an environment that is more conducive to both domestic and foreign investments. Negotiations on a permanent constitution for South Africa were completed on schedule in May 1996. After ratification by the Constitutional Court, the permanent constitution was signed into law on 10th December, 1996. Although generally smooth, the transition to democratic rule has been accompanied by localised violence and social unrest which may continue in the future. At the end of June 1996, the National Party, which was a minority party in the Government, left the Government. The Inkatha Freedom Party ("IFP") is still a minority partner in the Government.

THE STATE OF THE BUSINESS CYCLE

    The South African economy has been in recovery from June 1993, following the longest post-war recession from March 1989 to May 1993. The recovery from around mid-1993 was partly of a cyclical nature in the form of rising commodity prices, a sharp recovery in agricultural output following the end of the drought in 1993, and rising exports owing to the upswing in the economies of some of South Africa's trading partner countries. More fundamentally, in the view of the Manager, the relatively smooth political transition, the official end of sanctions, and the gradual normalisation of the country's international relations strongly supported the recovery through improved business (local and foreign) and consumer confidence.

    Real GDP growth rates of 1.3%, 2.7% and 3.4% were registered in the years 1993, 1994 and 1995, respectively. In 1996 a bumper farming season compensated for a downturn in the goods-producing sectors of the economy, and real GDP rose by an estimated 3.1%. Cheap imports, slower inventory building and another steep fall in gold output were the main reasons for this downturn in production. Growth prospects for 1997 were weakened by the increase in interest rates in reaction to the weakening currency in 1996.

    Between February and December 1996 the S.A. Rand per U.S. dollar exchange rate weakened by more than 25%. This was due to a number of factors, including initially a perceived overvaluation of the S.A. Rand, increasing pessimism regarding longer term growth potential and management of the economy, and worries about the health of President Mandela. The draining of liquidity from the South African economy through a sudden bout of capital outflows forced the South African Reserve Bank to increase its Bank Rate by two percentage points during 1996.

    However, the S.A. Rand per U.S. dollar exchange rate appreciated by more than 7% during the first three months of 1997. This appreciation followed a change in sentiment regarding the outlook for the expected improvement in reserves, with capital inflows forecast to exceed a projected small current account deficit. The Manager does not expect a large or sustained net outflow of capital during 1997 given the expected healthier current account, some progress on privatisation and tighter fiscal policy. This view is supported by the fact that South Africa had a net inflow of capital in 1996 -- in spite of the negative sentiment shift. However, the Manager believes a large net inflow of capital is also unlikely because substantial privatisation proceeds might be offset by further exchange control relaxation.

    Despite the interruption caused by the currency depreciation, the Manager believes that the more competitive currency, stronger world economic growth in 1997, another good farming season and stable gold production should boost the goods producing sectors that suffered in 1996. This, the Manager believes, combined with the Government's long-term macro-economic strategy, should lead to increased domestic and international confidence in the South African economy. The Government's macro-economic strategy, released during June 1996, includes measures aimed at maintaining the competitive advantages resulting from the 1996 weakening of the exchange rate and achieving a faster reduction of the Government's budget deficit (in effect a fiscal policy designed to be more supportive of monetary policy). The strategy also seeks a further reduction in inflation, an acceleration of tariff reductions, and a more flexible labour market. The March 1997 Budget was drawn up within the guidelines of this strategy -- with the budgeted deficit before borrowing at 4% of GDP. The Manager is of the opinion that this strategy will promote economic stability and investor confidence.

    Thus, although the currency depreciation in 1996 probably forced some short-term slowdown on the economy, the Manager believes that the long term prospects remain good.

    The following table shows the current real GDP growth forecasts for 1997, 1998 and 1999 of four prominent South African institutions:

                           REAL GDP GROWTH FORECASTS
                                    % CHANGE

                                                              1997         1998         1999
                                                              -----        -----        -----
Bureau for Economic Research.............................         3.1          3.8          3.7
BOE NatWest Securities Ltd...............................         2.4          3.3          4.2
Deutsche Morgan Grenfell (SA) (Pty) Ltd..................         2.0          3.5          4.0
Fleming Martin Securities Ltd*...........................         2.1          3.1          3.5

* Fleming Martin Securities Ltd is affiliated with Fleming Martin Ltd, one of the Placement Agents.

SOUTH AFRICA'S INHERENT STRENGTHS

    The South African economy is substantial by the standard of the "emerging market" countries. It is by far the largest economy in Africa, with a GDP of over U.S.$126 billion, more than twice the size of any other African economy.

    The Manager believes that there are particular features that could enhance the performance of the South African economy in the longer term.

    THE REMOVAL OF SANCTIONS. With the lifting of sanctions, South Africa has had improving access to world markets and should continue to benefit from global economic recovery. The Manager believes that the removal of trade barriers, together with South Africa's full participation in the Marrakesh Agreement on world trade, is leading to considerable changes in the economy, offering attractive opportunities for domestic and foreign investors. South African exporters are benefitting from new trade flows.

    PUBLIC SECTOR INVESTMENT. Given the underdeveloped state of large parts of South Africa and its rapid population growth, the Manager expects that the Government will continue to make substantial investments in infrastructure and development projects. Housing, electrification and water provision remain important priorities, and several related sectors, such as construction, engineering and building materials, may benefit from development projects.

    ACCESS TO FOREIGN CAPITAL. By the end of 1995 total outstanding foreign debt amounted to U.S.$32.0 billion, or 24.0% of GDP, down from 42.9% of GDP in 1985. Between the beginning of 1985 and the end of 1995, the share of export earnings absorbed by interest payments on the outstanding debt declined from 11.5% to 6.4%. The Manager believes that these lower levels of foreign debt, combined with South Africa's enhanced international standing, have allowed the country access to international capital markets. This more favourable environment has resulted in capital flows (not related to reserves) reversing from an outflow of S.A. Rand 15.2 billion in 1993 to inflows of S.A. Rand 4.3 billion in 1994 and a further S.A. Rand 19.2 billion in 1995. In 1996, despite the sentiment swings around the time of the Rand depreciation, inflows of S.A. Rand 3.9 billion were experienced. The Manager does not expect a large or sustained net outflow of capital this year (based on a healthier current account, some progress on privatisation and tighter fiscal policy). However, the Manager believes a large inflow of capital is also unlikely because substantial privatisation proceeds might be offset by exchange control relaxation.

    A SOPHISTICATED BUSINESS ENVIRONMENT. South Africa's corporate environment is, in the opinion of the Manager, generally characterised by large, well organised companies, of which a number are world class in their respective industries. Many of these companies have considerable technical expertise and entrepreneurial skills. Furthermore, a strong framework of commercial law exists.

    MINERAL WEALTH. South Africa is a leading world supplier of gold, platinum, chromium, diamond and other strategic minerals.

ECONOMIC MANAGEMENT

    The Manager believes that the economic policies of the Government are broadly market-oriented and that the maintenance of macro-economic stability will assume a high priority. Evidence of this is to be found in the abolition of the financial rand system, South Africa's signing of the Marrakesh Agreement on world trade and the stated intention of the Government to gradually reduce the budget deficit and pursue the sale of certain state assets. These intentions of the Government were reaffirmed in its macro-economic strategy document released on 14th June, 1996 and in the Budget for the 1997/1998 fiscal year released on 12th March, 1997.

    Over the past several years, the South African Reserve Bank has pursued a conservative monetary policy aimed at protecting the exchange rate and reducing inflation. This policy has brought results in containing inflation, with average inflation being reduced from 15.3% in 1991 to 7.4% in 1996. However, largely due to the currency depreciation in 1996, the annual rate of inflation rose from a low of 5.5% in April 1996 to 9.6% in March 1997. Nevertheless, the Manager expects the annual rate of inflation to move substantially lower over the next twelve months.

    Furthermore, South Africa's relations with the International Monetary Fund and the World Bank have been normalised, and the Manager expects that this will have a stabilising effect upon economic management.

THE JOHANNESBURG STOCK EXCHANGE

    The aggregate market capitalisation of South African equity securities listed on the JSE was S.A. Rand 1,211 billion (U.S.$274 billion) as at 31st March, 1997. The actual float available for public trading is significantly smaller than the aggregate market capitalisation because of the large number of long-term holdings by listed holding companies in listed subsidiaries and associates, the existence of listed pyramid companies and cross holdings between listed companies. Historically, liquidity on the JSE (measured by reference to the total market value of securities traded as a percentage of the total market capitalisation) has been low, being 11.9% in the year ended 31st March, 1997. Although as at 31st March, 1997 there were 618 listed companies on the JSE, market capitalisation and trading is concentrated in a relatively small number of companies. As at that date the 15 largest companies by market capitalisation represented approximately 36% of the JSE Actuaries All Share Index. The average annual dividend yield for companies comprising the JSE Actuaries All Share Index as at 31st March, 1997 was approximately 2.4%.

    Legislation implementing fundamental changes to the JSE was approved by the South African parliament late in 1995. This has had a profound impact on the JSE, including a move from floor based trading to screen trading, the abolition of single capacity trading, removal of restrictions on corporate membership, the introduction of limited liability of members, and a move from fixed to negotiated commissions.

    South Africa was included in both the Morgan Stanley Capital International ("MSCI") and the International Finance Corporation ("IFC") emerging market indices in March and April 1995, respectively. South Africa has a significant representation in these emerging market indices with weightings of 11.1% in MSCI's Emerging Markets Global Index, 8.2% in the IFC's Global Index and 13.1% in the IFC's Investible Index as of 31st March, 1997.

    The following table shows the compound annual average increase, in U.S. dollar terms, in the JSE Actuaries All Share Index compared with the S&P 500 Index and the FTSE Actuaries All Share Index over the periods listed below to 31st March, 1997.

                                                                                       PERIODS TO 31ST MARCH, 1997
                                                                                     -------------------------------
                                                                                      3 YEARS    5 YEARS   10 YEARS
                                                                                     ---------  ---------  ---------
JSE Actuaries All Share Index*.....................................................       8.9%      20.5%      17.5%
S&P 500 Index......................................................................      19.3%      13.4%      10.0%
FTSE Actuaries All Share Index.....................................................      14.1%      11.1%       7.9%

---------------

* Figures converted to U.S. dollars using the Financial S.A. Rand exchange rate where applicable.

                                  RISK FACTORS

    An investment in the Shares is subject to a number of risks. Certain of these risks are set forth below.

CONCENTRATION IN SOUTH AFRICAN SECURITIES

    The Fund invests primarily in securities of South African issuers and, as a result, is particularly subject to risks affecting South Africa and its economy and securities markets. Investors in the Fund may therefore be subject to greater risk and volatility than investors in investment vehicles with more geographically diverse investment portfolios.

SOCIAL AND POLITICAL RISKS

    South Africa is undergoing a period of unprecedented social and political change. This has been accompanied by high levels of crime, violence and social unrest in some areas, which may continue. While some of the reasons for this unrest have been addressed by the recent constitutional changes, others, such as inadequate housing, education, health care and employment opportunities, remain to be addressed for large segments of the population. In some areas inter-tribal and inter-community antagonisms, channeled through political rivalries, particularly between the ANC and the IFP, have been additional causes of violence. There can be no assurance that the South African government will be able to bring this violence and social unrest under control or create sufficient wealth to satisfy the socio-economic needs of the less privileged sections of the population.

    The ANC, which comprises the majority party in the Government, has in the past espoused a socialist economic programme, including nationalisation of South African industry and mineral resources and high levels of taxation. In recent years prominent figures in the ANC have distanced themselves from socialism and have supported more market-oriented policies. Senior ANC officials have continued to confirm that privatisation is official ANC and Government policy. In the macro-economic strategy document released by the Ministry of Finance on 14th June, 1996, these market-oriented policies were announced as official Government policy. These policies were reaffirmed in the March 1997 Budget. However, there can be no assurance that market-oriented policies will be pursued.

    The ANC's national executive has indicated concern regarding the dominant position of a number of conglomerates in the South African market. This may lead to a tightening of antitrust rules, with uncertain results.

    The Government is a coalition that includes the ANC and the IFP. The National Party left the Government at the end of June 1996 to become the official opposition. The present term of the Government will end in 1999, and under the terms of the recently enacted constitution, a constitutional coalition government will not be required after 1999. With the prospect of single party rule after 1999, the run-up to the next election may be characterised by intense political rivalry which could include a flare-up in politically driven social unrest. Such unrest may continue into the new government's term of office.

    In terms of its social and political infrastructure, South Africa currently has many of the characteristics of an emerging market. Investors should recognise that investing in emerging market jurisdictions involves certain considerations not usually associated with investing in securities in more developed capital markets. Investors should carefully consider their ability to assume such risks before making an investment in the Fund.

    South Africa enjoys a developed legal and commercial infrastructure with a strong and independent judiciary and central bank. While the Government has indicated that it supports, and the recently completed constitution protects, their continued independence, there remains the possibility that they will come under greater political control. In particular, the South African Reserve Bank's attempts to maintain a responsible monetary policy may conflict with the desire of the South African Government to effect substantial and expensive social programmes.

    President Mandela currently plays an important role in the South African political structure. It is not possible to predict the consequences of a change in President.

ECONOMIC RISKS

    GROWTH. Economic growth is an essential element in raising standards of living for underprivileged sectors of the South African population, and there are many potential problems that could either inhibit or extinguish that growth. However, there remain a number of structural issues, such as balance of payments vulnerability, the insufficiency of domestic savings in both the private and public sectors and uncompetitive production processes, which may inhibit sustained economic growth in South Africa.

    INFLATION. Until the early 1990s, South African inflation had persisted at annual rates of between 10% and 20%. More recently, the South African Reserve Bank has played a major role in bringing that rate to below 10%, although inflation rose again during the course of 1996 and into 1997 largely due to the currency depreciation. Although the Government's macro-economic strategy, released in June 1996, sets out the reduction of inflation as one of the main objectives of monetary policy, there can be no guarantee that the South African Government will be able, or will have as a primary objective the desire, to keep inflation under control.

    BALANCE OF PAYMENTS/ACCESS TO FOREIGN CAPITAL. Although South Africa currently has low levels of foreign debt, its foreign exchange reserves are depleted, amounting at the end of March 1997 to only U.S.$2.8 billion or less than 6 weeks of imports of goods and services. If

South Africa fails to maintain a balance of payments surplus or is not able to access sources of foreign capital, the Government would probably have to raise interest rates and deflate the economy.

    GOVERNMENT SPENDING. A major aspect of the Government's policy is to develop a more even distribution of wealth among the population. While the Manager believes that there is scope for limited tax increases, the risk remains that, if taxes and/or government borrowings increase significantly, there could be severe adverse consequences for the South African economy.

    COMMODITIES. Although only approximately 10% of South Africa's GDP directly involves mining and quarrying activities, the country remains exposed to any steep fall in world commodity prices.

    AGRICULTURAL CONDITIONS. Rainfall patterns are variable in South Africa, and droughts occur frequently in certain parts of the country, resulting in major fluctuations in agricultural output. Fluctuations in agricultural output can significantly influence economic and inflation trends.

    INCREASED COMPETITION/LOWER TARIFFS. Following the lifting of sanctions and the election of a new government, foreign companies have begun to re-enter the South African markets. The presence of foreign competition in South African markets may affect the profitability and share price of some South African listed companies. South Africa is also a signatory to the Marrakesh Agreement on tariff reduction. In future years the scaling back of tariff protection may adversely impact the performance of certain South African companies.

    EXCHANGE CONTROLS. South Africa has a system of strict exchange controls applicable to residents, domestic institutions and local companies. Foreign investors are generally not subject to exchange controls. Currently foreign investors can freely repatriate both capital and investment returns, subject to compliance with certain exchange control approval procedures. Although the Government and the South African Reserve Bank are following a policy of gradually easing exchange controls, (as was announced in the March 1997 Budget), there can be no assurance that exchange controls will not be tightened or that non-South African residents (such as the Master Trust) will not be made subject to restrictions on dealings in assets located or realised in South Africa. In addition there can be no assurance that a South African administration will not seek to reverse or modify exchange control approvals granted in relation to the establishment of the Fund. In the event exchange controls are lifted, the volatility of South African financial markets may increase. In addition, South Africa has on prior occasions imposed a dual currency system; the reimposition of such a system might reduce the value of the Fund's assets.

MARKET CHARACTERISTICS

    The securities markets of South Africa are comparatively small, with the majority of market capitalisation and trading volume concentrated in a relatively small number of companies. In addition, there is a significant degree of cross-ownership among companies and a concentration of ownership in a relatively small number of persons, including the Old Mutual Group. Consequently, the Fund's investments may experience greater price volatility and lower liquidity than a portfolio invested in equity securities of U.S. or U.K. companies.

CURRENCY RISKS

    The Master Trust's assets are invested in securities denominated in S.A. Rand and income from these investments is received in S.A. Rand. As a result, the Fund's net asset value and distributions, which are measured in U.S. dollars, would be adversely affected if the value of the S.A. Rand declines relative to the U.S. dollar. Historically, the S.A. Rand has tended to depreciate against the U.S. dollar and between February and December 1996 the S.A. Rand per U.S. dollar exchange rate weakened by more than 25%.

TAXATION RISKS

    It is possible that the South African government will significantly raise taxes. South Africa does not currently impose tax on capital gains. There can be no assurance that a capital gains tax to which the Master Trust may be subject will not be introduced in the future.

REPORTING STANDARDS

    Companies in South Africa are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. or U.K. companies. There is less publicly available information about South African companies than about U.S. or U.K. companies. South African companies are not subject to the same degree of regulation as are U.S. or U.K. issuers with respect to such matters as insider trading rules, restrictions on market manipulation, shareholder proxy requirements and timely disclosure of information.

TRANSACTION COSTS

    Transaction costs, including brokerage commissions for transactions both on and off the securities exchanges in South Africa, are generally higher than in the U.S.

UNLISTED SECURITIES

    The Master Trust may invest up to 5% of its total assets in securities that are not listed on a securities exchange. These securities may be subject to more abrupt or erratic changes in value than listed securities, and it may be difficult and expensive for the Master Trust to dispose of these securities.

MANDATORY REDEMPTION RIGHT

    Potential investors are referred to the section headed "REDEMPTIONS" below.

                         MANAGEMENT AND ADMINISTRATION

DIRECTORS AND TRUSTEES

    The Old Mutual SAGA Fund is supervised by the Directors. The Master Trust is supervised by a board of trustees. A majority of the Directors and of the trustees of the Master Trust are not affiliated with the Manager or Old Mutual. The current Directors of the Old Mutual SAGA Fund and trustees of the Master Trust are the same and are listed below:

    MICHAEL JOHN LEVETT, South African (aged 57), is the Chairman and Group Chief Executive of Old Mutual, having been Chief Executive since 1985. He serves as the Chairman of the board of Directors of the Old Mutual SAGA Fund and the board of trustees of the Master Trust. He has held, and continues to hold, a number of non-executive directorships, including Barlow Limited, an industrial company, Nedcor Limited, a bank holding company, SASOL Limited, a chemicals company, and South African Breweries Limited.

    WILLIAM LESTER BOYAN, American (aged 60), has been a director of John Hancock Mutual Life Insurance Company since 1983 and was appointed as President and Chief Operations Officer in 1992.

    THOMAS HASKINS DAVIS, Bermudian (aged 49), is President and Chief Executive Officer of Winchester Global Trust Company Limited. He was President of Mid-Ocean Trust Company Limited from 1994 to 1995 and was Manager Corporate Trust at Bank of Bermuda from 1979 to 1993.

    MICHEL JOHN DREW, Bermudian (aged 61), has been President and Chief Executive Officer of International Services Limited, a corporate services operation, since its inception in 1977. In 1969 he established Schroders (Bermuda) Limited, the principal operating subsidiary in Bermuda of Schroders plc, the London merchant banking house and acted as Chief Executive Officer until his retirement in 1994, having been elected a director in 1983 and President in 1991.

    WILLIAM LANGLEY, South African (aged 54), is President of the Manager and has been a member of the general management of Old Mutual since 1981.

    KENNETH RIGBY WILLIAMS, British (aged 60), was executive Chairman of Westgate Overseas Limited, an international investment company, from 1986 to his retirement in 1994. He holds non-executive directorships with Charles Baynes plc, a company engaged in distribution and engineering, John Lusty plc, a food distribution company, and Hudaco Industries Limited, a South African distributor of industrial consumable goods, and was a director of South African Breweries Limited from 1973 to 1994.

    Each of the Directors has as their address Old Mutual SAGA Fund, 61 Front Street, Hamilton HM 11, Bermuda.

MANAGER

    Old Mutual Asset Managers (Bermuda) Limited (the "Manager"), a wholly-owned subsidiary of Old Mutual, is the investment manager to the Master Trust and the Global Fund. The Manager was organised in 1995 as a Bermuda company for the purpose of managing the Master Trust and the Global Fund. The Manager's address is 61 Front Street, Hamilton, Bermuda.

    William Langley, President of the Manager, has been responsible for the day to day management of the Master Trust's assets since the Master Trust commenced operations in November 1995. He joined Old Mutual in 1963 and since 1985 has been involved in the development of Old Mutual's international businesses. Prior to 1985 he was senior portfolio manager and his responsibilities included the Old Mutual Main Fund.

    Roddy Sparks, the current manager of the equity portion of the Old Mutual Main Fund, has been responsible for providing in depth research on South African companies to the Manager since the Master Trust commenced operations in November 1995. He joined Old Mutual in 1986 and has managed the equity portion of the Old Mutual Main Fund since January 1989. He is based in Cape Town.

    Old Mutual provides investment research and information to the Manager. Old Mutual's investment division in South Africa employs over 60 investment professionals, including 21 portfolio managers, 19 research analysts and 6 economists. Collectively they have considerable experience of the South African investment market and form one of the largest investment teams in the country. Old Mutual has an extensive and detailed proprietary economic and investment database that covers substantially all South African listed companies.

    Old Mutual has been a significant investor in the South African equity market since the early 1960's. In developing its investment philosophy Old Mutual has focused upon long-term returns and has sought to ignore short-term fluctuations in the market. In the early 1970's Old Mutual was a pioneer in developing a risk adjusted dividend discount model for equity valuation that has since formed the foundation for its long-term fundamental value approach to investment. At 30th June, 1996 Old Mutual had total assets under management of over U.S.$40 billion.

    Because the Old Mutual SAGA Fund invests all of its investable assets in the Master Trust, the Old Mutual SAGA Fund does not have a separate investment manager.

    The Master Trust pays the Manager a Management Fee of 0.60% per annum of the Master Trust's daily net assets. The Management Fee accrues daily on an annualised basis and is paid monthly in arrears. The Manager is responsible for compensating Old Mutual for research and information provided to the Manager.

ADMINISTRATOR

    State Street Cayman Trust Company, Ltd. (the "Administrator") provides, either directly or through an affiliate, certain administrative and fund accounting services (including calculation of the net asset value of the Master Trust and the Old Mutual SAGA Fund) to the Master Trust and the Old Mutual SAGA Fund pursuant to administrative services agreements. The Administrator is an indirect wholly-owned subsidiary of State Street Bank and Trust Company.

    The Administrator receives an annual administration fee from the Master Trust calculated as a percentage of the Master Trust's average daily net assets. The percentage ranges from 0.05% to 0.01% per annum according to the net assets of the Master Trust. If the net assets of the Master Trust total U.S.$1 billion during a year the administration fee percentage for that year would be 0.0375%. In addition, the Old Mutual SAGA Fund pays the Administrator an annual administration fee of U.S.$40,000.

TRANSFER AGENT

    State Street Cayman Trust Company, Ltd. (the "Transfer Agent") serves as transfer agent and dividend disbursing agent for the Old Mutual SAGA Fund. The Transfer Agent may delegate certain of its functions to an affiliated entity. The Transfer Agent receives an annual fee of U.S.$30,000 from the Old Mutual SAGA Fund. The register of members is maintained at the registered office of the Old Mutual SAGA Fund at 61 Front Street, Hamilton HM 11, Bermuda. The Transfer Agent serves as registrar for the Master Trust.

CUSTODIAN AND SUB-CUSTODIAN

    State Street Bank and Trust Company (the "Custodian") serves as custodian for the Master Trust's and the Old Mutual SAGA Fund's assets. Standard Bank of South Africa serves as sub-custodian for the Master Trust's South African registered assets. All assets of the Master Trust and the Old Mutual SAGA Fund will be held in a segregated account in the name of the relevant Fund. The Custodian receives an annual custody fee of 0.03% of the Master Trust's average daily net assets. The Custodian is responsible for the fees of sub-custodians.

                              VALUATION OF SHARES

    The net asset value per Share is determined on each day on which the New York Stock Exchange is open for trading (a "Business Day"). This determination is made by the Administrator once each day as of 10:00 a.m. (United States Eastern time), being after the close of business of the JSE for that day, by adding the market value of all securities and other assets of the Old Mutual SAGA Fund (including the value of its interest in the Master Trust), then subtracting the Old Mutual SAGA Fund's liabilities and then dividing the result by the number of outstanding Shares. The Administrator calculates the net asset value of the Master Trust as of 10:00 a.m. (United States Eastern time) on each Business Day by adding the market value of all securities and other assets of the Master Trust and then subtracting the Master Trust's liabilities.

    The Master Trust generally values JSE listed securities based on the current JSE ruling price. The ruling price for a JSE listed security on any day is the last sale price, adjusted upward to any current higher bid price or downward to any current lower offer price. If the securities did not trade on the JSE on the date of the valuation, they may be valued on a different basis believed by the trustees of the Master Trust to reflect their fair value. Values are converted from S.A. Rand to U.S. dollars using exchange rates prevailing as of the time the net asset value is to be determined. Trading may take place in securities held by the Master Trust on days that are not Business Days and on which it will not be possible to purchase or redeem Shares.

    The Fund may, from time to time, revise its procedures relating to the calculation of net asset value to reflect changes in JSE trading periods and practices.

                               OFFERING OF SHARES

OFFERING

    The Old Mutual SAGA Fund is offering Shares on a continuous basis at a price equal to their net asset value. A sales charge of 0.35% of that price may be applied by the Placement Agents. The minimum purchase for any investor is U.S.$5 million (exclusive of sales charge), provided the minimum purchase may, in particular circumstances, be reduced for certain investors to not less than U.S.$1 million (exclusive of sales charge).

    The Old Mutual SAGA Fund has engaged Fleming Martin Ltd, Rand International Securities LLC and SBC Warburg, a division of Swiss Bank Corporation, to act as Placement Agents for the Offering. Each of the Placement Agents will be entitled to apply a sales charge of 0.35% of the net asset value of the Shares placed by it. Old Mutual Fund Holdings may, from its own resources, make additional payments to the Placement Agents or other parties of 0.25% of the price of Shares sold in the Offering. The Fund has agreed to indemnify the Placement Agents against certain liabilities, including liabilities under applicable securities laws.

    The Old Mutual SAGA Fund will, on receipt thereof, invest the proceeds of the Offering in the Master Trust, and its interest in the Master Trust will be increased accordingly. The U.S. Fund will similarly invest the proceeds of its offering of shares in the Master Trust. The Master Trust will then apply the proceeds received from the Old Mutual SAGA Fund and the U.S. Fund to redeem a corresponding portion of the interest of Old Mutual Fund Holdings in the Master Trust. Old Mutual Fund Holdings will invest the proceeds of those redemptions in the Global Fund.

    The Offering may be terminated or modified by the Old Mutual SAGA Fund. In the event that the terms of the Offering are materially modified, the new terms will be set forth in a supplement to this Memorandum. Investors that purchase Shares in the Offering will not have any pre-emptive rights with respect to any further offerings.

SUBSCRIPTION PROCEDURE

    Shares may be purchased on any Business Day. Investors that wish to subscribe for Shares are required to complete the subscription form circulated by the Placement Agents. Completed subscription forms should be returned to the relevant Placement Agent who, on behalf of the investors, will then forward them to the Transfer Agent. All subscriptions are subject to acceptance by the Old Mutual SAGA Fund.

    The office of the Transfer Agent will be open to accept subscription forms from 12:00 noon to 4:00 p.m. (United States Eastern time) on every Business Day. Subscription forms received by 4:00 p.m. (United States Eastern time) on any Business Day will be processed based on the net asset value as determined on the next Business Day. Subscription forms reaching the Transfer Agent after 4:00 p.m. (United States Eastern time) on any Business Day will be deemed to have been received at 12:00 noon (United States Eastern time) on the next Business Day. Full payment for Shares is due in cash by 3:00 p.m. (United States Eastern time) on the second Business Day following the receipt (or deemed receipt) of the subscription form by the Transfer Agent. The purchase price for Shares subscribed for in the Offering will be payable by wire transfer to the account of the Transfer Agent specified in the subscription form.

                                  REDEMPTIONS

    Investors may request redemption of Shares on any Business Day at their net asset value (as determined as of 10:00 a.m. (United States Eastern time) on the next Business Day), subject to a Redemption Fee charged by the Old Mutual SAGA Fund of 0.65% of redemption proceeds. Redemption requests should be submitted in writing to the Transfer Agent on a form available from the Old Mutual SAGA Fund or the Transfer Agent. The office of the Transfer Agent will be open to accept redemption requests from 12:00 noon to 4:00 p.m. (United States Eastern time) on every Business Day. Redemption requests reaching the Transfer Agent after 4:00 p.m. (United States Eastern time) on any Business Day will be deemed to have been received at 12:00 noon (United States Eastern time) on the next Business Day. The Transfer Agent may require evidence of the authority of persons submitting any redemption request. Redemption proceeds will be paid in U.S. dollars within seven days following receipt of a redemption request in proper form. Redeemed Shares are not cancelled and may be reissued.

    In order to fund redemptions, the Old Mutual SAGA Fund will redeem a corresponding portion of its interest in the Master Trust. For so long as Old Mutual Fund Holdings provides the Liquidity Facility, the Old Mutual SAGA Fund will pay to Old Mutual Fund Holdings amounts collected in respect of the Redemption Fee as compensation for the Liquidity Facility. Should the Liquidity Facility be terminated, the Old Mutual SAGA Fund will pay amounts collected in respect of the Redemption Fee to the Master Trust.

    The Directors believe that the Liquidity Facility substantially reduces the trading costs of the Fund. The Redemption Fee will not apply to direct or indirect transfers of Shares from one investor to another.

    In the event that the trustees or holders of beneficial interest in the Master Trust vote to dissolve the Master Trust, or steps are taken for the liquidation of the Old Mutual SAGA Fund, Old Mutual may require the mandatory redemption of all Shares at a price equal to net asset value. No Redemption Fee would be charged in such circumstances. Shares may be compulsorily redeemed in certain other circumstances also described under "ADDITIONAL INFORMATION -- Constitution of the Old Mutual SAGA Fund -- Restrictions on Shareholders and Mandatory Redemption".

    The right of redemption may be suspended in certain circumstances as described under "ADDITIONAL INFORMATION -- Calculation of Net Asset Value".

                     LIQUIDITY FACILITY AND THE GLOBAL FUND

    The Manager serves as investment manager to Old Mutual Global Assets Fund Limited, a mutual fund organised under the laws of Bermuda (the "Global Fund"). THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OF THE GLOBAL FUND. Old Mutual Fund Holdings is the sole shareholder of the Global Fund. The Global Fund invests in broadly diversified portfolios of South African equities and international equity, debt and money market securities with the goal of achieving a long-term total return. The Global Fund may only borrow to a limited extent. The Global Fund is designed to provide a pool of securities to fund redemptions of Shares and redemptions of shares in the U.S. Fund.

    Old Mutual initially capitalised the Global Fund with approximately U.S.$500 million of South African securities. As at 31st March, 1997 the net assets of the Global Fund were in excess of U.S.$649 million. Upon each issue of Shares (or shares in the U.S. Fund), the Master Trust will redeem a portion of the interest of Old Mutual Fund Holdings in the Master Trust, and Old Mutual Fund Holdings will invest the redemption proceeds in the Global Fund.

    Old Mutual Fund Holdings has undertaken to the Master Trust and the Old Mutual SAGA Fund that it will, to the extent required to provide funds for redeeming Shares, liquidate all or a portion of its interest in the Global Fund to generate cash, which Old Mutual Fund Holdings will invest in the Master Trust (the "Liquidity Facility"). Old Mutual Fund Holdings may not terminate the Liquidity Facility without giving at least 120 days notice to Shareholders, provided that Old Mutual Fund Holdings may terminate the Liquidity Facility at any time without prior notice if the Manager ceases to be investment manager to the Master Trust (other than by reason of the voluntary termination of the investment advisory agreement with the Master Trust by the Manager). Any termination of the Liquidity Facility would not affect Shareholder redemption rights. If the Liquidity Facility is terminated or if there are insufficient funds available to finance the Liquidity Facility, the Master Trust may fund redemptions by disposing of its assets. Following termination of the Liquidity Facility, Old Mutual Fund Holdings would be free to redeem all or part of its interest in the Master Trust.

    For so long as the Liquidity Facility is made available, Old Mutual Fund Holdings will not withdraw monies from the Global Fund except as required for the Liquidity Facility and except for dividends paid by the Global Fund. In addition, for so long as the Liquidity Facility is made available, Old Mutual Fund Holdings will not withdraw monies from the Master Trust except to withdraw cash equivalent to amounts invested in the Master Trust by the Old Mutual SAGA Fund (or the U.S. Fund) and except for its proportion of the income and realised capital profits of the Master Trust.

    It is possible that at some time the value of Old Mutual Fund Holding's investment in the Global Fund might be insufficient to fund the redemption of all Shares submitted for redemption.

    Additional investments by the Old Mutual SAGA Fund in the Master Trust that are not offset by redemptions of Master Trust interests (either by Old Mutual Fund Holdings or the U.S. Fund) will be applied to acquire additional securities in accordance with the Master Trust's investment policies.

    Old Mutual established the Global Fund pursuant to the approval of the South African Reserve Bank for the transfer of the Initial Portfolio out of South Africa to the Master Trust. Under South African exchange control regulations, South African residents are not, in general, permitted to transfer cash and investment assets out of South Africa or to hold non-South African investments. Since 1995 the Government has embarked on a policy of gradually phasing out exchange controls. In late 1995 the South African Reserve Bank permitted certain "asset swaps" in which South African institutions were allowed to exchange a certain percentage of their South African investments for non-South African assets. During 1996 the exchange control regulations were further relaxed to allow certain South African institutional investors to remit abroad during 1996 up to 3% of their net inflow of funds during the 1995 calendar year. This has recently been renewed in respect of the 1996 calendar year. The March 1997 Budget speech announced a number of further measures that continue the phasing-out of the remaining controls. The Global Fund is intended as a means of providing liquidity and ensuring that, when Shareholders liquidate their interests in the Master Trust by redeeming Shares, Old Mutual Fund Holdings will acquire equivalent interests in the Master Trust.

                                  TAX MATTERS

    This discussion is for general information only. Investors should consult their own tax advisers about the tax consequences of an investment in the Old Mutual SAGA Fund before subscribing for Shares.

SOUTH AFRICAN TAXATION

    INCOME TAX. The Master Trust will be treated as a trust for South African tax purposes with the result that income passing through the Master Trust will retain its nature in the hands of the Old Mutual SAGA Fund. South African income tax is source based and therefore only income derived from a South African or deemed South African source would be taxable. Dividends are exempt from tax. The withholding tax on dividends paid to non-residents was abolished during 1995. Interest from a source within or deemed within South Africa accruing to non-residents or companies and other associations which are managed and controlled outside South Africa are also exempt from tax.

    Gains realised by the Master Trust on the disposal of South African securities would be taxable if they are of a revenue nature from a business of trading in securities. The investment policy of the Master Trust should result in the underlying securities being held as capital investments (gains in respect of which would not be regarded as revenue profit).

    CAPITAL GAINS TAX. South Africa has no capital gains tax and therefore capital gains (as opposed to share-dealing gains) on the sale of shares are not taxable.

    STAMP DUTY AND MARKETABLE SECURITIES TAX ("MST"). Stamp duty is not payable with respect to transactions effected through a brokerage firm, which are subject to MST. Prior to 1st April, 1996 the applicable rate of stamp duty/MST payable by the transferee on the transfer of equities was 1%. The Government has progressively reduced this rate to the current level of 0.25% as at 1st April, 1997. In addition, with effect from 1st July, 1997 the Government will delete the arbitrage exemption in respect of stamp duties and the MST exemption in relation to the purchase of shares by persons who are not ordinarily resident in South Africa. Thus, from 1st July, 1997, the applicable rate of stamp duty/MST payable by the transferee on all transfers of securities will be 0.25%.

    SECONDARY TAX ON COMPANIES ("STC"). To promote reinvestment of profits, a system of STC payable by South African companies in respect of net dividends distributed, was introduced during 1993. The level of dividends payable to the Master Trust would therefore be influenced by STC. The current rate of STC is 12.5%. The Old Mutual SAGA Fund is regarded as a company for South African tax purposes. This could result in its distributions, net of dividends received, being subject to STC. Since the Fund will be substantially invested in dividend bearing securities, any amount subject to STC should be minimal. For dividends declared prior to 13th March, 1996 the STC rate was 25%.

BERMUDA TAXATION

    At the date of this Memorandum, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Old Mutual SAGA Fund or the Master Trust or by the Shareholders, other than Shareholders ordinarily resident in Bermuda. The Old Mutual SAGA Fund is not subject to stamp duty on the issue, transfer or redemption of its Shares.

    The Old Mutual SAGA Fund has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 an assurance that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital assets, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not until 28th March, 2016 be applicable to the Old Mutual SAGA Fund or to any of its operations, or to the shares, debentures or other obligations of the Old Mutual SAGA Fund except in so far as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other obligations of the Old Mutual SAGA Fund or any land leased or let to the Old Mutual SAGA Fund.

    As an exempted company, the Old Mutual SAGA Fund is liable to pay in Bermuda a registration fee based upon its authorised share capital and the premium on its issued Shares at a rate not exceeding U.S.$25,000 per annum.

UNITED KINGDOM TAXATION

    The Directors intend to conduct the affairs of the Old Mutual SAGA Fund in such a manner as will result in it not being resident in the United Kingdom for taxation purposes. Accordingly, the Old Mutual SAGA Fund should not be subject to United Kingdom income tax or corporation tax (other than on any United Kingdom source income).

    The Old Mutual SAGA Fund will be an "offshore fund" for the purposes of the United Kingdom offshore funds legislation contained in Chapter V Part XVII Income and Corporation Taxes Act 1988 ("ICTA 1988"). Under this legislation, persons who are resident or ordinarily resident in the United Kingdom for taxation purposes may be liable to income tax (or corporation tax on income) in respect of any gain arising on the disposal or redemption of shares in an offshore fund. This charge will not apply if the Old Mutual SAGA Fund is certified by the Inland Revenue as a "distributing fund" throughout the period during which the Shares have been held.

    It is intended that the Old Mutual SAGA Fund will conduct its affairs so as to enable it to be certified as a "distributing fund" throughout its life, and application for such certification will be made to the Inland Revenue annually.

    Where such certification has been obtained, Shareholders who are resident or ordinarily resident in the United Kingdom for tax purposes (other than persons who are dealing in the Shares, who are subject to different rules) may, unless otherwise exempt from tax, be liable for capital gains tax (or corporation tax on chargeable gains) in respect of any gain realised on disposal or redemption of the Shares.

    United Kingdom resident Shareholders may also be liable for United Kingdom income tax or corporation tax on dividends received including any which are reinvested in the Old Mutual SAGA Fund.

    Investors should be aware that if (as is currently the case) more than 50% of the share capital of the Old Mutual SAGA Fund is held by persons who are resident or ordinarily resident in the United Kingdom, the Old Mutual SAGA Fund will be a "controlled foreign company" for the purpose of Chapter IV Part XVII ICTA 1988 and, accordingly, any United Kingdom resident company which, either alone or together with connected or associated persons, holds 10% or more of the share capital of the Old Mutual SAGA Fund may be assessed to corporation tax in respect of the profits of the Old Mutual SAGA Fund which are attributable to such investor's interest in the Old Mutual SAGA Fund. Such an assessment may not be raised, however, if the Old Mutual SAGA Fund pursues an "acceptable distribution policy", which broadly requires the Old Mutual SAGA Fund to distribute annually 90% of its "net chargeable profits" as calculated for United Kingdom tax purposes. Whilst it is likely that the Old Mutual SAGA Fund will satisfy the "acceptable distribution" test, United Kingdom resident persons holding 10% or more of the capital of the Old Mutual SAGA Fund (directly or indirectly) should take their own specific professional taxation advice.

    The attention of individuals ordinarily resident in the United Kingdom is drawn to Chapter III Part XVII ICTA 1988 which may in certain circumstances render them liable to United Kingdom income tax in respect of the undistributed income of the Old Mutual SAGA Fund.

    The above contains comments of a general nature only and is based on current United Kingdom legislation and Inland Revenue practice. It relates only to certain limited aspects of the taxation position of investors who are resident or ordinarily resident in the United Kingdom for taxation purposes. Any investor who is in any doubt as to his United Kingdom tax position is strongly recommended to consult his professional advisor.

UNITED STATES TAXATION

    The Old Mutual SAGA Fund is not intended for United States investors. United States investors who invest in the Old Mutual SAGA Fund, directly or indirectly, may suffer adverse United States tax consequences.

                              GENERAL INFORMATION

ORGANISATION OF THE MASTER TRUST

    The Master Trust is a trust organised under the laws of Massachusetts. The declaration of trust of the Master Trust provides that the Old Mutual SAGA Fund and any other entities investing in the Master Trust are each liable for all obligations of the Master Trust. However, it is not expected that the liabilities of the Master Trust would ever exceed its assets.

    The Master Trust is registered as an investment company under the United States Investment Company Act of 1940, as amended (the "1940 Act"). The registration statement of the

Master Trust can be inspected without charge at the office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom at prescribed rates. The Master Trust is a non-diversified investment company, which means that it is not limited by the 1940 Act in the proportion of its assets that may be invested in the securities of a single issuer. The Master Trust, however, intends to comply with the diversification requirements imposed on regulated investment companies by the United States Internal Revenue Code of 1986, as amended. See "Investment Restrictions" below.

INVESTMENT STRUCTURE

    Rather than directly acquire and manage its own portfolio of securities, the Old Mutual SAGA Fund invests all of its investable assets in the Master Trust, which has the same investment objective as the Old Mutual SAGA Fund. The U.S. Fund also holds a beneficial interest in the Master Trust, and other investment vehicles, if any, may acquire interests in the Master Trust upon the same terms and conditions as the Old Mutual SAGA Fund. The U.S. Fund and other investment vehicles that invest in the Master Trust may have different operating expenses and sales charges than the Old Mutual SAGA Fund.

VOTING AND OTHER RIGHTS IN THE MASTER TRUST

    If the Master Trust seeks the vote of the Old Mutual SAGA Fund on any matter (other than a vote to continue the Master Trust upon the withdrawal of another investor in the Master Trust in which circumstances the Directors may vote to continue), the Directors will seek the instructions of Shareholders as to the exercise of voting rights in the Master Trust and will exercise those votes proportionately as instructed by the Shareholders that participate in the vote (unless, in the opinion of the Directors, to do so would be contrary to the interests of the Old Mutual SAGA Fund). It is possible that a majority of the investors in the Master Trust (as of the date of this Placement Memorandum, Old Mutual Fund Holdings) will exercise their Master Trust voting rights in a manner contrary to the vote of the Shareholders.

    The Old Mutual SAGA Fund will be entitled to vote (in proportion to its beneficial interest in the Master Trust) on the election of the trustees of the Master Trust and certain important matters, including (i) certain amendments to the declaration of trust of the Master Trust, (ii) changes in the investment objective of the Master Trust and the fundamental investment restrictions described under "Investment Restrictions" below (but without affecting the undertakings given by the Master Trust under the Investment Restrictions Undertaking described under "ADDITIONAL INFORMATION -- Material Contracts") and
(iii) material amendments to the investment advisory agreement between the Master Trust and the Manager or the adoption of a new investment advisory agreement. The trustees of the Master Trust may be removed by a vote of the holders of two-thirds of the outstanding beneficial interests in the Master Trust. The Old Mutual SAGA Fund will be entitled to participate in distributions and the proceeds of any liquidation of the Master Trust in proportion to its interest in the Master Trust.

CERTIFICATES

    The Transfer Agent maintains a share register for Shareholders. Share certificates are not issued unless specifically requested by Shareholders.

SECURITIES TRANSACTIONS

    The primary consideration in placing the Fund's securities transactions with brokers for execution is to obtain and maintain the availability of execution at the most favourable prices and in the most effective manner possible.

CONFLICTS OF INTEREST

    The Old Mutual Group is an important participant in the South African securities markets. At 31st March, 1997 the Old Mutual Group's JSE holdings totalled S.A. Rand 122 billion, equal to approximately 10% of total JSE market capitalisation. At 31st March, 1997 the Old Mutual Group held 5% or more of the listed securities in 42% of the JSE traded companies, which companies collectively represented 63% of the JSE market capitalisation. As a result of these holdings, the Old Mutual Group has a substantial interest in many of the companies that were included in the Initial Portfolio. The following restrictions have been adopted and are designed to address conflicts of interest arising from the Old Mutual Group's position in the South African securities markets:

        (i) The Master Trust will acquire securities of companies in which the Old Mutual Group holds 5% or more of the equity interest ("OM Affiliated Companies") only (A) from unaffiliated brokers in open market transactions, or (B) in transactions effected pursuant to and in compliance with Rule 17a-7 under the 1940 Act and the procedures adopted by the Master Trust pursuant to Rule 17a-7, or (C) if certain other conditions are met, including a requirement that the purchase transaction be effected at not more than the independent current market price of the security as defined in Rule 17a-7. This restriction shall not apply to (A) transactions approved by order of the United States Securities and Exchange Commission, (B) the acquisition of the Initial Portfolio and (C) dividends consisting of securities, rights issued in a rights offering to existing shareholders and securities received upon exercise of such rights.

        (ii) The Master Trust will not participate in any effort to replace the management of any issuer, or take legal or management control of any issuer, provided this restriction will not prohibit the Master Trust from (A) accepting a tender or takeover offer made generally to holders of a particular security or (B) voting its securities, or granting a proxy to vote its securities, in any proxy contest that is not, directly or indirectly, organised by a member of the Old Mutual Group.

        (iii) The Master Trust will not engage in any purchases of securities of OM Affiliated Companies, or defer its sales of such securities, for the purpose of supporting the price thereof.

        (iv) Purchases and sales of the securities of OM Affiliated Companies by the Master Trust, as well as purchases or sales of the same securities by other members of the Old Mutual Group at similar times, will be reviewed by
    (A) the Old Mutual Surveillance Team on a regular basis and (B) the trustees of the Master Trust and the Directors on at least a quarterly basis. Old Mutual will provide the trustees of the Master Trust and the Directors with such information as they may require for the purposes of this review.

        (v) The Master Trust will not purchase securities of any issuer in which the Old Mutual Group owns in the aggregate in excess of 50% of the outstanding equity interest or where the acquisition would result in the Old Mutual Group owning in the aggregate in excess of 50% of the outstanding equity interest, provided this restriction will not prohibit the Master Trust from electing to receive dividends consisting of securities, or exercising rights issued in a rights offering, upon the same terms generally available to other investors. The acquisition of the Initial Portfolio was not subject to this limitation. The Master Trust may therefore, hold securities of certain issuers in which the Old Mutual Group owns in excess of 50% of the outstanding equity interest.

    The Master Trust may from time to time apply to the U.S. Securities and Exchange Commission for an exemptive order under Section 17 of the 1940 Act with respect to certain purchases of securities from issuers in which the Old Mutual Group owns 5% or more of the equity interest. As at the date of this Placement Memorandum one such application has been approved and another is pending.

    Old Mutual and companies in the Old Mutual Group act as investment manager and adviser to a number of funds, customers and proprietary accounts (including the Old Mutual Main Fund). The Manager acts as investment manager to the Master Trust, and to the Global Fund which holds investments in South African equities.

    The South African equity investments of the Master Trust, the Global Fund and the Old Mutual Main Fund will ordinarily be managed pursuant to substantially similar investment objectives and policies. However, the composition of their respective portfolios, and the purchase and sale transactions entered into on behalf of the Master Trust, the Global Fund and the Old Mutual Main Fund, will not be identical.

    Old Mutual will use its best efforts to ensure that the Master Trust has the opportunity to participate in potential investments which fall within its investment objective and policies such that the allocation of those investments as between the Master Trust and the other funds, customers and proprietary accounts managed or advised by Old Mutual or one of its wholly-owned subsidiaries is made on a fair and equitable basis.

    The Directors will endeavour to ensure that any conflict of interest which does arise is resolved fairly.

INVESTMENT RESTRICTIONS

    The Master Trust has adopted investment restrictions in addition to those referred to under "INVESTMENT OBJECTIVE AND POLICIES -- Certain Restrictions". Certain of these restrictions are termed "fundamental restrictions" in accordance with the 1940 Act and are described under the heading "Fundamental Restrictions" below.

    In addition, the Master Trust has adopted certain investment restrictions in compliance with United States statutes and policies and with the rules of the Irish Stock Exchange. These restrictions are described under the heading "Regulatory Restrictions" below.

(A) FUNDAMENTAL RESTRICTIONS

    The Master Trust has adopted fundamental restrictions in accordance with the 1940 Act.

    These fundamental restrictions may not be changed with respect to the Master Trust without the approval of the lesser of (a) the holders of 67% or more of the outstanding beneficial interests in the Master Trust present at a meeting at which the holders of more than 50% of the outstanding beneficial interests in the Master Trust are present or represented by proxy or (b) the holders of more than 50% of the outstanding beneficial interests in the Master Trust. The fundamental investment restrictions are that:

        (i) The Master Trust may not borrow money, except that, as a temporary measure for extraordinary or emergency purposes, it may borrow from banks and enter into reverse repurchase agreements in an amount not to exceed
    33 1/3% of the current value of its net assets, including the amount borrowed (and the Master Trust may not purchase any securities at any time at which borrowings exceed 5% of its total assets, taken at market value). It is intended that the Master Trust will borrow money only from banks and only to accommodate requests for the repurchase of Shares or interests while effecting an orderly liquidation of portfolio securities.

        (ii) The Master Trust may not make short sales of securities or purchase securities on margin, except that the Master Trust may purchase and sell various types of future contracts and may obtain short term credits as necessary for the clearance of security transactions.

        (iii) The Master Trust may not underwrite securities issued by other persons, except to the extent that the Master Trust may be considered an underwriter within the meaning of the 1933 Act in the disposition of securities that are considered restricted under the 1933 Act (being, generally, securities which are not available for sale to the public).

        (iv) The Master Trust may not make loans to other persons except (a) through the lending of its portfolio securities, but not in excess of 33 1/3% of the Master Trust's net assets, (b) through the use of fixed time deposits or repurchase agreements or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities; for the purposes of this paragraph (iv) the purchase of short-term commercial paper or a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan.

        (v) The Master Trust may not purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business, except that the Master Trust may purchase and sell mortgage-related securities and may hold and sell real estate acquired as a result of the ownership of securities by the Master Trust.

        (vi) The Master Trust may not issue any senior security (as that term is defined in the 1940 Act being, generally, a debt security or any other security which has prior rights in respect of distributions or dividends) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating fundamental investment restriction (i) above.

        (vii) The Master Trust may not invest 25% or more of its assets in securities of issuers in any one industry (other than securities or obligations issued or guaranteed by the United States government or any agency or instrumentality thereof).

(B) REGULATORY RESTRICTIONS

    UNITED STATES

    In order to comply with certain United States statutes and policies, the Master Trust will as a matter of operating policy ensure that:

        (i) the Master Trust does not purchase securities issued by any investment company registered under the 1940 Act, except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that the Master Trust will not purchase the securities of any U.S. registered investment company if such purchase at the time thereof would cause more than 10% of the total assets of the Master Trust (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Master Trust;

        (ii) the Master Trust does not invest more than 15% of the net assets of the Master Trust in securities that are not readily marketable or which are subject to legal or contractual restrictions on resale including debt securities for which there is no established market and fixed time deposits and repurchase agreements maturing in more than seven days;

        (iii) at least 50% of the total assets of the Master Trust are represented by cash, securities of other investment companies and other securities not exceeding with respect to any issuer 5% of the assets of the Master Trust or 10% of the outstanding securities of such issuer; and

        (iv) not more than 25% of the Master Trust's assets will be invested in securities of any one issuer.

    These restrictions may be changed by the trustees of the Master Trust without the approval of the holders of its beneficial interest in response to changes in United States statutes and policies.

    IRISH STOCK EXCHANGE

    The Master Trust has adopted investment restrictions in compliance with the rules of the Irish Stock Exchange and has undertaken (under the terms of the Investment Restrictions Undertaking described in "ADDITIONAL INFORMATION -- Material Contracts") to the Old Mutual SAGA Fund and the U.S. Fund not to change these restrictions for so long as the Shares are listed on the Irish Stock Exchange. These restrictions are that:

        (i) no more than 20% of the gross assets of the Master Trust may be lent to or invested in the securities of any one issuer;

        (ii) the Master Trust will not take legal or management control of investments in its portfolio;

        (iii) not more than 10% of the gross assets of the Master Trust will be invested in physical commodities;

        (iv) not more than 10% of the gross assets of the Master Trust will be invested in real estate;

        (v) the Master Trust will not engage in any property development activity;

        (vi) the Master Trust will adhere to the principle of diversification in relation to any derivative investments;

        (vii) the Master Trust will not make any investment which would expose it to unlimited liability, including participation in an unlimited partnership;

        (viii) the Master Trust will only enter into underwriting or sub-underwriting contracts to a limited extent and incidental to the investment activities of the Master Trust; and

        (ix) the Master Trust will not have a net exposure to a single financing counterparty that exceeds 20% of its gross assets.

    If a percentage restriction on investment or utilisation of assets or in an investment policy set forth above or referred to in this Memorandum is adhered to at the time an investment is made or assets are so utilised, a later change in percentage resulting from changes in the value of the securities held will not be considered a violation of the restriction.

EXPENSES

    The Old Mutual SAGA Fund and the Master Trust are responsible for the ongoing expenses of conducting their affairs, including (i) investment management, administration, custody and transfer agency fees and expenses, (ii) legal, audit and accounting fees and expenses, (iii) costs of reports to and other communications with investors, (iv) costs of preparing and filing tax returns and reports and other governmental filings, (v) fees and expenses of the Directors and the trustees of the Master Trust, (vi) printing, copying, travel and communication costs, (vii) costs of registering or qualifying Shares under the securities laws of various jurisdictions and (viii) listing fees of the Irish Stock Exchange.

    The Master Trust has adopted a placement plan pursuant to Rule 12b-1 under the 1940 Act, and the plan provides for the Master Trust to reimburse marketing expenses and pay placement fees, provided such reimbursements and fees for any year do not exceed 0.05% of the average daily net assets of the Master Trust for such year.

    The Manager will reduce or rebate a portion of the Management Fee as necessary so that ordinary operating expenses of the Old Mutual SAGA Fund, including its share of the Management Fee and the amortisation of certain organisational and offering expenses, will not exceed 1.00% per annum of its daily net assets. This limitation does not apply to (i) extraordinary expenses (such as the cost of litigation), (ii) the placement fee and the amount payable to Old Mutual Fund Holdings in connection with the initial placement of Shares,
(iii) sales charges on Shares, (iv) brokerage expenses or (v) the Redemption Fee. The Manager may not terminate its undertaking to so reduce or rebate a portion of the Management Fee without giving at least 120 days notice to Shareholders, provided the Manager may terminate this undertaking at any time without prior notice if the Manager ceases to be investment manager to the Master Trust. It is currently expected that annual operating expenses will be less than 1.00% of daily net assets.

DISTRIBUTIONS

    Dividend income from the Old Mutual SAGA Fund is not expected to be a significant portion of the long-term total return. Substantially all of the Old Mutual SAGA Fund's share of the net income of the Master Trust will be distributed to Shareholders annually on or about the last day of August. The Directors will not make distributions out of realised or unrealised capital gains. Dividends may be automatically reinvested at the written election of the investor provided the Old Mutual SAGA Fund reserves the right to suspend or terminate this reinvestment privilege.

GENERAL

    The most recent annual or semi-annual report of the Fund is distributed with, and forms part of, this Memorandum. Requests for subsequent annual or semi-annual reports should be directed to the Placement Agents.

                             ADDITIONAL INFORMATION

1. INCORPORATION AND OFFICE OF THE OLD MUTUAL SAGA FUND

    (i) The Old Mutual SAGA Fund was incorporated and registered in Bermuda on 7th September, 1995 with registered number EC21101 and with limited liability under the Bermuda Companies Act 1981 (the "Act"). The Old Mutual SAGA Fund operates under the Act and the regulations made under the Act.

    (ii) The Old Mutual SAGA Fund's registered office is at 61 Front Street, Hamilton HM 11, Bermuda. The Old Mutual SAGA Fund does not have nor has it had since incorporation any employees and it neither owns nor occupies any premises. The Old Mutual SAGA Fund has no place of business in Ireland.

2. APPROVALS AND FILINGS IN BERMUDA

    (i) The Old Mutual SAGA Fund has been classified as non-resident of the Bermuda Exchange Control area by the Bermuda Monetary Authority. The issue, redemption and transfer of Shares to, by and between persons regarded as non-resident in Bermuda for exchange control purposes may be effected without specific consent under the Exchange Control Act 1972 of Bermuda and regulations made thereunder. Issues and transfers involving any person regarded as resident in Bermuda for exchange control purposes require specific prior authorisation under that Act.

    (ii) Permission under the Exchange Control Act 1972 (and regulations thereunder) has been obtained from the Bermuda Monetary Authority for the issue of up to 40,000,000 Shares. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to the performance of the scheme or creditworthiness of the Old Mutual SAGA Fund. Furthermore, in giving such approvals or permissions, the Bermuda Monetary Authority shall not be liable for the performance or default of the scheme or for the correctness of any opinions or statements expressed.

    (iii) The Old Mutual SAGA Fund, by virtue of being non-resident of Bermuda for exchange control purposes, is free to acquire, hold and sell any foreign currency and securities without restriction.

    (iv) A copy of this Memorandum has been delivered to the Registrar of Companies in Bermuda for filing pursuant to the Act. In accepting this Memorandum for filing, the Registrar of Companies in Bermuda accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed with regard to them.

3. SHARE CAPITAL

    (i) The Old Mutual SAGA Fund was incorporated with an authorised share capital of U.S.$12,000 divided into 12,000 manager's shares of U.S.$1 each, all of which were allotted and issued to Old Mutual Fund Holdings. On 7th September, 1995 the authorised share capital of the Old Mutual SAGA Fund was increased to U.S.$40,000,000 by the creation of an additional 39,988,000 shares of U.S.$1 each.

    (ii) The issued share capital of the Old Mutual SAGA Fund (other than the manager's shares) is fully paid as to its nominal value.

    (iii) No share or loan capital of the Old Mutual SAGA Fund is under option or agreed, conditionally or unconditionally, to be put under option.

    (iv) There are no provisions of Bermuda law which confer pre-emption rights on existing Shareholders on the allotment of equity securities for cash by the Old Mutual SAGA Fund. Within any class of shares in the Old Mutual SAGA Fund, all shares of that class will enjoy equal rights.

4. DIRECTORS' AND OTHER INTERESTS IN THE OLD MUTUAL SAGA FUND

    (i) None of the Directors has a service contract with the Old Mutual SAGA Fund, and no such contract is proposed.

    (ii) No loan or guarantee has been granted or provided by the Old Mutual SAGA Fund to or for the benefit of any Director.

    (iii) Messrs. Michael J. Levett and William Langley are Directors and are directors of the Manager and of Old Mutual Fund Holdings. The Manager and Old Mutual Fund Holdings are wholly-owned subsidiaries of Old Mutual. The directors of the Manager and of Old Mutual Fund Holdings are Messrs. Kevin J. Carter, John
C. R. Collis, Garth Griffin, William Langley, Michael J. Levett and Gerhard S. van Niekerk. The Manager will receive fees as mentioned under the heading "MANAGEMENT" above. Old Mutual Fund Holdings will receive the Redemption Fee. Mr. Michael J. Levett is a director of certain of the companies in which the Master Trust has invested.

    (iv) Old Mutual has a shareholding of approximately 20% in Standard Bank of South Africa which acts as sub-custodian in relation to the Master Trust's South African registered assets.

    (v) Save as disclosed in this paragraph 4, none of the Directors nor any member of their respective families has or has had any interest in any transaction or transactions which are or were unusual in their nature or conditions or significant to the business of the Old Mutual SAGA Fund and which were effected by the Old Mutual SAGA Fund since its incorporation.

    (vi) It is estimated that the aggregate amount payable to the Directors by the Old Mutual SAGA Fund for the financial period ending on 30th June, 1997 under the arrangements in force at the date of this Memorandum will not exceed U.S.$25,000. It is estimated that the aggregate amount payable to the Directors, in their capacities as trustees of the Master Trust, by the Master Trust for that financial period under the arrangements in force at the date of this Memorandum will not exceed U.S.$85,000.

5. CONSTITUTION OF THE OLD MUTUAL SAGA FUND

    The Memorandum of Association and Bye-laws of the Old Mutual SAGA Fund comprise its constitution. The Old Mutual SAGA Fund's principal object, as set out in clause 6 of its Memorandum of Association, is to carry on the business of a mutual fund within the meaning of section 156A of the Act. The following is a summary of certain of the provisions of the Bye-laws:

    (i)  VARIATION OF SHARE CAPITAL AND RIGHTS

    Subject to the provisions of the Act, Shareholders may by resolution increase, alter or reduce the share capital of the Old Mutual SAGA Fund.

    All or any of the special rights for the time being attached to any class of share for the time being issued may (unless otherwise provided by the terms of issue of the shares of that class) be altered or abrogated with the sanction of a resolution passed by a majority of three-fourths at a separate meeting of the holders of such shares on the register at the date on which notice of such separate meeting was given.

    The rights attached to any class of shares shall not (unless otherwise expressly provided by the conditions of issue of such shares) be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu therewith or subsequent thereto.

    (ii)  RIGHTS ATTACHING TO THE SHARES

    WINDING UP

    In the event of a winding up or dissolution of the Old Mutual SAGA Fund, whether voluntary or involuntary, the Shareholders will be entitled to share pro rata in the surplus assets of the Old Mutual SAGA Fund.

    VOTING RIGHTS

    At any general meeting on a show of hands every holder of Shares who, being an individual, is present in person or, being a corporation, is present by a duly authorised representative shall have one vote. On a poll every such holder present as aforesaid or by proxy shall have one vote for every Share held.

    To be passed, resolutions of the Old Mutual SAGA Fund in general meeting will require a simple majority of the votes cast by the Shareholders voting in person or by proxy at the meeting at which the resolution is proposed.

    A simple majority of the Shareholders present in person or by proxy and (being entitled to vote) voting in general meeting is required in order to rescind, alter or amend a Bye-law or make a new Bye-law. Further, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made unless the same shall have been proposed at a meeting of the Directors.

    DIVIDENDS

    The holders of Shares will be entitled to such dividends as the Directors may from time to time declare.

    MANAGER'S SHARES

    The 12,000 manager's shares in the Old Mutual SAGA Fund do not carry any voting rights or any right to participate in any dividends and on a winding-up entitle holders of manager's shares to receive nominal value.

    (iii)  TRANSFER OF SHARES

    Any Shareholder may transfer all or any of his Shares by instrument in writing in a usual common form or in any other form which the Directors may approve. The transferor shall be deemed to remain the holder of such Shares until the name of the transferee is entered in the register in respect thereof. An instrument of transfer need not be signed by or on behalf of the transferee.

    No transfer of Shares may be made if (a) as a result of such transfer either the transferor or the transferee of such Shares would hold less than such minimum number of Shares as the Directors may from time to time specify and notify to Shareholders (no such minimum has currently been set) or (b) such transfer would in the opinion of Directors result in a breach of restrictions imposed by the Directors as referred to in paragraph (v) below.

    The Directors may decline to recognise any instrument of transfer, unless the instrument of transfer is deposited at the office of the Old Mutual SAGA Fund or such other place as the Directors may appoint, accompanied by the certificate, if any, for the Shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

    The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine provided always that such registration shall not be suspended for more than thirty days in any year.

    (iv)  DIRECTORS

    The remuneration of the Directors shall be determined by the Board of Directors. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending meetings of the Directors or in connection with the business of the Old Mutual SAGA Fund. Any Director who devotes special attention to the business of the Old Mutual SAGA Fund may be paid such extra remuneration as the Directors may determine.

    A Director may hold any other office or place of profit under the Old Mutual SAGA Fund (other than the office of auditor) in conjunction with his office of Director, or may act in a professional capacity to the Old Mutual SAGA Fund on such terms as the Directors may determine. No Director shall be disqualified by his office from contracting with the Old Mutual SAGA Fund in any capacity, nor shall any such contract or arrangement entered into by the Old Mutual SAGA Fund in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Old Mutual SAGA Fund for any profit realised by any such contract or arrangement by reason of such Director holding that office but the nature of his interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after he becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made then at the first meeting of the Directors held after he becomes so interested.

    A Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest (otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Old Mutual SAGA Fund) unless the nature of his interest is declared at the first opportunity at a meeting of the Directors or by writing to the Directors and no other Director objects to the interested Director voting on such arrangement. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

    There is no provision in the Bye-laws requiring a Director to retire by reason of any age limit and no share qualification for Directors.

    All the Directors for the time being shall retire at the annual general meeting in every year and shall be eligible for re-election.

    (v)  RESTRICTIONS ON SHAREHOLDERS AND MANDATORY REDEMPTION

    The Directors have power to impose such restrictions, including a restriction on transfer, as they may think necessary for the purpose of ensuring that no Shares are acquired or held by any person or persons in breach of the laws or requirements of any country or governmental authority or in circumstances (whether directly or indirectly affecting such person or persons and whether taken alone or in conjunction with any other persons, connected or not, or any other circumstances appearing to the Directors to be relevant) which, in the opinion of the Directors, might result in the Old Mutual SAGA Fund incurring any liability to taxation or suffering any other pecuniary, regulatory or material administrative disadvantage which the Old Mutual SAGA Fund might not otherwise have incurred or suffered (including, without limitation, any requirement that the Old Mutual SAGA Fund register Shares under the 1933 Act or register as an investment company under the 1940 Act) (a "non-qualified person"). The Directors may require any Shareholder and any person seeking to purchase Shares or to whom a transfer is proposed to be made, to provide such information as may be requested for the purpose of determining whether the Shareholder or any such other person is a non-qualified person.

    If it comes to the notice of the Directors that any Shares are held by any non-qualified person the Directors may give notice to such person requiring the redemption or transfer of such Shares in accordance with the provisions of the Bye-laws. A person who becomes aware that he is holding or owning Shares in breach of any such restrictions is required either to deliver to the Old Mutual SAGA Fund a written request for redemption of his Shares in accordance with the Bye-laws or to transfer the same to a person who is not and would not thereby be a non-qualified person.

    In the event that:

        (a) the trustees, investors or other controlling persons of the Master Trust vote to terminate or dissolve the Master Trust; or

        (b) any petition is presented, any meeting convened, any resolution proposed or other step taken for the purpose of winding up the Old Mutual SAGA Fund or for the appointment of an administrator, receiver or similar officer of the Old Mutual SAGA Fund, any holder of a manager's share may, within 30 days of it becoming aware of such event, serve notice (a "Redemption Notice") on the Old Mutual SAGA Fund specifying a redemption date not less than 5 nor more than 30 days after the date of the Redemption Notice (the "Redemption Date"). Each holder of Shares (other than, for the avoidance of doubt, a holder of manager's shares) shall be deemed to have given an irrevocable request in writing pursuant to the Bye-laws at the start of the Redemption Date for the redemption of all Shares held by such holder whereupon they shall individually be bound forthwith to deliver to the Old Mutual SAGA Fund or its duly authorised agent the certificates, if any, for such Shares.

    (vi)  BORROWING AND CHARGING POWERS

    The Directors may exercise the Old Mutual SAGA Fund's powers to borrow and to charge its assets.

    (vii)  DURATION

    The Old Mutual SAGA Fund has an indefinite duration.

    (viii)  INDEMNITY

    Each Director, secretary or other officer of the Old Mutual SAGA Fund shall be indemnified by the Old Mutual SAGA Fund against, and it shall be the duty of the Directors out of the funds of the Old Mutual SAGA Fund to pay, all costs, losses and expenses which any such Director or officer may incur or become liable for by reason of any contract entered into, or act or thing done by him as such Director or officer, or in any way in the discharge of his duties, and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Old Mutual SAGA Fund, and have priority as between the Shareholders over all other claims except as respects any such Director or officer where any such cost, loss or expense shall happen through his own wilful neglect, wilful default, fraud or dishonesty.

6. CALCULATION OF NET ASSET VALUE

    The Master Trust is a registered investment company under the 1940 Act. As a result, the days on which its net asset value must be determined and on which it must be open for redemptions, and the circumstances in which it may suspend the right to redeem, are prescribed by the provisions of the 1940 Act. The Directors have determined to conform, to the extent appropriate, the Old Mutual SAGA Fund's procedures as regards redemption of Shares and net asset value calculation to these provisions.

    The Bye-laws of the Old Mutual SAGA Fund provide that the net asset value per Share of the Old Mutual SAGA Fund is to be determined as of 10:00 a.m. United States Eastern Time on each day on which the New York Stock Exchange is open for trading and will be calculated by adding the market value of all securities and other assets of the Old Mutual SAGA Fund (including the value of its interest in the Master Trust), then subtracting the Old Mutual SAGA Fund's liabilities and then dividing the result by the number of outstanding Shares. The net asset value per Share is notified to the Irish Stock Exchange without delay.

    The value of the assets of the Old Mutual SAGA Fund is determined in accordance with, INTER ALIA, the following provisions:

        (i) the value of any cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, cash dividends and interest declared or accrued and not yet received shall be deemed to be the full amount thereof unless the Directors shall have determined that any such deposit, bill, demand note or account receivable is not worth the full amount thereof in which event the value thereof shall be deemed to be such value as the Directors shall deem to be the reasonable value thereof;

        (ii) in the case of interests in the Master Trust all valuations shall be based upon the net asset value of the Master Trust as advised by the administrative agent of the Master Trust provided always that the Directors may, in their absolute discretion, permit some other method of valuation to be used if they consider that such valuation better reflects the fair valuation;

        (iii) any value (whether of a security or cash) otherwise than in U.S. dollars shall be converted into U.S. dollars at the rate (whether official or otherwise) which the Directors shall in their absolute discretion deem appropriate to the circumstances having regard, INTER ALIA, to any premium or discount which they consider may be relevant and to costs of exchange.

    The Directors may suspend the determination of net asset value per Share for the whole or part of any period:

        (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings;

        (ii)  during which trading on the New York Stock Exchange is restricted;

        (iii) during which an emergency exists as a result of which disposal by the Old Mutual SAGA Fund or the Master Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Old Mutual SAGA Fund or the Master Trust fairly to determine the value of its net assets;

        (iv) during which the Master Trust has suspended the determination of its net asset value.

    Such suspension shall take effect at such time as the Directors shall declare but not later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value per Share until the Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first business day on which the New York Stock Exchange shall have reopened or the period specified in (ii), (iii) or (iv) shall have expired (as to which the determination of the Directors shall be conclusive).

    No Shares shall be redeemed during any period when the determination of net asset value per Share is suspended. Shareholders submitting redemption requests during a period of suspension will (if the request is not withdrawn) receive payment based on the net asset value on the termination of the suspension. Any suspension will be notified to the Irish Stock Exchange without delay.

7. MATERIAL CONTRACTS

    The following contracts, not being contracts entered into in the ordinary course of business, have been entered into by the Old Mutual SAGA Fund since its incorporation or by the Master Trust since its establishment and are, or may be, material:

        (i) An agreement dated 27th October, 1995 between the Master Trust (1), the Old Mutual SAGA Fund (2), Old Mutual (3), the Manager (4), Old Mutual Fund Holdings (5) and SBC Warburg (6) under which SBC Warburg agreed to use its reasonable endeavours to procure placees for up to 20,000,000 Shares under the initial offering of Shares which closed on 10th November, 1995 ("Initial Offering").

        (ii)  An agreement dated 27th October, 1995 between the Master Trust
    (1), the U.S. Fund (2), Old Mutual (3), the Manager (4), Old Mutual Fund Holdings (5) and S.G. Warburg & Co. Inc. ("SG Warburg") (6) under which SG Warburg agreed (as exclusive agent of the U.S. Fund) to use its best efforts to solicit offers to purchase up to 10,000,000 shares of the U.S. Fund in a U.S. private placement as part of the Initial Offering.

        (iii)  An agreement dated 23rd October, 1995 between the Master Trust
    (1), the U.S. Fund (2), the Old Mutual SAGA Fund (3) and the International Finance Corporation ("IFC") (4) under which the IFC agreed to provide general consultation and advisory services to the Funds, including advice on the operational fee charging structure for the Funds.

        (iv) An agreement (the "Portfolio Transfer and Subscription Agreement") dated 23rd October, 1995 between Old Mutual (1), Old Mutual Fund Holdings
    (2), the Manager (3), the Master Trust (4), the U.S. Fund (5), the Old Mutual SAGA Fund (6) and the Global Fund (7) under which, inter alia, Old Mutual agreed to transfer the Initial Portfolio to the Master Trust.

        (v) An agreement (the "Advisory Agreement") dated 23rd October, 1995 between the Manager (1) and the Master Trust (2) under which the Manager has agreed to manage the Master Trust's securities and make investment decisions for the Master Trust. The Manager will furnish at its own expense all services, facilities and personnel necessary or convenient in connection with managing the Master Trust's investments and effecting securities transactions for the Master Trust. The Advisory Agreement continues in effect until 23rd October, 1997 and thereafter as long as such continuance is specifically approved at least annually by the board of trustees of the Master Trust or by a vote of a majority of the outstanding voting securities of the Master Trust and, in either case, by a majority of the trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

        The Advisory Agreement provides that the Manager may render services to others. The Advisory Agreement is terminable without penalty on not more than 60 days nor less than 30 days written notice by the Master Trust when authorised either by a vote of a majority of the outstanding voting securities of the Master Trust or by a vote of a majority of the board of trustees of the Master Trust or by the Manager on not more than 60 days nor less than 30 days written notice, and will automatically terminate in the event of its assignment (as defined in the 1940 Act). The Advisory Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Master Trust, except for wilful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.

        (vi) An agreement (the "SAGA Custodian Agreement") dated 23rd October, 1995 between the Old Mutual SAGA Fund (1) and State Street Bank and Trust Company ("State Street") (2) under which State Street has agreed to act as custodian of the assets of the Old Mutual SAGA Fund. The SAGA Custodian Agreement may be terminated by the Old Mutual SAGA Fund on 30 days notice and by State Street on 120 days notice.

        (vii) An agreement (the "Master Trust Custodian Agreement") dated 23rd October, 1995 between the Master Trust (1) and State Street (2) under which State Street has agreed to act as custodian of the assets of the Master Trust. State Street will receive remuneration under the Master Trust Custodian Agreement of 0.03% of the Master Trust's average daily net assets. The Custodian Agreement may be terminated by the Master Trust on 30 days notice and by State Street on 120 days notice.

        (viii) An agreement (the "SAGA Administrative Services Agreement") dated 23rd October, 1995 between the Old Mutual SAGA Fund (1) and State Street Cayman Trust Company, Ltd. ("State Street Cayman") (2) under which State Street Cayman has agreed to perform certain accounting and record keeping duties for the Old Mutual SAGA Fund (including calculation of net asset value) and to act as transfer agent, dividend disbursing agent and agent in connection with certain other activities of the Old Mutual SAGA Fund. State Street Cayman will receive remuneration under the SAGA Administrative Services Agreement of U.S.$70,000 per annum. The SAGA Administrative Services Agreement is terminable by State Street Cayman on 120 days notice and by the Old Mutual SAGA Fund on 60 days notice.

        (ix) An agreement (the "Master Trust Administrative Services Agreement") dated 23rd October, 1995 between the Master Trust (1) and State Street Cayman (2) under which State Street Cayman has agreed to provide certain administrative services to the Master Trust (including calculation of net asset value) and to act as registrar and disbursing agent for the Master Trust. State Street Cayman will receive remuneration under the Master Trust Administrative Services Agreement of 0.05% per annum in respect of the first U.S.$500 million of the Master Trust's assets, of 0.025% per annum in respect of the next U.S.$500 million of such assets and of 0.01% per annum in respect of the remainder of such assets. The Master Trust Administrative Services Agreement is terminable by State Street Cayman on 120 days notice and by the Master Trust on 60 days notice.

        (x) An agreement (the "Investment Restrictions Undertaking") dated 23rd October, 1995 between the Master Trust (1), the U.S. Fund (2) and the Old Mutual SAGA Fund (3) under which the Master Trust has given the undertakings referred to under "INVESTMENT OBJECTIVE AND POLICIES -- General" and under "GENERAL INFORMATION -- Investment Restrictions" above.

        (xi)  An agreement dated 21st December, 1995 between the Master Trust
    (1), the Old Mutual SAGA Fund (2), the Manager (3), Old Mutual Fund Holdings
    (4), SBC Warburg (5), Fleming Martin Ltd (6) and Rand International Securities (7) under which the Placement Agents agreed to use their reasonable endeavours to procure subscribers for Shares under the second offering of Shares which terminated on 30th June, 1996 ("Second Offering").

        (xii)  An agreement dated 21st December, 1995 between the Master Trust
    (1), the U.S. Fund (2), the Manager (3), Old Mutual Fund Holdings (4), S.G.Warburg & Co. Inc. (5), Fleming Martin Inc. (6) and Rand International Securities (7) providing for the placement of shares of the U.S. Fund in a U.S. private placement as part of the Second Offering.

        (xiii) An agreement (the "Placing Agreement") dated 1st August, 1996 between the Master Trust (1), the Old Mutual SAGA Fund (2), the Manager (3), Old Mutual Fund Holdings (4), SBC Warburg (5), Fleming Martin Ltd (6) and Rand International Securities LLC (7) under which the Placement Agents agree to use their reasonable endeavours to procure subscribers for Shares under the Offering.

    Under the Placing Agreement:

        (a) the Placement Agents will be entitled to apply a sales charge of 0.35% of the subscription amount of the Shares placed by them in the Offering;

        (b) the Fund will pay the agreed out-of-pocket expenses incurred by the Placement Agents in connection with the Offering (plus any applicable value added tax).

        The Placing Agreement contains provisions, INTER ALIA, under which the Master Trust severally and the Old Mutual SAGA Fund and the Manager jointly and severally agree to indemnify the Placement Agents against liabilities incurred by them in connection with acting as placement agent except where those liabilities arise by reason of the negligence, fraud or wilful default of the Placement Agents and give representations and warranties to the Placement Agents relating to the accuracy of the statements of fact and opinion contained in this Memorandum.

        (xiv) An agreement (the "U.S. Placing Agreement") dated 1st August, 1996 between the Master Trust (1), the U.S. Fund (2), the Manager (3), Old Mutual Fund Holdings (4), SBC Warburg Inc. (5), Fleming Martin Inc. (6) and Rand International Securities LLC (7) under which SBC Warburg Inc., Fleming Martin Inc. and Rand International Securities LLC (each a U.S. Placement Agent" and together the "U.S. Placement Agents") agree (as agents of the U.S. Fund) to use their best efforts to solicit offers to purchase shares of the U.S. Fund in a U.S. private placement (the "U.S. Private Placement").

    Under the U.S. Placing Agreement:

        (a) the U.S. Placement Agents will each be entitled to apply a sales charge of up to 0.35% of the subscription amount of shares in the U.S. Fund placed by them;

        (b) the Manager will pay (and may be reimbursed by the U.S. Fund) the agreed out-of-pocket expenses incurred by the U.S. Placement Agents in connection with the U.S. Private Placement.

        The U.S. Placing Agreement contains provisions, INTER ALIA, under which the Master Trust, the U.S. Fund and the Manager severally agree to indemnify the U.S. Placement

    Agents against liabilities incurred by them in connection with acting as placement agent for the U.S. Fund except where those liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission made in the private placement memorandum for the U.S. Fund in reliance upon written information furnished by the U.S. Placement Agents and give representations and warranties to the U.S. Placement Agents relating to the accuracy of the statements of fact and opinion contained in the private placement memorandum for the U.S. Fund.

8. SELLING RESTRICTIONS

    This document does not constitute an offer to sell, or the solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation is not authorised or to or from any person to whom it is unlawful to make such offer or solicitation. In particular:

        (i) UNITED STATES: The Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state or political sub-division of the United States and may not be offered, sold, transferred or delivered, directly or indirectly, in the United States or to, or for the account or benefit of, US Persons (as defined in Regulation S under the 1933 Act) except in certain transactions exempt from the registration requirements of the 1933 Act and such state or other securities laws. The Old Mutual SAGA Fund is not and will not be registered under the 1940 Act. The Bye-laws of the Old Mutual SAGA Fund contain provisions designed to prevent the holding of Shares by US Persons under circumstances that would cause the Old Mutual SAGA Fund to violate United States law, and permit the Old Mutual SAGA Fund to redeem or require the transfer of Shares purchased or beneficially owned by US Persons as the Directors believe to be necessary or appropriate to ensure compliance with U.S. law -- see paragraph 5(v) above. Terms used in this paragraph have for the purposes of this Memorandum the meanings given to them by Regulation S under the 1933 Act.

        (ii) UNITED KINGDOM: The Old Mutual SAGA Fund is categorised as an unregulated collective investment scheme for the purposes of the Financial Services Act 1986 (the "FSA") and as such its promotion in the UK by authorised persons is restricted. Accordingly, this Memorandum may be distributed only to those persons who are authorised to carry on investment business in the United Kingdom or to such other persons who may lawfully receive it in accordance with the Financial Services (Promotion of Unregulated Schemes) Regulations 1991 and to those persons to whom this Memorandum and any other documents issued in connection with the Shares may be lawfully issued in the United Kingdom without the contents of the Memorandum or those documents being approved by an authorised person in accordance with Section 57 of the FSA.

        (iii) IRELAND: It is not the present intention of the Directors to advertise or market the Shares in Ireland and no such marketing will take place in future without the prior approval in writing of the Central Bank of Ireland.

9. GENERAL

    (i) Neither the Master Trust nor the Old Mutual SAGA Fund has, since formation or incorporation, been engaged in any legal or arbitration proceedings and no legal or arbitration proceedings are pending or threatened against the Master Trust or the Old Mutual SAGA Fund.

    (ii) KPMG Peat Marwick of Vallis Building, Hamilton HM 11, Bermuda have been the only auditors of the Old Mutual SAGA Fund since its incorporation. KPMG Peat Marwick have given and have not withdrawn their written consent to the issue of this Memorandum and the references to themselves in the form and context in which they are included.

    (iii) The financial year end of the Old Mutual SAGA Fund is 30th June in each year. Shareholders will be sent copies of the audited accounts prior to the annual general meeting in each year and within 6 months of the year end. The unaudited semi-annual financial statement of the Old Mutual SAGA Fund will be made available within 4 months of the period to which they relate.

    (iv) Notices convening each annual general meeting will be sent to Shareholders together with the annual accounts and reports not later than twenty-one days before the date fixed for the meeting.

10. DOCUMENTS AVAILABLE FOR INSPECTION

    Copies of the following documents will be available for inspection at the registered office of the Old Mutual SAGA Fund at 61 Front Street, Hamilton HM 11, Bermuda and at the offices of NCB Stockbrokers Limited, 3 George's Dock, International Financial Services Centre, Dublin 1, Ireland during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted):

        (i) the Memorandum of Association and Bye-laws of the Old Mutual SAGA Fund;

        (ii)  the material contracts referred to in paragraph 7 above;

        (iii)  the Companies Act 1981 (as amended) of Bermuda;

        (iv)  the written consent of KPMG Peat Marwick referred to above;

        (v)  the Declaration of Trust and By-Laws of the Master Trust; and

        (vi) the most recent audited financial statements of the Old Mutual SAGA Fund.

                                    GLOSSARY

ADMINISTRATOR means State Street Cayman Trust Company, Ltd., as administrator of the Fund.

ANC means the African National Congress.

BUSINESS DAY means each day on which the New York Stock Exchange is open for trading.

DIRECTORS means the directors of the Old Mutual SAGA Fund.

FUND means the Old Mutual SAGA Fund and the Master Trust except as otherwise indicated.

GOVERNMENT means the South African Government of National Unity.

IFP means the Inkatha Freedom Party.

GLOBAL FUND means Old Mutual Global Assets Fund Limited, a mutual fund organised under the laws of Bermuda.

INITIAL PORTFOLIO means the portfolio of South African securities transferred from the Old Mutual Main Fund to the Master Trust shortly before the launch of the Old Mutual SAGA Fund.

IRISH STOCK EXCHANGE means The Irish Stock Exchange Limited.

JSE means The Johannesburg Stock Exchange.

LIQUIDITY FACILITY means the undertaking of Old Mutual Fund Holdings to apply the assets of the Global Fund to make such additional investments in the Master Trust as may be required from time to time in order to provide funds for redeeming Shares.

MANAGEMENT FEE means the management fee payable to the Manager of 0.60% per annum of the Master Trust's daily net assets.

MANAGER means Old Mutual Asset Managers (Bermuda) Limited, the investment manager to the Master Trust.

MASTER TRUST means Old Mutual South Africa Equity Trust, a Massachusetts trust.

OFFERING means the offering of Shares on the terms and conditions of this Memorandum.

OLD MUTUAL SAGA FUND means Old Mutual South Africa Growth Assets Fund Limited.

OM AFFILIATED COMPANIES means companies in which the Old Mutual Group holds 5% or more of the equity interests.

OLD MUTUAL means the South African Mutual Life Assurance Society, a mutual assurance society organised under the laws of South Africa.

OLD MUTUAL FUND HOLDINGS means Old Mutual Fund Holdings (Bermuda) Limited, a Bermuda company that is a wholly-owned subsidiary of Old Mutual.

OLD MUTUAL GROUP means Old Mutual and its wholly-owned subsidiaries, and investment vehicles managed by Old Mutual or its wholly-owned subsidiaries, collectively.

OLD MUTUAL MAIN FUND means Old Mutual's principal investment fund.

PLACEMENT AGENTS means Fleming Martin Ltd, Rand International Securities LLC and SBC Warburg, a division of Swiss Bank Corporation, as the placement agents for the Offering.

REDEMPTION FEE means a redemption fee charged by the Old Mutual SAGA Fund of 0.65% of redemption proceeds.

S.A. RAND means South African rand, the currency of South Africa.

SHAREHOLDERS means the registered holders of Shares.

SHARES means the shares of U.S.$1 nominal value each in the Old Mutual SAGA
Fund.

TRANSFER AGENT means State Street Cayman Trust Company, Ltd., as transfer agent for the Fund.

U.S. FUND means Old Mutual Equity Growth Assets South Africa Fund, a Massachusetts business trust.

1940 ACT means the United States Investment Company Act of 1940, as amended.

1933 ACT means the United States Securities Act of 1933, as amended.

OLD MUTUAL SAGA FUND

INVESTMENT MANAGER

Old Mutual Asset Managers (Bermuda) Limited
61 Front Street, Hamilton HM 11, Bermuda

PLACEMENT AGENTS

Fleming Martin Ltd
25 Copthall Avenue
London EC2R 7DR

Rand International Securities LLC
780 3rd Avenue
New York, NY 10017

SBC Warburg
1 Finsbury Avenue
London EC2M 2PP

ADMINISTRATOR

State Street Cayman Trust Company, Ltd.
P.O. Box 2508GT
Elizabeth Square, George Town
Grand Cayman, Cayman Islands

TRANSFER AGENT

State Street Cayman Trust Company, Ltd.
P.O. Box 2508GT
Elizabeth Square, George Town
Grand Cayman, Cayman Islands

CUSTODIAN

State Street Bank and Trust Company
225 Franklin Street, Boston, MA 02110

AUDITORS

FOR THE OLD MUTUAL SAGA FUND
  AND THE MASTER TRUST:
KPMG Peat Marwick
Vallis Building, Hamilton HM 11, Bermuda

LEGAL COUNSEL

IN THE UNITED KINGDOM:
Norton Rose
Kempson House, Camomile Street,
London EC3A 7AN

IN THE UNITED STATES:
Bingham, Dana & Gould LLP
150 Federal Street, Boston, MA 02110

IN BERMUDA:
Conyers, Dill & Pearman
Clarendon House, Church Street
Hamilton, Bermuda

SPONSORING BROKER

NCB Stockbrokers Limited
3 George's Dock
International Financial Services Centre
Dublin 1, Ireland

                               TABLE OF CONTENTS


Summary of the Offering.................          3
Investment Objective and Policies.......          9
South Africa............................         11
Risk Factors............................         14
Management and Administration...........         17
Valuation of Shares.....................         19
Offering of Shares......................         20
Redemptions.............................         20
Liquidity Facility and the Global
 Fund...................................         21
Tax Matters.............................         22
General Information.....................         24
Additional Information..................         30
Glossary................................         41

                                              INVESTOR NAME:____________________

CONFIDENTIAL                              IDENTIFICATION NO:____________________


                            UNITED STATES SUPPLEMENT TO
                                PLACEMENT MEMORANDUM

                              OLD MUTUAL SOUTH AFRICA
                             GROWTH ASSETS FUND LIMITED
     (an open-end investment company incorporated with limited liability under the provisions of The Bermuda Companies Act 1981 (as amended), registered number-EC21101)

                                INVESTMENT MANAGER:

                    OLD MUTUAL ASSET MANAGERS (BERMUDA) LIMITED

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Old Mutual South Africa Growth Assets Fund Limited (the "Company") is making a private placement (the "Placing") of its shares, $1.00 par value (the "Shares") on the terms and conditions of this United States Supplement (the "Supplement") and the Placement Memorandum of the Company dated 1 June, 1997 delivered herewith (the "Memorandum").

This Supplement only addresses matters of particular concern to United States investors and does not purport to be a complete description of the Company or the Shares. This Supplement should be read in conjunction with the Memorandum and the current annual and, if applicable, semi-annual report of the Company.

Shares will be offered and sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"). Shares of the Company may only be purchased by certain "accredited investors" as that term is defined in Rule 501(a) under the 1933 Act.



                                17 August, 1998

THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER POLITICAL SUBDIVISION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH STATE OR OTHER SECURITIES LAWS.

THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. SEE "UNITED STATES SECURITIES LAW CONSIDERATIONS -- RESTRICTIONS ON TRANSFER." INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF SUCH REGULATORY AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE PLACING OR THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT OR THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY IS NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND ACCORDINGLY, IS RESTRICTED IN THE NUMBER OF BENEFICIAL HOLDERS OF SHARES THAT MAY BE US PERSONS AND IN THE PERCENTAGE OF THE OUTSTANDING SHARES THAT MAY BE OWNED BY CERTAIN US PERSONS.

THIS SUPPLEMENT AND THE ACCOMPANYING MEMORANDUM DO NOT CONSTITUTE AN OFFER OF SECURITIES TO ANY PERSON UNLESS SUCH PERSON'S NAME AND AN IDENTIFICATION NUMBER APPEAR AT THE TOP OF THE FRONT COVER, AND DELIVERY OF THE SUPPLEMENT AND THE MEMORANDUM TO ANYONE OTHER THAN THE PERSON NAMED ON THE COVER IS UNAUTHORIZED.

THESE SECURITIES INVOLVE A NUMBER OF RISKS.  SEE "RISK FACTORS" IN THE
MEMORANDUM.

THIS SUPPLEMENT AND THE MEMORANDUM DO NOT CONTAIN AN

UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. THEY CONTAIN A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN AND THEREIN.

This Supplement is confidential and has been prepared for use solely in connection with the consideration of the purchase of Shares by a limited group of United States accredited investors in a private placement. Its use for any other purpose is not authorized and it may not be reproduced, transferred to any other person, or used for any other purpose without the consent of the Company. Each prospective investor, by accepting delivery of this Supplement, agrees to return it and all related documents to the Company in the event such prospective investor does not purchase any Shares.

No person has been authorized to give any information or to make any representations other than those contained in this Supplement and the Memorandum in connection with any offering and sale of Shares, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company.

The contents of this Supplement and the Memorandum should not be considered to be legal or tax advice and each prospective investor should consult with its own legal counsel and advisers as to all matters concerning an investment in Shares.

The delivery of this Supplement and the Memorandum shall not, under any circumstances, create any implication that any information contained herein or therein is correct as of any time subsequent to the respective dates hereof and thereof.

All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Memorandum.


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

                              OLD MUTUAL SOUTH AFRICA
                             GROWTH ASSETS FUND LIMITED

                              UNITED STATES SUPPLEMENT
                              TO PLACEMENT MEMORANDUM

                                 TABLE OF CONTENTS

                                                                            Page

United States Securities Law Considerations                                1 - 4

Certain United States Federal Income Tax Considerations                    5 - 7

No Sales to ERISA Plans or Qualified Plans                                 7

Subscription Procedure                                                     7 - 8


Additional Information                                                     8

US Investor Letter

                    UNITED STATES SECURITIES LAW CONSIDERATIONS

SECURITIES ACT OF 1933

The Shares have not been, nor will they be, registered under the Securities Act of 1933, as amended (the "1933 Act"), or registered or qualified under the securities laws of any state or other political subdivision of the United States. Except as specified herein, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, in the United States or to, or for the account or benefit of, any US Person (as defined in Regulation S under the 1933 Act, see "Definition of US Person" below). Notwithstanding the foregoing, (a) Shares may be offered and sold by the Company to US Persons that are "accredited investors" within the meaning of Rule 501(a) under the 1933 Act in reliance upon the exemption from the registration requirements of the 1933 Act provided in Rule 506 under the 1933 Act and (b) once issued, Shares may be transferred or sold to US Persons, subject to the limitations set forth in "Restrictions on Transfer" below, in transactions that are exempt from the registration requirements of the 1933 Act and applicable state and other securities laws.

INVESTMENT COMPANY ACT OF 1940

The Company has not been, and will not be, registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Based on interpretations of the Investment Company Act by the staff of the Securities and Exchange Commission, the Company would be required to register under the Investment Company Act if more than 100 beneficial owners of Shares were US Persons, calculated in accordance with Section 3(c)(1) of the Investment Company Act (including the rules relating to beneficial ownership by attribution pursuant to Section 3(c)(1)(A) of the Investment Company Act). The Company will not knowingly permit the number of beneficial owners of Shares that are US Persons to be more than 100, as so calculated.

The Company invests all of its investable assets in the Old Mutual South Africa Equity Trust (the "Master Trust"). Although the Master Trust is currently registered under the Investment Company Act, the Board of Trustees of the Master Trust has voted to apply to terminate the Master Trust's registration under the Investment Company Act. Once the Master Trust terminates its Investment Company Act registration, it will no longer be subject to regulation under the Investment Company Act or the supervision of the U.S. Securities and Exchange Commission. Among other things, the Master Trust will no longer be subject to:

- A requirement that no more than 60% of the Trustees of the Master Trust be affiliated persons of, or otherwise interested in, the Master Trust.

- Limitations on transactions between the Master Trust and various affiliated persons, including investments in affiliates of the Manager.

- Limitations on purchases of securities in an underwritten offering in which an affiliated person is an underwriter.

- Requirements to maintain a current registration statement with the U.S. Securities and Exchange Commission and file certain periodic reports with such Commission.

- Requirements that the Board of Trustees review the Master Trust's advisory agreement annually.

Upon the de-registration of the Master Trust, the Manager will seek to withdraw its registration under the U.S. Investment Advisers Act of 1940 with the U.S. Securities and Exchange Commission. Accordingly, the Manager will no longer be subject to regulation under that Act. Among other things, the Manager will no longer be required to maintain a current Form ADV with the U.S. Securities and Exchange Commission or a code of ethics for its advisory personnel.

RESTRICTIONS ON TRANSFER

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, in the United States or to, or for the account of, any US Person except, with the consent of the Directors, in a transaction exempt from the registration requirements of the 1933 Act and applicable state and other securities laws. Any such consent may be granted or withheld in the sole discretion of the Directors.

US Persons that acquire Shares in the Placing will be required to execute a special US Investor Letter. See "Subscription Procedure" below. Among other things, this US Investor Letter provides that the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, in the United States or to, or for the account or benefit of, US Persons unless:

a) such offer, sale, transfer or delivery is duly registered under the 1933 Act and any applicable state securities laws, or the transferor provides the Company with an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such offer, sale, transfer or delivery is exempt from the registration requirements of the 1933 Act and any applicable state securities laws;

b) the transferee provides the Company with an opinion of counsel, satisfactory in form and substance to the Company, to the effect that the transferee will, for purposes of determining whether the Company may rely on the exemption from Investment Company Act registration under Section 3(c)(1) of the Investment Company Act, be counted as not more than one beneficial owner of the Shares; and

c) the transferee undertakes to comply with these restrictions in respect of any further transfers of the Shares.

The Company has no obligation to register the Shares under the 1933 Act or any state securities laws or to assist any investor in effecting any such registration. As a result, US Persons that invest in Shares may have to bear the economic risk of an investment in the Shares for an indefinite period of time. Any certificate or any other document evidencing Shares issued to US Persons will bear a legend stating that the Shares have not been registered or qualified under the 1933 Act and any applicable state securities laws and that the Company is not registered under the Investment Company Act and referring to the foregoing restrictions on transfer and sale.

No public market in the United States is expected to develop for the Shares.

MANDATORY TRANSFERS

As set forth in paragraph 5(v) under "Additional Information" in the Memorandum, the Directors have power to impose such restrictions, including a restriction on transfer, as they may think necessary for the purpose of ensuring that no Shares are acquired or held by any person or persons in breach of the laws or requirements of any country or governmental authority or in circumstances (whether directly or indirectly affecting such person or persons and whether taken alone or in conjunction with any other persons, connected or not, or any other circumstances appearing to the Directors to be relevant) which, in the opinion of the Directors, might result in the Company incurring any liability to taxation or suffering any other pecuniary, regulatory or material administrative disadvantage which the Company might not otherwise have incurred or suffered (including, without limitation, any requirement that the Company register Shares under the 1933 Act or register as an investment company under the Investment Company Act) (a "non-qualified person").

The Directors may require any Shareholder and any person seeking to purchase Shares or to whom a transfer is proposed to be made, to provide such information as may be requested for the purpose of determining whether the Shareholder or any such other person is a non-qualified person.

If it comes to the notice of the Directors that any Shares are held by any non-qualified person, the Directors may give notice to such person requiring the redemption or transfer of such Shares in accordance with the provisions of the Bye-Laws of the Company. The Company intends to exercise these rights as necessary for purposes of compliance with United States laws.

DEFINITION OF US PERSON

In this document US Person has the meaning assigned to it in Regulation S under the 1933 Act, and includes:

a)   any natural person resident in the United States;

b) any partnership or corporation organized or incorporated under the laws of the United States;

c)   any estate of which any executor or administrator is a US Person;

d)   any trust of which any trustee is a US Person;

e)   any agency or branch of a non-US entity located in the United States;

f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person;

g) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or, if an individual, resident in the United States; or

h) any partnership or corporation if (i) organized or incorporated under the laws of any non-US jurisdiction and (ii) formed by a US Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the 1933 Act).

Notwithstanding the foregoing "US Person" does not include: (a) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US Person by a dealer or other professional fiduciary organized, incorporated, or, if an individual, resident in the United States; (b) any estate of which any professional fiduciary acting as executor or administrator is a US Person if (i) an executor or administrator of the estate who is not a US Person has sole or shared investment discretion with respect to the assets of the estate and (ii) the estate is governed by non-US law; (c) any trust of which any professional fiduciary acting as trustee is a US Person if a trustee who is not a US Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a US Person; (d) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (e) any agency or branch of a US Person located outside the United States if (i) the agency or branch operates for valid business reasons and (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (f) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

THE COMPANY

The Company will be treated as a corporation for US federal income tax purposes. The Directors intend to conduct the affairs of the Company in such a manner as will not result in the Company being treated as engaged in a trade or business in the United States or otherwise being subject to US federal income taxation on a net income basis on its income and gains. While the Company believes that it will not be treated as engaged in a trade or business in the United States, there can be no assurance that the US Internal Revenue Service will not so contend. If the Company were deemed to be engaged in a trade or business in the United States, it would be subject to US federal income tax and branch profits tax on its income that is effectively connected with that trade or business.

INVESTORS

The following is a discussion of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of Shares by a Shareholder who is a citizen or resident of the United States, or a Shareholder that is a corporation, partnership, or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust if a United States court is able to exercise primary supervision over the administration thereof and if one or more US persons has the authority to control all substantial decisions thereof or any other person included within the definition of "United States person" under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder (a "US Shareholder"). This discussion, which is based on current tax laws, regulations, rulings and judicial decisions (all of which are subject to change at any time, prospectively or retroactively by legislative, judicial or administrative action), is not intended to be complete and does not take into account any considerations that may relate to special classes of taxpayers, including, among others, tax-exempt entities and dealers in securities (or other persons not holding the Shares as capital assets). The discussion also does not address any aspects of US taxation other than federal income taxation. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE US FEDERAL, STATE AND LOCAL AND OTHER TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF SHARES.

Subject to the discussion regarding "Subpart F" and "passive foreign investment companies" below, a US Shareholder generally will have to pay federal income taxes, and may be subject to state or local taxes, on the distributions the US Shareholder receives from the Company. Dividends will be subject to tax whether or not the US Shareholder elects to reinvest them pursuant to the dividend reinvestment plan. Distributions of property will be valued at their fair market value at the time of distribution. Distributions will be treated as dividends to the extent that they are paid out of the Company's current or accumulated earnings and profits. To the extent distributions exceed current and accumulated earnings and profits, the excess will be treated first as a non-taxable return of capital that will reduce a US Shareholder's basis in its Shares, and then distributions in excess of basis will be treated as capital gain from the sale or exchange of the Shares.

Dividends will be treated as foreign source dividend income, and will not be eligible for the dividends received deduction for corporations. The Company may be subject to taxes levied by non-US jurisdictions on its investment income; however, except in the limited circumstances noted below, the Company will not be able to pass through to its US Shareholders any foreign tax credit or deduction with respect to the taxes paid by the Company to non-US jurisdictions.

A US Shareholder that is a corporation and that holds 10 per cent. or more of the Company's Shares may be entitled to a foreign tax credit or deduction on a pro rata basis with respect to some or all of the income taxes paid by the Company to non-US jurisdictions. Foreign tax credits are subject to certain limitations, and additional limitations may apply in computing a US Shareholder's alternative minimum tax.

In general, any gain or loss realized upon a taxable disposition of Shares by a US Shareholder that holds such Shares as a capital asset will be treated as a long-term capital gain or loss if the Shares have been held for more than twelve months and otherwise as a short-term capital gain or loss; a shareholder that is an individual, estate or trust may be eligible for reduced tax rates on certain long-term capital gains. Any loss realized upon a disposition of Shares may, however, be disallowed under the rules relating to wash sales and certain other rules. A gain on a disposition of Shares will be treated as US source gain unless the US Shareholder has a tax home in a country other than the United States. Certain US Shareholders may under certain circumstances be required to characterize as dividends a portion of any gain realized upon a sale or disposition of Shares.

It is likely that the Company, and possibly some of the businesses in which the Company invests, will be "passive foreign investment companies" for the purposes of the Code. Under the passive foreign investment company rules, US Shareholders may under certain circumstances be required to pay additional tax (and interest) in respect of distributions from, and gains attributable to, the sale or other disposition of stock of passive foreign investment companies. Alternatively, a US Shareholder may elect (a "qualified electing fund" or "QEF" election) to be taxed on a current basis with respect to the Company (i.e., as if the Company had distributed to Shareholders each year all of its taxable earnings as a dividend). Actual distributions out of amounts so taxed will not be taxable to the US Shareholder. The QEF election is effective only if certain required information is made available by the Company. If the level of interest from potential US Shareholders (either in the Placing or subsequently) is sufficient, the Company may take steps to comply with the applicable information requirements so as to permit US Shareholders to make the election, and to provide each US Shareholder with information needed for the determination of its pro rata share of the Company's earnings.

In addition, if Shares of the Company are considered to be "marketable stock" for purposes of the passive foreign investment company rules, a "mark to market" election would be available to US Shareholders with respect to their Shares that would simplify the application to them of the foregoing passive foreign investment company rules. A US Shareholder making such an election would include in income (or, subject to certain limitations, treat as a deduction) at the end of each taxable year following such election the difference between the fair market value of its Shares and the US Shareholder's adjusted basis in the Shares. Such income and deductions, along with any gain or (subject to certain limitations) any loss on the US Shareholder's sale or other disposition of Shares, would be characterized as ordinary income or loss, and income would be treated as US source income unless the US Shareholder had a tax home in a country other than the United States.

Under the "Subpart F" rules of the Code, some or all of the US Shareholders may under certain circumstances be required to include in taxable income for US federal income tax purposes as a deemed dividend amounts attributable to some or all of the earnings of the Company, in advance of the receipt of cash attributable to those earnings. Such circumstances include cases in which the applicable US Shareholder owns at least 10 per cent. of the shares of the Company and all US Shareholders own in the aggregate more than 50 per cent. of the shares of the Company. Amounts so taken into account under the "Subpart F" rules may generally be applied by US Shareholders to reduce the amount required to be taken into account as a dividend upon the receipt of distributions from the Company. US Shareholders required to include such amounts will not be subject to the passive foreign investment company rules described above. A US Shareholder that is a corporation and that is required to include such amounts in its taxable income may be entitled to a foreign tax credit on a pro rata basis with respect to some or all of the income taxes paid by the Company to non-US jurisdictions.

                     NO SALES TO ERISA PLANS OR QUALIFIED PLANS

Shares may not be purchased using assets of employee benefit plans ("ERISA Plans") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or retirement plans covering only self-employed individuals and individual retirement accounts or otherwise defined as a "plan" in Section 4975(e)(1) of the Code (collectively "Qualified Plans"). The U.S. Investor Letter described below requires each investor to represent that it is not investing the assets of an ERISA Plan or a Qualified Plan. As described above under "United States Securities Law Considerations -- Mandatory Transfers," the Directors may give notice to a Shareholder that is, or holds or is deemed to hold shares for the account of, an ERISA Plan or a Qualified Plan requiring the redemption or transfer of the Shares held by such person in accordance with the provisions of the Bye-Laws of the Company.

                               SUBSCRIPTION PROCEDURE

The Company reserves the right to accept or reject any subscription for Shares, in whole or in part, and to modify or terminate the offering at any time.

In order to subscribe for Shares, US investors must complete and execute the following documents:

a)   a subscription form; and
b) the US Investor Letter in the form attached as Exhibit A to this Supplement.

Investors should carefully review the subscription form and US Investor Letter before subscribing for Shares. They contain, among other things, a number of representations and warranties required for purposes of compliance with various legal requirements. Each investor should consult its own counsel if it has any questions concerning the representations and warranties in the subscription form and US Investor Letter.

Completed subscription forms and US Investor Letters should be delivered as follows:

State Street Cayman Trust Company, Ltd.
Post Office Box 2508GT
Elizabethan Square
George Town
Grand Cayman
Cayman Islands
Telephone: (345) 949 6644
Facsimile:   (345) 949 3181

                               ADDITIONAL INFORMATION

This Supplement, the Memorandum, and the current annual and, if applicable, semi-annual reports of the Company may not contain all of the information concerning the Company and the Shares which is available. The Company will make available to each prospective investor at a reasonable time prior to the purchase by such prospective investor of Shares the opportunity to ask questions and receive answers concerning the terms and conditions of the Placing and to obtain any additional information which the Company possesses or can obtain without unreasonable effort or expense that is necessary to verify the accuracy of information contained in this Supplement, the Memorandum, and the current annual and, if applicable, semi-annual reports of the Company. The Company will make copies of all applicable documents available to potential investors upon request. Requests for further information should be directed to Mr. William Langley, President, Old Mutual Asset Managers (Bermuda) Limited (telephone (441) 296 1201).

                                 US INVESTOR LETTER


     TO BE SUBMITTED BY US PERSONS (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT")), TOGETHER WITH THE APPLICATION FORM RELATING TO THE PURCHASE OF SHARES.

The Directors
Old Mutual South Africa Growth Assets Fund Limited
P.O. Box HM 3085
Hamilton HM NX, Bermuda

Fax: 441-296-1200

Ladies & Gentlemen:

                              OLD MUTUAL SOUTH AFRICA
                             GROWTH ASSETS FUND LIMITED
                                  (THE "COMPANY")



     The undersigned (the "Investor") has received a copy of the Placement Memorandum issued by the Company and dated 1 June, 1997 (the "Memorandum"), the United States Supplement to the Memorandum dated 17 August, 1998 (the "Supplement"), and the most recent annual and, if applicable, semi-annual report of the Company. Delivered to you herewith is a completed subscription form for Shares on the terms and conditions set forth in the Memorandum and the Supplement. Capitalized terms used in this letter shall, unless otherwise indicated, have the meanings assigned to them in the Memorandum and the Supplement.

     1. The Investor represents and warrants to and for the benefit of you, the Company, the Investment Manager, State Street Bank and Trust Company as custodian of the assets of the Company, and State Street Cayman Trust Company as administrator for the Company, as set forth below. If the Investor is a nominee, the representations below apply as appropriate to the beneficial owner for which the Investor is purchasing the Shares.

     (a) The Investor is an "accredited investor" as defined in Regulation D under the 1933 Act. The Investor has such knowledge of financial and business matters that the Investor is capable of evaluating the merits and risks of an investment in Shares.

     (b) The Investor has received and carefully reviewed the Memorandum, Supplement, the annual and, if applicable, semi-annual reports, and subscription form. The Company and its agents have made available to the Investor an opportunity to ask questions and obtain additional information concerning the Company and the offer of Shares.

     (c) The Investor acknowledges that the Shares are subject to restrictions on transfer and sale, that there is no public market for the Shares to be issued to the Investor, that no public market for the Shares is expected to develop and that any certificates representing the Shares issued to the Investor will bear legends restricting transfer and sale of the Shares.

     (d) The Investor is purchasing Shares for investment for the Investor's own account (or, if the Investor is a nominee, for the account of the beneficial owner specified below) and not with any present view towards resale or other distribution.

     (e) The Investor will be treated as one beneficial owner of the Shares for purposes of Section 3(c)(1) of the 1940 Act.

     (f) The information set forth on the US Investor Signature Page below with respect to the Investor is accurate, correct, and complete. Under penalty of perjury, the Investor certifies (i) that the taxpayer identification number provided on the US Investor Signature Page below is its correct taxpayer identification number, and (ii) that it is not subject to backup withholding, either because it has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified it that it is no longer subject to backup withholding under Section 3406(a)(1)(c) of the Code.

     (g) The Investor is not, and is not subscribing for Shares for or on behalf of, (i) an employee benefit plan subject to Title I of ERISA (an "ERISA Plan"), (ii) a retirement plan covering only self-employed individuals and individual retirement accounts or otherwise defined as a "plan" in Section 4975(e) of the Code (a "Qualified Plan"), or (iii) any entity deemed to hold the assets of an ERISA Plan or Qualified Plan.

     (h) If the Investor is a registered investment company under the 1940 Act or a company controlled thereby, as of the date of acquisition of the Shares, the purchase price thereof will not exceed 5 percent of the value of the Investor's total assets, and the price of the Shares acquired by the Investor and the value of the securities issued by all other investment companies (as defined in the 1940 Act) will not exceed 10 percent of the value of the Investor's total assets.

     2. The Investor shall provide the Company and the Investment Manager with any additional information which any of them may reasonably request in connection herewith and authorizes them to disclose such information relating to this application to such persons as they consider appropriate.

     3. The Investor shall not offer, sell, transfer or deliver the Shares directly or indirectly, in the United States or to or for the benefit of, US Persons, unless:

(a) such offer, sale, transfer or delivery is duly registered under the 1933 Act and any applicable state securities laws or the transferor provides the Company with an opinion of counsel, satisfactory in form and substance to the Company to the effect that such offer, sale, transfer or delivery is exempt from the registration requirements of the 1933 Act and any applicable state securities laws;

(b) the transferee provides the Company with an opinion of counsel, satisfactory in form and substance to the Company, to the effect that the transferee will, for purposes of determining whether the Company may rely on the exemption from the registration requirements of the 1940 Act under Section 3(c)(1) thereof, not be counted as more than one beneficial owner of the Shares; and

(c) the transferee undertakes to comply with this Section 3 in respect of any further transfers of the Shares.

     4. This US Investor Letter shall be binding upon the Investor together with its successors and permitted assigns.

                              OLD MUTUAL SOUTH AFRICA
                             GROWTH ASSETS FUND LIMITED
                             US INVESTOR SIGNATURE PAGE


     IN WITNESS WHEREOF, the undersigned has executed this US Investor Letter this ____ day of _________, _____.

     INVESTOR:

     _________________________________________________________________
     Name Typed or Printed

By:  _________________________________________________________________
     Signature

     _________________________________________________________________
     Title of Signatory


     _________________________________________________________________
     Taxpayer Identification Number


     If the Investor is a nominee, indicate name of beneficial owner:


     __________________________________________________________________

                                      PART B

Item 10.  Cover Page.

       Not applicable.

Item 11.  Table of Contents.



                                                                            Page
                                                                            ----
         General Information and History..................................  B-1
         Investment Objective and Policies................................  B-1
         Management of the Master Trust...................................  B-11
         Control Persons and Principal Holders of Securities..............  B-14
         Investment Advisory and Other Services...........................  B-15
         Brokerage Allocation and Other Practices.........................  B-21
         Capital Stock and Other Securities...............................  B-22
         Purchase, Redemption and Pricing of Securities...................  B-24
         Tax Status.......................................................  B-26
         Underwriters.....................................................  B-29
         Calculation of Performance Data..................................  B-29
         Financial Statements.............................................  B-29

Item 12.  General Information and History.

       Not applicable.

Item 13.  Investment Objective and Policies.

     Part A contains additional information about the investment objective and policies of Old Mutual South Africa Equity Trust (the "Master Trust"), a Massachusetts trust. This Part B should be read in conjunction with Part A.

     The investment objective of the Master Trust is long-term total return in excess of that of The Johannesburg Stock Exchange ("JSE") Actuaries All Share Index from investment in equity securities of South African issuers. Of course, there can be no assurance that the Master Trust will achieve its investment objective.

     Part A contains a discussion of the various types of securities in which the Master Trust may invest and the risks involved in such investments. The following supplements the information contained in Part A concerning the investment objective, policies and techniques of the Master Trust.

     The Master Trust seeks to achieve its investment objective by investing in equity securities of South African issuers. Under normal circumstances, at least 95% of the Master Trust's total assets will be invested in equity securities of South African issuers that are listed on a securities exchange. The Master Trust may invest up to 5% of its total assets in securities that are, at the time of the investment, not listed on a securities exchange (although such investments will generally be limited to securities that are expected to be listed on an exchange within a reasonable period of time).

     In managing the Master Trust's assets, Old Mutual Asset Managers (Bermuda) Limited, the adviser to the Master Trust (the "Adviser"), will not speculate for short-term gain but will focus on securities that, in the Adviser's opinion, are likely to show long-term improvements in profits and cash flow. Less weight will be accorded to short-term and cyclical factors. This approach is designed to result in strong dividend growth and capital appreciation. Historically, South African issuers have retained a high proportion of earnings and, if this policy continues, it is likely that any long-term total return would largely be in the form of capital appreciation.

     For purposes of the Master Trust's investment policies, a South African issuer is an issuer that meets one of the following tests: (i) its principal offices or operations are located in South Africa; or (ii) it derives at least 50% of its revenues from operations or investments in South Africa. Equity securities are defined as common stock, securities convertible into common stock and securities that participate in profits in a similar manner to common stock. Equity securities may be purchased in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts, Global Depositary Receipts, or other similar securities representing equity securities.

     Old Mutual South Africa Growth Assets Fund Limited (the "Old Mutual SAGA Fund"), a Bermuda mutual fund whose shares are listed on the Irish Stock Exchange, invests all of its investable assets in the Master Trust. The Master Trust has undertaken to the Old Mutual SAGA Fund that it will not make any material change to its investment objective or to its investment policies described in the Placement Memorandum included in Part A under "INVESTMENT OBJECTIVE AND POLICIES -- Investment Policies" except in unforeseen circumstances and with the approval of a majority vote of shareholders of the Old Mutual SAGA Fund.

     Except as otherwise indicated, the investment policy and restrictions of the Master Trust may be changed without the approval of holders of beneficial interests ("Interests") in the Master Trust ("Investors").

     The percentage limitations set forth above, as well as those described elsewhere in this Part B are measured and applied only at the time an investment is made or another relevant action is taken by the Master Trust.

REPURCHASE AGREEMENTS

     The Master Trust may invest in repurchase agreements collateralized by securities in which the Master Trust may otherwise invest. Repurchase agreements are agreements by which the Master Trust purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. The Master Trust's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay, although the Master Trust may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Master Trust are fully collateralized, with such collateral being marked to market daily.

CURRENCY EXCHANGE TRANSACTIONS

     Because the Master Trust may buy and sell securities denominated in South African Rand ("S.A. Rand") and other currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Master Trust may enter into currency exchange transactions to convert U.S. currency to non-U.S. currency and non-U.S. currency to U.S. currency, as well as convert one non-U.S. currency to another non-U.S. currency. The Master Trust either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange markets, or uses forward contracts to purchase or sell non-U.S. currencies. The Master Trust may also enter into currency hedging transactions in an attempt to protect the value of its assets as measured in U.S. dollars from unfavorable changes in currency exchange rates and control regulations. (Although the Master Trust's assets are valued daily in terms of U.S. dollars, the Master Trust does not intend to convert its holdings of non-U.S. currencies into U.S. dollars on a daily basis.) The Master Trust does not currently intend to speculate in currency exchange rates or forward contracts.

     The Master Trust may convert currency on a spot basis from time to time, and Investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the Master Trust desire to resell that currency to the dealer.

     A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers.
A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades.

     When the Master Trust enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Master Trust will be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

     While the Master Trust does not intend to engage in currency hedging, it reserves the right to do so. For example, when the Adviser believes that the S.A. Rand may suffer a substantial decline against the U.S. dollar, the Master Trust may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of S.A. Rand approximating the value of some or all of the Master Trust's securities denominated in S.A. Rand. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of a short-term hedging strategy is highly uncertain. The Master Trust does not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts obligates the Master Trust to deliver an amount of non-U.S. currency in excess of the value of the Master Trust's securities or other assets denominated in that currency.

     The Master Trust generally would not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, the Master Trust will either sell the security and make delivery of the non-U.S. currency, or retain the security and terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If the Master Trust retains the security and engages in an offsetting transaction, the Master Trust will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Master Trust engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date the Master Trust enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Master Trust will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Master Trust will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

     It is impossible to forecast with precision the market value of the Master Trust's securities at the expiration of a forward contract. Accordingly, it may be necessary for the Master Trust to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Master Trust is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Master Trust is obligated to deliver.

     The Master Trust may also purchase put options on S.A. Rand and other non-U.S. currencies in order to protect against currency rate fluctuations. If the Master Trust purchases a put option on a non-U.S. currency and the value of the U.S. currency declines, the Master Trust will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Master Trust which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where the Master Trust anticipates investing in securities traded in such currency, the Master Trust may purchase call options on the non-U.S. currency.

     The purchase of such options could offset, at least partially, the effects of adverse movements in exchange rates. However, the benefit to the Master Trust from purchases of non-U.S. currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Master Trust could sustain losses on transactions in non-U.S. currency options which would require it to forgo a portion or all of the benefits of advantageous changes in such rates.

     The Master Trust may write options on S.A. Rand and other non-U.S. currencies for hedging purposes or otherwise to achieve its investment objectives. For example, where the Master Trust anticipates a decline in the value of the U.S. dollar value of a South African security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on S.A. Rand. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Master Trust will be offset by the amount of the premium received.

     Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a South African security to be acquired because of an increase in the U.S. dollar value of the S.A. Rand the Master Trust could write a put option on the S.A. Rand which, if rates move in the manner projected, will expire unexercised and allow the Master Trust to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Master Trust would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, the Master Trust also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

     Put and call options on S.A. Rand written by the Master Trust will be covered by segregation of cash, short-term money market instruments or high quality debt securities in an account with the custodian in an amount sufficient to discharge the Master Trust's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

     The Master Trust's dealings in non-U.S. currency contracts are limited to the transactions described above. Of course, the Master Trust is not required to enter into such transactions and does not do so unless deemed appropriate by the Adviser. These methods of protecting the value of the Master Trust's securities against a decline in the value of a currency do not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

     The Master Trust has established procedures consistent with policies of the Securities and Exchange Commission (the "SEC") concerning forward contracts. Since those policies currently recommend that an amount of the Master Trust's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Master Trust expects always to have cash, cash equivalents or high quality debt securities available sufficient to cover any commitments under these contracts or to limit any potential risk.

LENDING OF SECURITIES

     Consistent with applicable regulatory requirements and in order to generate income, the Master Trust may lend its securities to broker-dealers and other institutional borrowers. Loans of securities would be secured continuously by collateral in cash, cash equivalents, U.S. Treasury obligations or debt obligations of certain non-U.S. governments maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Master Trust would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). Where the borrower provides the Master Trust with collateral consisting of U.S. Treasury obligations or other governmental obligations, the borrower is also obligated to pay the Master Trust a fee for use of the borrowed securities. The Master Trust would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Adviser to be of good standing, and when, in the judgment of the Adviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Master Trust could suffer loss if the borrower terminates the loan and the Master Trust is forced to liquidate investments purchased with the cash collateral in order to return the cash collateral to the buyer. It is not intended that the value of the securities loaned by the Master Trust would exceed 33 1/3% of the value of its net assets.

WHEN-ISSUED SECURITIES

     The Master Trust may purchase securities on a "when-issued" or on a "forward delivery" basis. It is expected that, under normal circumstances, the Master Trust would take delivery of such securities. When the Master Trust commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of the Master Trust's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Master Trust will always have cash, cash equivalents or high quality debt securities sufficient to cover any commitments or to limit any potential risk. However, even though the Master Trust does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, the Master Trust may have to sell assets which have been set aside in order to meet redemptions. Also, if the Adviser determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, the Master Trust would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or less than the Master Trust's payment obligation).


                              INVESTMENT RESTRICTIONS

FUNDAMENTAL RESTRICTIONS

     The Master Trust has adopted the following fundamental restrictions, which may not be changed without approval by holders of a majority of the outstanding voting securities of the Master Trust, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Master Trust present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Master Trust are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Master Trust. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act. The fundamental restrictions are that:

     (i) The Master Trust may not borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow from banks and enter into reverse repurchase agreements in an amount not to exceed 33 1/3% of the current value of its net assets, including the amount borrowed (and the Master Trust may not purchase any securities at any time at which borrowings exceed 5% of its total assets, taken at market value). It is intended that the Master Trust will borrow money only from banks and only to accommodate requests for the repurchase of shares or interests while effecting an orderly liquidation of portfolio securities.

     (ii) The Master Trust may not make short sales of securities or purchase securities on margin, except that the Master Trust may purchase and sell various types of futures contracts and may obtain short term credits as necessary for the clearance of security transactions.

     (iii) The Master Trust may not underwrite securities issued by other persons, except to the extent that it may be considered an underwriter within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), in the disposition of securities that are considered restricted under the 1933 Act.

     (iv) The Master Trust may not make loans to other persons, except (a) through the lending of its portfolio securities, but not in excess of 33 1/3% of its net assets, (b) through the use of fixed time deposits or repurchase agreements or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities; for the purposes of this paragraph
(iv) the purchase of short-term commercial paper or a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan.

     (v) The Master Trust may not purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business, except that (a) the Master Trust may purchase and sell mortgage-related securities and may hold and sell real estate acquired as a result of the ownership of securities by it and
(b) the Master Trust may engage in currency hedging and invest in derivative securities to the extent provided in Parts A and B of this Registration Statement.

     (vi) The Master Trust may not issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating fundamental investment restriction
(i) above.

     (vii) The Master Trust may not invest 25% or more of its assets in securities of issuers in any one industry (other than securities or obligations issued or guaranteed by the United States government or any agency or instrumentality thereof).

     (viii) The Master Trust may not invest more than 5% of its net asset value in units in collective investment schemes (as defined in section 75 of the UK Financial Services Act 1986) and no investment shall be made by the Master Trust in a collective investment scheme unless it is one in which a UK authorized unit trust or UK open-ended investment company may invest.


FEDERAL RESTRICTIONS

     In order to comply with certain statutes and policies and the Master Trust will as a matter of operating policy ensure that:

     (i) It does not purchase securities issued by any investment company registered under the 1940 Act, except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that the Master Trust will not purchase the securities of any registered investment company if such purchase at the time thereof would cause more than 10% of the total assets of the Master Trust (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Master Trust.

     (ii) It does not invest more than 15% of its net assets in securities that are not readily marketable or which are subject to legal or contractual restrictions on resale, including debt securities for which there is no established market and fixed time deposits and repurchase agreements maturing in more than seven days.

     (iii) At least 50% of its total assets are represented by cash, securities of other investment companies, and other securities not exceeding with respect to any issuer 5% of the assets of the Master Trust or 10% of the outstanding securities of such issuer.

     (iv) Not more than 25% of its assets will be invested in securities of any one issuer.

     These restrictions may be changed by the Trustees of the Master Trust without the approval of holders of beneficial interest in the Master Trust in response to changes in applicable statutes and policies.

IRISH STOCK EXCHANGE RESTRICTIONS

     The Master Trust has adopted investment restrictions in compliance with the rules of the Irish Stock Exchange and has undertaken to the Old Mutual SAGA Fund not to change these restrictions for so long as the shares of the Old Mutual SAGA Fund are listed on the Irish Stock Exchange. These restrictions are that:

     (i) no more than 20% of the gross assets of the Master Trust may be lent to or invested in the securities of any one issuer;

     (ii) the Master Trust will not take legal or management control of investments in its portfolio;

     (iii) not more than 10% of the gross assets of the Master Trust will be invested in physical commodities;

     (iv) not more than 10% of the gross assets of the Master Trust will be invested in real estate;

     (v) the Master Trust will not engage in any property development activity;

     (vi) the Master Trust will adhere to the principle of diversification in relation to any derivative investments;

     (vii) the Master Trust will not make any investment which would expose it to unlimited liability, including participation in an unlimited partnership;

     (viii) the Master Trust will only enter into underwriting or sub-underwriting contracts to a limited extent and incidental to the investment activities of the Master Trust; and

     (ix) the Master Trust will not have a net exposure to a single financing counterparty that exceeds 20% of its gross assets.

PERCENTAGE AND RATING RESTRICTIONS

     If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities will not be considered a violation of the restriction.

PORTFOLIO TURNOVER

     The Master Trust will sell securities whenever the Adviser believes that an issuer's long-term potential to increase its cash flow and dividends has been reduced or if cash is needed to invest in issuers which have better long-term growth potential, without regard to the length of time the securities have been held. The Adviser does not intend to pursue short-term trading opportunities. The turnover rate of the Master Trust is not expected to exceed 25% annually. Specific decisions to purchase or sell securities for the Master Trust are made by a portfolio manager who is an employee of the Adviser and who is appointed and supervised by its senior officers. The portfolio manager may serve other clients of the Adviser in a similar capacity.

Item 14.  Management of the Master Trust.

     The Trustees and officers of the Master Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Master Trust.

TRUSTEES

     *MICHAEL JOHN LEVETT, South African (aged 59), serves as President of Old Mutual Equity Growth Assets South Africa Fund (the "OMEGA South Africa Fund") and the Master Trust and as Chairman of the Board of Directors of the Old Mutual SAGA Fund. He is also Chairman of the Board of Directors of Old Mutual Global Assets Fund Limited (the "Global Fund"). Mr. Levett is the Chairman and Group Chief Executive of South African Mutual Life Assurance Society ("Old Mutual"), having been Chief Executive since 1985. He has held, and continues to hold, a number of non-executive directorships, including Barlow Limited, an industrial company, Nedcor Limited, a bank holding company, SASOL Limited, a chemicals company, and South African Breweries Limited. His address is Mutualpark, Jan Smuts Drive, Pinelands, South Africa.

     WILLIAM LESTER BOYAN, American (aged 61), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Old Mutual SAGA Fund. Mr. Boyan has been a director of John Hancock Mutual Life Insurance Company since 1983 and was President and Chief Operations Officer from 1992 through 1997. In January 1998 Mr. Boyan was appointed Vice Chairman of the Board of John Hancock Mutual Life Insurance Company. His address is John Hancock Place, 200 Clarendon Street, Boston, Massachusetts.

     THOMAS HASKINS DAVIS, Bermudian (aged 50), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Old Mutual SAGA Fund. Mr. Davis is President and Chief Executive Officer of Winchester Global Trust Company Limited. He was President of Mid-Ocean Trust Company Limited from 1994 to 1995 and was Manager Corporate Trust at Bank of Bermuda from 1979 to 1993. His address is Williams House, 20 Reid Street, Hamilton, Bermuda.

     MICHEL JOHN DREW, Bermudian (aged 62), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Old Mutual SAGA Fund. Mr. Drew has been President and Chief Executive Officer of International Services Limited, a corporate services operation, since its inception in 1977. In 1969 he was instrumental in establishing Schroders (Bermuda) Limited, the principal operating subsidiary in Bermuda of Schroders plc, the London merchant banking house, and acted as Chief Executive Officer until his retirement in 1994, having been elected a director in 1983 and President in 1991. His address is c/o International Services Limited, 22 Church Street, Hamilton, Bermuda.

     *WILLIAM LANGLEY, South African (aged 55), serves as Treasurer and as a trustee of the OMEGA South Africa Fund and the Master Trust, as Deputy Chairman and as a director of the Old Mutual SAGA Fund, and as a director of the Global Fund. Mr. Langley also is the President and a director of the Adviser. Mr. Langley has been a member of the general management of Old Mutual since 1981. His address is P.O. Box HM3085, Hamilton HMNX, Bermuda.

     KENNETH RIGBY WILLIAMS, British (aged 62), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Old Mutual SAGA Fund. Mr. Williams was executive Chairman of Westgate Overseas Limited, an international investment company, from 1986 to his retirement in 1994. He holds non-executive directorships with Charles Baynes plc, a company engaged in distribution and engineering, and Hudaco Industries Limited, a South African distributor of industrial consumable goods, John Lusty plc, a food distribution company, and was a director of South African Breweries Limited from 1973 to 1994. His address is 15 Lime Tree Walk, Virginia Park, Virginia Water, Surrey GU25 4SW, United Kingdom.

OFFICERS

     *MICHAEL JOHN LEVETT serves as President of the Master Trust.

     *WILLIAM LANGLEY serves as Treasurer of the Master Trust.

     *MELANIE J. SAUNDERS, British (aged 42), serves as Secretary of the OMEGA South Africa Fund, the Old Mutual SAGA Fund and the Master Trust. She is also the Secretary of the Global Fund and the Adviser. Prior to joining the Adviser, Ms. Saunders was an officer at The Bank of Bermuda Limited. Her address is 22 Church Street, Hamilton, Bermuda.

        The Trustees of the Master Trust received the following remuneration from the Trust during the period from July 1, 1997 to June 30, 1998:

  NAME OF PERSON       AGGREGATE     PENSION OR     ESTIMATED       TOTAL
   POSITION (1)       COMPENSATION   RETIREMENT      ANNUAL      COMPENSATION
                          FROM        BENEFITS      BENEFITS    FROM REGISTRANT
                       REGISTRANT    ACCRUED AS       UPON         AND FUND
                                   PART OF TRUST    RETIREMENT  COMPLEX PAID TO
                                      EXPENSES                     TRUSTEES
 MICHAEL JOHN
 LEVETT
 TRUSTEE                  None         None           None            None


 WILLIAM LESTER
 BOYAN
 TRUSTEE                $20,000        None           None          $30,000


 THOMAS HASKINS
 DAVIS
 TRUSTEE                $10,000        None           None          $20,000

 MICHEL JOHN
 DREW
 TRUSTEE                $15,000        None           None          $25,000

 WILLIAM LANGLEY
 TRUSTEE                 None          None           None           None

 KENNETH RIGBY
 WILLIAMS
 TRUSTEE                 20,000        None           None          $30,000

(1) Each of the above-named Trustees serves as a Trustee of the Master Trust and the OMEGA South Africa Fund and as a Director of the Old Mutual SAGA Fund.



     The declaration of trust of the Master Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Trust, unless, as to liability to the Master Trust or its Investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent legal counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  Control Persons and Principal Holders of Securities.

     On November 3, 1995 Old Mutual transferred to the Master Trust a portfolio of South African securities (the "Portfolio") from Old Mutual's main proprietary investment portfolio. At the time it was transferred to the Master Trust, the Portfolio had a market value of approximately U.S.$1 billion and comprised holdings in 60 South African issuers. In addition, on November 3, 1995 Old Mutual made a capital contribution of U.S.$4.75 million to the Master Trust.

     As consideration for the transfer of the Portfolio and the capital contribution of Old Mutual, the Master Trust issued substantially all of its beneficial interest to Old Mutual Fund Holdings (Bermuda) Limited ("Old Mutual Fund Holdings"), a company organized under the laws of Bermuda that is a wholly-owned subsidiary of Old Mutual. At the closing (the "Initial Closing") of the initial offering of the shares of beneficial interest of the OMEGA South Africa Fund (the "OMEGA Initial Offering") and of the initial offering of the shares of the Old Mutual SAGA Fund (the "SAGA Initial Offering"), which was held on November 10, 1995, each of the OMEGA South Africa Fund and the Old Mutual SAGA Fund invested the proceeds of its respective Initial Offering in the Master Trust and was issued a proportionate beneficial interest in the Master Trust. The Master Trust applied the proceeds of the OMEGA Initial Offering and the SAGA Initial Offering to redeem a corresponding portion of the interest of Old Mutual Fund Holdings in the Master Trust. Shares of the Old Mutual SAGA. Fund have been offered on a continuous basis since December 31, 1995. From December 31, 1995 to August 17, 1998 the OMEGA South Africa Fund offered its shares of beneficial interest on a continuous basis. As of September 24, 1998, Old Mutual Fund Holdings owned 89.6% of the beneficial interest in the Master Trust. The address of Old Mutual Fund Holdings is 22 Church Street, Hamilton, Bermuda. As of September 23, 1998 all shares of the OMEGA South Africa Fund had been redeemed for cash and the OMEGA South Africa Fund redeemed its entire interest in the Master Trust. As of September 24, 1998, the Old Mutual SAGA Fund owned 10.4% of the beneficial interest in the Master Trust. The address of the OMEGA South Africa Fund and the Old Mutual SAGA Fund is 22 Church Street, Hamilton, Bermuda.

     In addition, the Master Trust has undertaken to the Old Mutual SAGA Fund not to change the restrictions described in Item 13 under "Investment Restrictions -- Irish Stock Exchange Restrictions" for so long as the shares of the Old Mutual SAGA Fund are listed on the Irish Stock Exchange.

     The Trustees and officers as a group currently own less than one percent of the outstanding beneficial interests in the Master Trust.


Item 16.  Investment Advisory and Other Services.

Adviser.

     Old Mutual Asset Managers (Bermuda) Limited, a wholly-owned indirect subsidiary of Old Mutual, is the investment adviser to the Master Trust and manages the Master Trust's assets pursuant to an investment advisory agreement (the "Advisory Agreement"). The Adviser was organized in 1995 as a Bermuda company for the purpose of advising the Master Trust and the Global Fund. The Adviser's address is 22 Church Street, Hamilton, Bermuda. Old Mutual provides investment research and information to the Adviser.

     William Langley, the Treasurer and a Trustee of the Master Trust, is the Chairman and President and a director of the Adviser and is a member of the general management of Old Mutual. Kevin James Carter is the Deputy Chairman and a director of the Adviser and is a member of the general management of Old Mutual. Melanie Jane Saunders, the Secretary of the Master Trust, is the Secretary of the Adviser.

     The Adviser manages the Master Trust's securities and makes investment decisions for the Master Trust subject to the organizational documents of the Master Trust, the 1940 Act, the rules of the Irish Stock Exchange, and such policies as the Board of Trustees of the Master Trust may, with notice to the Adviser, establish. The Adviser furnishes at its own expense all services, facilities and personnel necessary or convenient in connection with managing the Master Trust's investments and effecting securities transactions for the Master Trust. The Advisory Agreement will continue as long as such continuance is specifically approved at least annually by the Board of Trustees of the Master Trust or by a vote of a majority of the outstanding voting securities of the Master Trust, and, in either case, by vote of a majority of the Trustees who are not interested persons of the Master Trust or the Adviser, at a meeting called for the purpose of voting on the Advisory Agreement.

     The Advisory Agreement provides that the Adviser may render services to others. The Advisory Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Master Trust when authorized either by a vote of a majority of the outstanding voting securities of the Master Trust or by a vote of a majority of the Board of Trustees of the Master Trust, or by the Adviser on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Master Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or reckless disregard of its or their obligations and duties under the Advisory Agreement.

     The Master Trust pays the Adviser a management fee of 0.60% per annum of the Master Trust's daily net assets (the "Management Fee"). The Management Fee accrues daily on an annualized basis and is paid monthly in arrears. For the periods from November 3, 1995 (commencement of operations of the Master Trust) to June 30, 1996; July 1, 1996 to June 30, 1997; and July 1, 1997 to June 30, 1998, the fees payable to the Adviser under the Advisory Agreement were U.S.$4,337,443 (of which amount U.S.$142,651 was voluntarily waived), U.S.$5,803,304 (of which amount U.S.$135,019 was voluntarily waived), and U.S.$5,805,025 (of which amount U.S.$92,500 was voluntarily waived), respectively.

     The Adviser has access to and benefits from investment research and information generated and used by Old Mutual. The Adviser is responsible for compensating Old Mutual for research and information provided to the Adviser.

     The Adviser will reduce or rebate a portion of the Management Fee as necessary so that ordinary operating expenses of the Old Mutual SAGA Fund, including its share of the Management Fee and the amortization of certain organizational or offering expenses, will not exceed 1.00% per annum of the Old Mutual SAGA Fund's daily net assets. This limitation does not apply to (i) extraordinary expenses (such as the cost of litigation), (ii) the placement fee and the amount payable to Old Mutual Bermuda in connection with the Initial Offering, (iii) sales charges on shares of the Old Mutual SAGA Fund, (iv) brokerage expenses, or (v) the redemption fee charged by the Old Mutual SAGA Fund of 0.65% of redemption proceeds. The Adviser may not terminate its undertaking to so reduce or rebate a portion of the Management Fee without giving at least 120 days notice to investors in the Old Mutual SAGA Fund, provided the Adviser may terminate this undertaking at any time without prior notice if the Adviser ceases to be investment adviser to the Master Trust.

Administrators.

     Pursuant to an administrative services agreement (the "Administrative Services Agreement"), State Street Cayman Trust Company, Ltd. (the "Master Trust Administrator"), either directly or through an indirect wholly-owned subsidiary or an affiliated entity, provides certain administrative, transfer agency and fund accounting services to the Master Trust.

     Pursuant to the Administrative Services Agreement, the Master Trust Administrator serves as accounting agent, registrar, transfer agent and dividend disbursing agent for the Master Trust, and provides general administrative services including overseeing the publication of net asset value and the maintenance of certain books and records, preparing the U.S. federal, state and local income tax returns, expense budgets and financial information for semi-annual and annual reports, proxy statements and other communications, preparing periodic financial reports and reports relating to the business and affairs of the Master Trust, reporting to the Board of Trustees of the Master Trust regarding the performance of the custodian and independent public accountants, overseeing and reviewing calculations of fees paid to the Adviser and the custodian, helping to establish accounting policies, reviewing implementation of any dividend reinvestment programs, responding to investor inquiries, preparing materials for board meetings and making presentations where appropriate.

     The Administrative Services Agreement with the Master Trust remains in effect until it is terminated and may be terminated without penalty by either party on not less than 60 days' written notice.

     The Administrative Services Agreement with the Master Trust also provides that the Master Trust Administrator shall not be liable for any loss, liability, claim or expense suffered or incurred by the Master Trust unless caused by its own fraud, willful default, gross negligence or willful misconduct or that of its agents or employees. The Master Trust Administrator's liability under the Administrative Services Agreement shall be limited to U.S.$5 million for liabilities and losses arising in connection with certain functions relating to tax and financial reporting, securities law compliance and recordkeeping. This limitation on liability includes, but is not limited to, any liability relating to the Master Trust's compliance with any applicable tax or securities statute, regulation or ruling of any jurisdiction.

     The Master Trust Administrator receives an annual administration fee from the Master Trust calculated as a percentage of the Master Trust's average daily assets. The percentage will range from 0.05% to 0.01% per annum according to the assets of the Master Trust, as follows:

First U.S.$500 million                            0.05%
Next U.S.$500 million                             0.025%
Over U.S.$1 billion                               0.01%

     If the assets of the Master Trust total U.S.$1 billion during a year, the administration fee percentage for that year will be 0.0375%.

     For the periods from November 3, 1995 (commencement of operations of the Master Trust) to June 30, 1996; July 1, 1996 to June 30, 1997; and from July 1, 1997 to June 30, 1998, the fees paid to the Master Trust Administrator under the Administrative Services Agreement were U.S.$252,158, U.S.$374,991, and U.S.$377,957, respectively.

     The Master Trust Administrator is a wholly-owned subsidiary of State Street Bank and Trust Company.

Placement Agent.

     The Master Trust has not engaged any placement agent for purposes of offering beneficial interests in the Master Trust for sale.

     Prior to September 30, 1998, the OMEGA South Africa Fund engaged Fleming Martin Inc., Barnard Jacobs Mellet (USA) LLC (formerly Rand International Securities LLC), and Warburg Dillon Read LLC (formerly SBC Warburg Inc.) (collectively, the "OMEGA Placement Agents") to act as placement agents to offer and sell shares of the OMEGA South Africa Fund (the "OMEGA Offering") on a best efforts basis pursuant to a placing agreement (the "OMEGA Placing Agreement") with the Master Trust, the OMEGA South Africa Fund, the Adviser and Old Mutual Fund Holdings. From December 31, 1995 to August 17, 1998, the OMEGA South Africa Fund offered its shares of beneficial interest on a continuous basis. As of August 17, 1998, the OMEGA South Africa Fund ceased offering its shares of beneficial interest. Therefore, the OMEGA South Africa Fund Placing Agreement was terminated with effect from September 30, 1998.

     Pursuant to a placing agreement (the "SAGA Placing Agreement") between the Master Trust, the Old Mutual SAGA Fund, the Adviser, Old Mutual Fund Holdings, and the following placement agents: Fleming Martin Limited, Barnard Jacobs Mellet (USA) LLC (formerly Rand International Securities LLC), and Swiss Bank Corporation, through its division SBC Warburg (collectively, the "SAGA Placement Agents"), the SAGA Placement Agents have agreed to use their reasonable endeavors to procure placees for shares of the Old Mutual SAGA Fund (the "SAGA Offering"), but the SAGA Placement Agents are not themselves under any obligation to subscribe for any shares. The engagement of the SAGA Placement Agents is non-exclusive, and the Old Mutual SAGA Fund may from time to time in its sole discretion but after reasonable prior consultation with the existing SAGA Placement Agents, appoint one or more additional placing agents. The obligations of the Master Trust under the SAGA Placing Agreement continue in effect for a period beyond one year from the date thereof only so long as such continuance is approved at least annually as required under the 1940 Act. In certain circumstances, the SAGA Placement Agents are entitled to terminate the SAGA Placing Agreement, including where there has been a material breach of certain of the representations and warranties contained in SAGA Placing Agreement. The Old Mutual SAGA Fund may terminate the SAGA Placing Agreement as to any SAGA Placement Agent by immediate written notice to each party to the SAGA Placing Agreement in the event that such SAGA Placement Agent shall be in material breach of the SAGA Placing Agreement and such breach is specified in the notice.

     A sales charge of up to 0.35% of the net asset value of each share of the Old Mutual SAGA Fund sold to a subscriber for shares in the Old Mutual SAGA Fund ("Subscriber") may be applied by the SAGA Placement Agents. Old Mutual Fund Holdings may make additional payments to the SAGA Placement Agents or other parties equal to 0.25% of the price of shares of the Old Mutual SAGA Fund sold in the SAGA Offering. Prior to September 30, 1998, each OMEGA Placement Agent was entitled to a corresponding fee with respect to shares of the OMEGA South Africa Fund sold in the OMEGA Offering. Each of the OMEGA South Africa Fund and the Old Mutual SAGA Fund have agreed to indemnify its respective Placement Agents and the Master Trust has agreed to indemnify the OMEGA and the SAGA Placement Agents against certain liabilities, including liabilities under applicable securities laws.

     The Master Trust adopted a placement plan in accordance with Rule 12b-1 under the 1940 Act (the "Placement Plan"). The Placement Plan for the Master Trust was terminated with effect from August 31, 1998. The Placement Plan provided for the payment of certain fees and amounts in connection with the placement of shares. Furthermore, the Placement Plan provided that the Master Trust could reimburse the Adviser, or another party, for certain marketing expenses incurred (or advanced) in the placement of shares of the OMEGA South Africa Fund and the Old Mutual SAGA Fund, provided the amount of such reimbursements in any year could not exceed 0.05% of the average daily net assets of the Master Trust for such year. Under the Placement Plan, the Master Trust could pay additional fees in connection with the placement of shares of the OMEGA South Africa Fund and the Old Mutual SAGA Fund as determined by the Trustees, provided such fees for any year could not, together with any reimbursement of expenses under the next preceding sentence for such year, exceed 0.05% of the average daily net assets of the Master Trust for such year.

     The Master Trust will preserve copies of the Placement Plan and any agreements or reports made pursuant to the Placement Plan for a period of not less than six years from the date of the Placement Plan, and for the first two years such agreements and reports will be maintained in an easily accessible place. For the period from July 1, 1997 to June 30, 1998 no payments were made under the Placement Plan.

Custodian.

     The Master Trust has entered into a custodian contract with State Street Bank and Trust Company (the "Custodian") pursuant to which the Custodian acts as custodian for the Master Trust. The principal business address of the Custodian is 225 Franklin Street, Boston, MA 02110.

     Pursuant to the custodian contract, the Custodian serves as the Master Trust's Foreign Custody Manager in accordance with Rule 17f-5 under the 1940 Act.

     The Custodian has entered into subcustodian agreements (each a "Subcustodian Agreement") with Standard Bank of South Africa Limited and with State Street London Limited (each a "Subcustodian"), pursuant to which Standard Bank of South Africa Limited and State Street London Limited provide custodial services in South Africa and the United Kingdom, respectively, for assets of the Master Trust. As of October 22, 1998, Old Mutual held 21.53% of the outstanding voting securities of Standard Bank of South Africa Limited. State Street London Limited is a wholly-owned subsidiary of State Street Bank and Trust Company. Each Subcustodian will be paid, by the Custodian, such compensation pursuant to each Subcustodian Agreement as may be mutually agreed upon from time to time.

Independent Accountants.

     KPMG Peat Marwick, Vallis Building, Hamilton HM 11 Bermuda, are the independent public accountants for the Master Trust, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC.

Item 17. Brokerage Allocation and Other Practices.

     The primary consideration in placing the Master Trust's securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Adviser attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of the Master Trust and other clients of the Adviser on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Adviser normally seeks to deal directly with the primary market makers, unless in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees may be available to the Adviser on the tender of the Master Trust's securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Master Trust by the Adviser. At present no other recapture arrangements are in effect.

     Under the Advisory Agreement, in connection with the selection of brokers or dealers and the placing of orders for the purchase and sale of securities, the Adviser is directed to seek for the Master Trust in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser or the Master Trust, subject to any applicable laws, rules and regulations. The Adviser will adhere to the restrictions adopted by the Master Trust which are designed to address the substantial position of Old Mutual and its wholly-owned subsidiaries in the South African securities markets.

     The Management Fee will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

     In certain instances there may be securities that are suitable as an investment for the Master Trust as well as for one or more of the Adviser's other clients. Investment decisions for the Master Trust and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable for the security for the Master Trust. When purchases or sales of the same security for the Master Trust and for other portfolios managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales. Similar considerations apply with respect to investment advisory services provided by Old Mutual and other affiliates of the Adviser to their respective clients. For the periods from November 3, 1995 (commencement of operations of the Master Trust) to June 30, 1996; from July 1, 1996 to June 30, 1997; and from July 1, 1997 to June 30, 1998, the Master Trust paid brokerage commissions of approximately U.S.$117,778, U.S.$334,733 and U.S.$1,476,423, respectively. The recent increase in the brokerage commissions payable was directly related to the Master Trust portfolio turnover rate increasing from 9.88% for the fiscal year ended June 30, 1997 to 40.24% for the fiscal year ended June 30, 1998.

Item 18.  Capital Stock and Other Securities.

     The beneficial interest in the Master Trust consists of non-transferable Interests. Interests may be issued only to (a) any U.S. regulated investment company, segregated asset account, non-U.S. investment company, common trust fund, group trust, or other investment arrangement other than an individual, S corporation, partnership or grantor trust beneficially owned by an individual, S corporation or partnership, and/or (b) Old Mutual and any wholly-owned direct or indirect subsidiary of Old Mutual, as may be approved by the Trustees, for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act. The value of an Interest shall be equal to the balance of the Investor's book capital account (the "Book Capital Account Balance"). The number of Interests authorized under the declaration of trust of the Master Trust is unlimited. The offering of Interests has not been registered under the 1933 Act.

     On each matter submitted to a vote of Investors, each Investor shall be entitled to a vote proportionate to its Interest in the Master Trust as recorded on the books of the Master Trust. If the Master Trust is divided into series, each series shall vote as a separate class except (i) when required by the 1940 Act or the declaration of trust of the Master Trust to be voted in the aggregate, (ii) in the election and removal of Trustees, (iii) for certain amendments to the declaration of trust of the Master Trust, and (iv) when the Trustees have determined that a matter affects the interests of Investors of all series or classes of Interests and that the Interests shall vote as one class on the matter. On each matter submitted to a vote of Investors, each Investor may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal. As a Massachusetts trust, the Master Trust is not required to hold, and has no present intention of holding, annual meetings of Investors but the Master Trust will hold special meetings of Investors when in the judgment of the Trustees it is necessary or desirable to submit matters for a Investor vote.

     The Master Trust's activities are supervised by a Board of Trustees. Investors will be entitled to vote on the election of the Trustees of the Master Trust and certain important matters, including (i) certain amendments to the declaration of trust of the Master Trust and (ii) changes in the investment objective and fundamental investment restrictions of the Master Trust. Trustees of the Master Trust may be removed by a vote of Investors holding at least two-thirds of outstanding Interests.

     The Master Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of the holders of two-thirds of the outstanding Interests of all series of the Master Trust voting as a single class, or of the affected series of the Master Trust, as the case may be, or by an instrument in writing without a meeting, consented to by the vote of the holders of two-thirds of the outstanding Interests of all series of the Master Trust voting as a single class, or of the affected series of the Master Trust, as the case may be; provided, however, that if such merger, consolidation, or transfer is recommended by the Trustees, the "vote of a majority of the outstanding voting securities" of the

Master Trust, as defined in the 1940 Act ("Majority Interests Vote") shall be sufficient authorization; and any such merger, consolidation, or sale shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Master Trust may be terminated by a Majority Interests Vote, by the Trustees, or upon the bankruptcy or dissolution of an Investor unless the remaining Investors, by Majority Interests Vote, agree to continue the Master Trust. Any series of the Master Trust may be terminated by a Majority Interests Vote of that series, by the Trustees, or upon the bankruptcy or dissolution of an Investor of that series unless the remaining Investors, by Majority Interests Vote of the series, agree to continue the series.

     The Master Trust is organized as a trust under the laws of the Commonwealth of Massachusetts. The Master Trust's declaration of trust provides that Investors (including the Old Mutual SAGA Fund) are each jointly and severally liable for the liabilities and obligations of the Master Trust. However, the risk of an Investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Master Trust itself was unable to meet its obligations.

     The declaration of trust of the Master Trust further provides that obligations of the Master Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the declaration of trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each Investor in the Master Trust may add to or withdraw from its investment in the Master Trust on each Business Day, as defined in Item 19.

Item 19.  Purchase, Redemption and Pricing of Securities.

     The Master Trust is offering the Interests without registration under the 1933 Act as a private placement pursuant to Regulation D under the 1933 Act. The Master Trust is also relying upon appropriate exemptions from the registration requirements of applicable state securities or blue sky laws. The Interests are being offered and sold in the U.S. only to investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security " within the meaning of the 1933 Act.

     The net asset value of the Master Trust is determined each day on which the New York Stock Exchange is open for trading ("Business Day"). As of the date of this Part B, the New York Stock Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value is made by the Master Trust Administrator once each day as of 10:00 a.m. (Eastern time), being after the close of business of the JSE for that day. The net asset value of the Master Trust at any given time and from time to time shall mean the difference of (a) the total assets then held by the Master Trust including all cash and cash equivalents, stocks, bonds, and other debt instruments (including accrued interest and original issue discount thereon), mutual fund interests, stock options, open futures positions, other securities, and declared dividends on equity securities after the record date for payment thereof, minus (b) the face amount of all Master Trust debts and obligations.

Upon the determination of the net asset value of the Master Trust on each Business Day, the Book Capital Account Balance of each investor in the Master Trust ("Investor") shall then be adjusted as follows: (a) the excess, if any, of the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses
(c) or (d) below) over the net asset value as last determined shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amount so allocated shall be added to the Book Capital Account Balance of each Investor; (b) the excess, if any, of the net asset value as last determined over the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses (c) or (d) below) shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amounts so allocated shall be subtracted from the respective Book Capital Account Balance of each Investor; (c) the Book Capital Account Balance of each Investor shall be increased to reflect any capital contributions, to the extent such Investor's Book Capital Account Balance has not previously been increased to reflect the same; and (d) the Book Capital Account Balance of each Investor shall be decreased to reflect the amount of money or the fair market value of property other than money (net of liabilities secured by such property that the Investor is considered to assume or take subject to) distributed (or deemed distributed) to such Investor by the Master Trust in respect of the decrease or redemption of such Investor's Interest (or in connection with a termination of the Master Trust), to the extent such Investor's Book Capital Account Balance has not previously been decreased to reflect the same. The Book Capital Account Balance of each Investor as determined above shall be the Book Capital Account Balance of that Investor until the next calculation of that Investor's Book Capital Account Balance. The percentage interest of each Investor in the Master Trust at any time for purposes of voting and otherwise shall be the quotient of (i) the Book Capital Account Balance of that Investor at that time divided by (ii) the sum of the Book Capital Account Balances of all Investors at that time.

     The Master Trust generally values JSE listed securities based on the current JSE ruling price. The ruling price for a JSE listed security on any day is the last sale price, adjusted upward to any current higher bid price or downward to any current lower offer price. If the securities did not trade on the JSE on the date of the valuation, they may be valued on a different basis believed by the Trustees of the Master Trust to reflect their fair value. Values are converted from S.A. Rand to U.S. dollars using exchange rates prevailing as of the time the net asset value is to be determined. Trading may take place in securities held by the Master Trust on days that are not Business Days and on which it will not be possible to purchase or redeem shares of the Old Mutual SAGA Fund.

     The Master Trust may, from time to time, revise its procedures relating to the calculation of net asset value to reflect changes in JSE trading periods and practices.

     Trading in securities on most non-U.S. exchanges and over-the-counter markets is normally completed before the close of regular trading on the New York Stock Exchange and may also take place on days on which the New York Stock Exchange is closed. If events materially affecting the value of non-U.S. securities occur between the time when the exchange on which they are traded closes and the time when the Master Trust's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees of the Master Trust.

     Subject to compliance with applicable regulations, the Master Trust has reserved the right to pay the redemption price of Interests, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Interests being sold. If a holder of Interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trustees shall have the power (but no obligation) at any time to redeem all (but not less than all) the Interest in the Master Trust of any Investor at a redemption price determined in accordance with the provisions of the declaration of trust of the Master Trust if at such time the aggregate Book Capital Account Balance of such Investor is less than a minimum amount, if any, as determined from time to time by the Trustees. However, the Trustees have not established any such minimum amount, and no action to establish a minimum amount has been taken by the Trustees.

     The Master Trust may declare a suspension of the right to decrease or redeem Interests or postpone the date of payment of the proceeds of a decrease or redemption of an Interest for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Master Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Master Trust fairly to determine the value of its net assets, or (d) during which the SEC for the protection of Investors by order permits the suspension of the right of decrease or redemption or postponement of the date of payment of the proceeds; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c), or (d) exist. Such suspension shall take effect at such time as the Master Trust shall specify but not later than the close of business on the Business Day next following the declaration of suspension, and thereafter there shall be no right to decrease or redeem Interests or payment of the proceeds of a decrease or redemption of an Interest until the Master Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which the New York Stock Exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the SEC, the determination of the Master Trust shall be conclusive). In the case of a suspension of the right to decrease or redeem Interests, an Investor may either withdraw his request to decrease or redeem Interests or receive payment based on the net asset value upon the termination of the suspension.

Item 20.  Tax Status.

     The Master Trust is organized as a Massachusetts trust. The Master Trust has determined that it is properly treated as a partnership for U.S. federal and Massachusetts income tax purposes. Accordingly, under those tax laws, the Master Trust is not subject to any income tax, but each Investor in the Master Trust must take into account its share of the Master Trust's ordinary income, capital gains, expenses, losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Master Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Master Trust's taxable year ends June 30. Although, as described above, the Master Trust is not subject to U.S. federal income tax, it files appropriate U.S. federal income tax returns.

     The Master Trust believes that, in the case of an Investor in the Master Trust that seeks to qualify as a regulated investment company ("RIC") under the Code, the Investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Master Trust, and accordingly should be deemed to own a proportionate interest in each of the assets of the Master Trust and should be entitled to treat as earned by it the portion of the Master Trust's gross income attributable to that interest.
Each Investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Master Trust, or whether the Investor's investment in the Master Trust should be treated as an interest in a separate entity rather than a direct interest in Master Trust assets.

     In order to enable an Investor that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Master Trust intends that it will satisfy the requirements of Subchapter M of the Code with respect to the nature of the Master Trust's gross income and the composition (diversification) of the Master Trust's assets as if those requirements were directly applicable to the Master Trust and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an Investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     The Master Trust will allocate at least annually among its Investors each Investor's distributive share of the Master Trust's net investment income, net realized capital gains, and any other items of income, gain, loss deduction, or credit in a manner intended to comply with the Code and applicable U.S. Treasury regulations.

     To the extent the cash proceeds of any withdrawal or distribution exceed an Investor's adjusted tax basis in its partnership interest in the Master Trust, the Investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Master Trust), the Investor's adjusted tax basis in its partnership interest in the Master Trust exceeds the proceeds of the withdrawal, the Investor will generally realize a loss for federal income tax purposes. An Investor's adjusted tax basis in its partnership interest in the Master Trust will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the Investor.

     The Master Trust may be subject to foreign taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty if and to the extent such treaty is available. Foreign exchange gains and losses realized by the Master Trust will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investment by the Master Trust in certain "passive foreign investment companies" may be limited, or a tax election may be made, if available, in order to enable an Investor that is a RIC to preserve its qualification as a RIC and to avoid imposition of a tax on such an Investor.

     The Master Trust's transactions in forward currency contracts will be subject to special tax rules that may affect the amount, timing, and character of Master Trust income. For example, certain positions held for the Master Trust on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for the Master Trust that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Master Trust losses, adjustments in the holding periods of Master Trust securities, and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that may alter the effects of these rules.

     There are certain tax issues which will be relevant to only certain Investors, specifically, Investors which are segregated asset accounts and Investors who contribute assets other than cash to the Master Trust. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master Trust.

     The Master Trust intends to conduct its activities so that it will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an Investor in the Master Trust, other than an Investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in the Master Trust. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by Investors in the Master Trust.

     The above discussion does not address the special tax rules applicable to certain classes of Investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain Investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Master Trust.

Item 21.  Underwriters.

     Not applicable.

Item 22.  Calculation of Performance Data.

     Not applicable.

Item 23. Financial Statements.

     The financial statements for the Master Trust, contained in the Annual Report of the OMEGA South Africa Fund, for the year ended June 30, 1998, as filed with the Securities and Exchange Commission, via the EDGAR system, on September 4, 1998 (Accession Number 0001047469-98-033774), are incorporated by reference into this Part B.

                                      PART C

Item 24. Financial Statements and Exhibits.

     (a)  Financial Statements:

          Financial Statements Included in Part A:
          Not applicable.


          Financial Statements Included in Part B:
           Schedule of Investments - June 30, 1998*
           Statement of Assets and Liabilities at June 30, 1998*
           Statement of Operations for the year ended June 30, 1998*
            Statement of Changes in Net Assets for the year ended June 30, 1997 and for the year ended June 30, 1998*
            Financial Highlights for the year ended June 30,1997 and for the year ended June 30, 1998*
           Notes to Financial Statements*

[FN]   * Financial information is incorporated by reference to the  OMEGA South
Africa Fund's Annual Report for the fiscal year ended June 30, 1998 (Accession Number 0001047469-98-033774).


      (b)    Exhibits:

 *1(a)        Declaration of Trust of the Registrant
 ***1(b)      Amendment to the Declaration of Trust of the Registrant
 ****1(c)     Second Amendment to the Declaration of Trust of the Registrant
 1(d)         Third Amendment to the Declaration of Trust of the Registrant

 *2(a)        By-Laws of Registrant
 ***2(b)      Amendment to the By-Laws of the Registrant
 *5           Investment Advisory Agreement between the Registrant and Old
              Mutual Asset Managers (Bermuda) Limited (the "Adviser")
 *6(a)        Placing Agreement among SBC Warburg Inc., the Registrant, Old
              Mutual Equity Growth Assets South Africa Fund (the "OMEGA Fund"),
              South African Mutual Life Assurance Society ("Old Mutual"), the
              Adviser and Old Mutual Fund Holdings (Bermuda) Limited ("Old
              Mutual Fund Holdings")
 *6(b)        Placing Agreement among SBC Warburg Inc., the Registrant, Old
              Mutual South Africa Growth Assets Fund Limited (the "SAGA Fund"),
              Old Mutual, the Adviser and Old Mutual Fund Holdings

 **6(c) Placing Agreement among Fleming Martin Inc., Rand International Securities, SBC Warburg Inc., the Registrant, the OMEGA Fund, the Adviser and Old Mutual Fund Holdings
 **6(d) Placing Agreement among Fleming Martin Inc., Rand International Securities, SBC Warburg Inc., the Registrant, the SAGA Fund, the Adviser and Old Mutual Fund Holdings
 ***6(e) Placing Agreement among Fleming Martin Inc., Rand International Securities LLC, SBC Warburg Inc., the Registrant, the OMEGA Fund, the Adviser and Old Mutual Fund Holdings
 ***6(f) Placing Agreement among Fleming Martin Inc., Rand International Securities LLC, SBC Warburg Inc., the Registrant, the SAGA Fund, the Adviser and Old Mutual Fund Holdings
 *8(a) Custodian Agreement between the Registrant and State Street Bank and Trust Company (the "Custodian")
 *8(b) Subcustodian Agreement between the Custodian and Standard Bank of South Africa Limited
 *8(c) Subcustodian Agreement between the Custodian and State Street London Limited
 8(d) Amendment to Custodian Contract between the Registrant and State Street Bank and Trust Company
 *9(a) Administrative Services Agreement between the Registrant and State Street Cayman Trust Company, Ltd.
 *9(b) Structuring Agreement among the Registrant, the OMEGA Fund, the SAGA Fund and International Finance Corporation
 *9(c) Subscription and Portfolio Transfer Agreement among Old Mutual, Old Mutual Fund Holdings, the Adviser, the Registrant, the OMEGA Fund, the SAGA Fund and Old Mutual Global Assets Fund Limited
 *9(d) Irish Stock Exchange Undertaking among the Registrant, the OMEGA Fund and the SAGA Fund
 *9(e) Form of letter from Old Mutual Fund Holdings with respect to seed capital
 *9(f) Form of Agreement among the Registrant, the OMEGA Fund, the SAGA Fund and the Adviser as to the allocation of insurance coverage

 **9(g)       Form of Agreement regarding termination of an agreement by Old
              Mutual Fund Holdings to pay a servicing fee to S.G. Warburg & Co.
              Inc.
 ***9(h)      Letter confirming final settlement of Structuring Agreement payments owing to International Finance Corporation
 ****9(i)     Amended and Restated Agreement Relating to Insurance
 ****9(j)     Securities Lending Agreement
 9(k)         First Amendment to Securities Lending Authorization Agreement
 9(l)         Second Amendment to Securities Lending Authorization Agreement
 9(m)         Loan Agreement between the Registrant and Robert Fleming & Co.
              Limited
 9(n)         Notice of Redemption of the OMEGA Fund's entire interest in the
              Master Trust
 11           Consent of Independent Auditors
 *15          Placement Plan of the Registrant
 27           Financial Data Schedule

* Incorporated herein by reference to the Registrant's Registration Statement on Form N-1A (File No. 811-7417) as filed with the Securities and Exchange Commission on November 9, 1995.

** Incorporated herein by reference to the Registrant's Amendment No. 1 to its Registration Statement on Form N-1A (File No. 811-7417) as filed with the Securities and Exchange Commission on May 2, 1996.

*** Incorporated herein by reference to the Registrant's Amendment No. 2 to its Registration Statement on Form N-1A (File No. 811-7417) as filed with the Securities and Exchange Commission on September 27, 1996.

**** Incorporated herein by reference to the Registrant's Amendment No. 3 to its Registration Statement on Form N-1A (File No. 811-7417) as filed with the Securities and Exchange Commission on September 29, 1997.

Item 25.  Persons Controlled by or under Common Control with Registrant.

     The Registrant has no subsidiaries. On November 3, 1995 Old Mutual transferred to the Master Trust a portfolio of South African securities having a market value of approximately U.S. $1 billion. In addition, Old Mutual made a cash capital contribution to the Master Trust of U.S. $4.75 million. As consideration for the portfolio of South African securities and the capital contribution, the Master Trust issued substantially all of its beneficial interest to Old Mutual Fund Holdings, a wholly-owned subsidiary of Old Mutual. The following information is provided as to certain principal subsidiaries of Old Mutual, which are under common control with the Registrant.

                                                                                     COUNTRY OF
 NAME OF SUBSIDIARY                                PARENT COMPANY        OWNED      INCORPORATION     NATURE OF BUSINESS
----------------------------------------------------------------------------------------------------------------------------------
 JSE LISTED SUBSIDIARY COMPANIES
 Anglo-Transvaal Collieries Ltd.                     Old Mutual          57.00       SOUTH AFRICA     Investment holding company
 Barprop Limited                                     Old Mutual          54.00       SOUTH AFRICA     Property holding
 Nedcor Limited                                      Old Mutual          49.00       SOUTH AFRICA     Banking

 UNLISTED SUBSIDIARY COMPANIES

 Ashtree Investments Limited.                        Old Mutual           100        SOUTH AFRICA     Investment holding company
 BPDT Investments (Pty) Ltd.                         Old Mutual           100        SOUTH AFRICA     Investment holding company
 Capital Securities Limited                          Old Mutual           100        SOUTH AFRICA     Investment holding company
 Cavendish Square (Pty) Ltd.                         Old Mutual           100        SOUTH AFRICA     Dormant
 Durban Hotels Limited                               Old Mutual           100        SOUTH AFRICA     Operation of hotels
 Fairbairn Investment Holdings SA (Pty) Ltd.         Old Mutual           100        SOUTH AFRICA     Investment holding company
 Fairbairn Nominees (Pty) Ltd.                       Old Mutual           100        SOUTH AFRICA     Nominee Company
 Highlight Investments (Pty) Limited                 Old Mutual           100        SOUTH AFRICA     Investment holding company
 Holdbid Investments (Pty) Ltd.                      Old Mutual           100        SOUTH AFRICA     Investment holding company
 Mutual & Federal Investments Limited                Old Mutual           100        SOUTH AFRICA     Investment holding company
 Okakarara Beleggings (Edms) Bpk                     Old Mutual           100        SOUTH AFRICA     Financial Advisory
 Old Mutual Actuaries & Consultants (Pty) Ltd.       Old Mutual           100        SOUTH AFRICA     Investment Advisory co.
 Old Mutual Asset Managers (SA) (Pty) Ltd.           Old Mutual           100        SOUTH AFRICA     Portfolio management co.
 Old Mutual Bermuda Holdings (SA) (Pty) Ltd.         Old Mutual           100        SOUTH AFRICA     Holding company
 Old Mutual Group Achievements                       Old Mutual           100        SOUTH AFRICA     Investment
 Old Mutual Healthcare (SA) (Pty) Ltd.               Old Mutual           100        SOUTH AFRICA     Health benefit administration
 Old Mutual Health Insurance Limited                 Old Mutual           100        SOUTH AFRICA     Short-term health insurance
 Old Mutual Investment Services Ltd.                 Old Mutual           100        SOUTH AFRICA     Financial services
 Old Mutual Nominees (Pty) Ltd.                      Old Mutual           100        SOUTH AFRICA     Nominee Company
 Old Mutual Properties (Pty) Ltd.                    Old Mutual           100        SOUTH AFRICA     Property management
 Old Mutual Securities (Pty) Ltd.                    Old Mutual           100        SOUTH AFRICA     Trading in investment secur.
 Old Mutual Technology Holdings (Pty) Ltd.           Old Mutual           100        SOUTH AFRICA     Investment holding company
 Old Mutual Trust Ltd.                               Old Mutual           100        SOUTH AFRICA     Administration of estates
 Old Mutual Unit Trust Managers Ltd.                 Old Mutual           100        SOUTH AFRICA     Unit Trust management co.
 OMIOPT Ltd.                                         Old Mutual           100        SOUTH AFRICA     Investment
 Pioneer International (South Africa) (Pty)            Pioneer            100        SOUTH AFRICA     Administrative services
 Ltd.                                            International Ltd.

 Rodina Investments Limited                          Old Mutual           100        SOUTH AFRICA     Investment holding company

 Old Mutual Asset Managers (Namibia) (Pty)        Old Mutual Asset        100           NAMIBIA       Portfolio management co.
 Ltd.                                             Managers Holdings
                                                   (Bermuda) Ltd.
 Old Mutual Health Insurance Limited                 Old Mutual           100           NAMIBIA       Short-term health insurance
 (external)
 Old Mutual Holdings (Namibia) (Pty) Limited     Fairbairn Holdings       100           NAMIBIA       Investment Holding
                                                        Ltd.
 Old Mutual Life Assurance Company (Namibia)     Old Mutual Holdings      100           NAMIBIA       Life Assurance
 Limited                                        (Namibia) (Pty) Ltd.
 Old Mutual Medical Administrators (Pty) Ltd.        Old Mutual           100           NAMIBIA       Admin. health benefit man.
 Old Mutual Unit Trust Management Company            Old Mutual           100           NAMIBIA       Unit Trust management co.
 Namibia Ltd.

 Old Mutual Investment Corporation (Pvt) Ltd.        Old Mutual           100          ZIMBABWE       Investment holding co.
 Old Mutual Property Investment Corporation          Old Mutual           100          ZIMBABWE       Property holding
 (Pvt) Ltd.
 City Centre Properties (Pvt) Ltd.               Old Mutual Property      92.5         ZIMBABWE       Property holding
                                                     Investment
                                                  Corporation (Pvt)
                                                        Ltd.
 Cyvern Properties (Pvt) Ltd.                    Old Mutual Property      100          ZIMBABWE       Property holding
                                                     Investment
                                                  Corporation (Pvt)
                                                        Ltd.


                                       75


 R.M. Insurance Company (Pvt) Ltd.               Old Mutual Property       60          ZIMBABWE       Short-term Insurance
                                                     Investment
                                                  Corporation (Pvt)
                                                        Ltd.
 Rentogre Investments (Pvt) Ltd.                 Old Mutual Property      100          ZIMBABWE       Property holding
                                                     Investment
                                                  Corporation (Pvt)
                                                        Ltd.
 Rutima Properties (Pvt) Ltd.                    Old Mutual Property      100          ZIMBABWE       Property holding
                                                     Investment
                                                  Corporation (Pvt)
                                                        Ltd.

 Old Mutual Asset Managers (UK) Ltd.              Old Mutual Asset        100       UNITED KINGDOM    Asset Managing company
                                                  Managers Holdings
                                                      (UK) Ltd.
 Old Mutual Asset Managers Holdings (UK)          Old Mutual Asset        100       UNITED KINGDOM    Investment holding company
 Limited                                          Managers Holdings
                                                     (Bda) Ltd.

 OMLA Holdings Ltd.                               Old Mutual Group        100       UNITED KINGDOM    Investment holding co.
                                                      (UK) Ltd.
 Old Mutual Fund Managers Ltd.                    Old Mutual Group        100       UNITED KINGDOM    Manages authorized Unit
                                                      (UK) Ltd                                        Trusts
 Providence Capitol Mortgage Services Ltd.        Old Mutual Group        100       UNITED KINGDOM    Loans on residential
                                                      (UK) Ltd.

 Fairbairn Investment Company Ltd.                 Fairbairn Inv.         100       UNITED KINGDOM    Investment holding company
                                                 Holdings (SA) (Pty)
                                                        Ltd.

 Old Mutual Group (UK) Ltd.                     Fairbairn Investment      100       UNITED KINGDOM    Investment holding company
                                                    Company Ltd.
 Old Mutual Portfolio Managers Ltd.             Fairbairn Investment      100       UNITED KINGDOM    Investment services
                                                    Company Ltd.

 Old Mutual Life Assurance Company Ltd.          OMLA Holdings Ltd.       100       UNITED KINGDOM    Life assurance
 PCAP Ltd.                                       OMLA Holdings Ltd.       100       UNITED KINGDOM    Investment company
 Roseland Properties Ltd.                        OMLA Holdings Ltd.       100       UNITED KINGDOM    Property investment

 Arcade Nominees Limited                             Old Mutual           100       UNITED KINGDOM    Nominee company
 Capability Trust Managers Limited                   Old Mutual           100       UNITED KINGDOM    Dormant company
 Capel-Cure Myers Capital Management                 Old Mutual           100       UNITED KINGDOM    Holding company
 (Holdings) Limited

 Capel-Cure Myers Capital Management Limited         Old Mutual           100       UNITED KINGDOM    Product company
 Capel-Cure Myers Corporate Finance Limited          Old Mutual           100       UNITED KINGDOM    Dormant company
 Capel-Cure Myers Financial Services Limited         Old Mutual           100       UNITED KINGDOM    Product company
 Capel-Cure Myers Limited                            Old Mutual           100       UNITED KINGDOM    Dormant company
 Capel-Cure Myers Nominees Limited                   Old Mutual           100       UNITED KINGDOM    Nominee company
 Capel-Cure Myers Securities Limited                 Old Mutual           100       UNITED KINGDOM    Dormant company
 Capel-Cure Myers Unit Trust Management (PEP         Old Mutual           100       UNITED KINGDOM    Nominee company
 Nominees) Limited
 Capel-Cure Myers Unit Trust Management              Old Mutual           100       UNITED KINGDOM    Product company
 Limited
 CCM Financial Services Limited                      Old Mutual           100       UNITED KINGDOM    Dormant company
 Central Capital Acquisitions Limited                Old Mutual           100       UNITED KINGDOM    Holding company
 Churchgate Assurance & Pensions Services            Old Mutual           100       UNITED KINGDOM    Dormant company
 Limited
 Churchgate Financial Administration Limited         Old Mutual           100       UNITED KINGDOM    Dormant company
 Fairbairn Fund Managers Limited                     Old Mutual           100       UNITED KINGDOM    Product company
 Finexco Personnel Services Limited                  Old Mutual           100       UNITED KINGDOM    Distribution company
 Gartside & Trippler Limited                         Old Mutual           100       UNITED KINGDOM    Nominee company
 Godfray Derby & Co.                                 Old Mutual           100       UNITED KINGDOM    Dormant company
 Guilder Money Market Company Limited                Old Mutual           100       UNITED KINGDOM    Fund
 Hanson & Co. (Stockbrokers) Limited                 Old Mutual           100       UNITED KINGDOM    Dormant company
 Hillman Catford Board Limited                       Old Mutual           100       UNITED KINGDOM    Dormant company
 Linton Nominees Limited                             Old Mutual           100       UNITED KINGDOM    Nominee company
 Lyddon Financial Services Limited                   Old Mutual           100       UNITED KINGDOM    Dormant company
 Lyddon Limited                                      Old Mutual           100       UNITED KINGDOM    Dormant company
 Lyddon Unit Trust Management Services Limited       Old Mutual           100       UNITED KINGDOM    Dormant company


                                        76


 Margetts & Addenbrooke Limited                      Old Mutual           100       UNITED KINGDOM    Dormant company
 Milton Mortimer & Co. Limited                       Old Mutual           100       UNITED KINGDOM    Dormant company
 National Investment Group High Technology           Old Mutual           100       UNITED KINGDOM    Product company
 Limited
 National Investment Group Limited                   Old Mutual           100       UNITED KINGDOM    Holding company
 National Investment Holdings Limited                Old Mutual           100       UNITED KINGDOM    Holding company
 Northern Stockbrokers Limited                       Old Mutual           100       UNITED KINGDOM    Holding company
 Old Mutual Fund Managers Ltd.                       Old Mutual           100       UNITED KINGDOM    Product company
 Old Mutual International (Isle of Man) Ltd.         Old Mutual           100       UNITED KINGDOM    Life Assurance
 Old Mutual International Financial Services         Old Mutual           100       UNITED KINGDOM    Distribution co.
 (Isle of Man) Limited
 Old Mutual International Fund Managers (Isle        Old Mutual           100       UNITED KINGDOM    Product company
 of Man) Ltd.
 Old Mutual International Funds Limited              Old Mutual           100       UNITED KINGDOM    Fund
 Old Mutual International Holdings (UK)              Old Mutual           100       UNITED KINGDOM    Holding company
 Limited
 Old Mutual International Nominees Limited           Old Mutual           100       UNITED KINGDOM    Nominee company
 Old Mutual International Services Limited           Old Mutual           100       UNITED KINGDOM    Services company
 Old Mutual International Total Income Fund          Old Mutual           100       UNITED KINGDOM    Fund
 Limited
 Old Mutual Life Assurance Company Limited           Old Mutual           100       UNITED KINGDOM    Life Assurance
 Old Mutual Service Company (Isle of Man)            Old Mutual           100       UNITED KINGDOM    Management company
 Limited
 Providence Capitol Home Loans Limited               Old Mutual           100       UNITED KINGDOM    Product company
 Providence Capitol Trustees Limited                 Old Mutual           100       UNITED KINGDOM    Trustee company
 RCLR Financial Services Limited                     Old Mutual           100       UNITED KINGDOM    Dormant company
 Richardson Chubb Love Rogers Limited                Old Mutual           100       UNITED KINGDOM    Dormant company
 Richardson Glover and Case Nominees Limited         Old Mutual           100       UNITED KINGDOM    Nominee company
 Ridgefield Management Limited                       Old Mutual           100       UNITED KINGDOM    Dormant company
 Ridgefield Unit Trust Administration Limited        Old Mutual           100       UNITED KINGDOM    Product company
 Vanguard Asset Management Limited                   Old Mutual           100       UNITED KINGDOM    Dormant company


 Old Mutual International Marketing Services         Old Mutual           100       UNITED KINGDOM    Provision of marketing
 Ltd.                                               International                                     serivces
                                                   (Guernsey) Ltd.

 Fairbairn International S.A.                        Old Mutual           100         LUXEMBOURG      Holding company
                                                    International
                                                  Holdings Limited

 Fairbairn Ireland Ltd.                              Old Mutual           100           IRELAND       Holding company
                                                    International
                                                  Holdings Limited
 Old Mutual International (Ireland) Ltd.             Old Mutual           100           IRELAND       Long-term life assurance
                                                    International
                                                  Holdings Limited
 Old Mutual Fund Managers (Ireland) Ltd.             Old Mutual           100           IRELAND       Manages authorized Unit
                                                    International                                     Trusts
                                                  Holdings Limited


 Fairbairn Actuaries and Consultants Ltd.        Fairbairn Holdings       100          GUERNSEY       Provider of Consulting
                                                        Ltd.                                          Services
 Fairbairn Holdings Ltd.                          Old Mutual Group        100          GUERNSEY       Holding company
                                                        Ltd.
 OMIAM Services Ltd.                              Old Mutual Asset        100          GUERNSEY       Service company to Group
                                                  Managers Holdings
                                                    (Bda) Limited
 OMIAM Properties Ltd.                            Old Mutual Asset        100          GUERNSEY       Property company
                                                  Managers Holdings
                                                    (Bda) Limited
 Old Mutual International Asset Managers          Old Mutual Asset        100          GUERNSEY       Asset managing company
 (Guernsey) Ltd.                                  Managers Holdings
                                                    (Bda) Limited
 Old Mutual International Financial Services          Fairbairn           100          GUERNSEY       Holding company
 Ltd.                                             International SA
 Old Mutual International (Guernsey) Ltd.            Old Mutual           100          GUERNSEY       Life assurance
                                                    International
                                                    Holdings Ltd.


                                        77


 Solomon Information Services Ltd.                   Old Mutual           100          GUERNSEY       Administrative services
                                                    International
                                                    Holdings Ltd.
 L & S Properties Ltd.                               Old Mutual           100          GUERNSEY       Property holding company
                                                    International
                                                   (Guernsey) Ltd.
 Naftiaux Holdings Ltd.                              Old Mutual           100          GUERNSEY       Property holding company
                                                    International
                                                   (Guernsey) Ltd.
 Providence Capitol Fund Managers Int. Ltd.          Old Mutual           100          GUERNSEY       Management of unit trusts
                                                    International
                                                    Holdings Ltd.
 Fairbairn Trust Company Ltd.                        Old Mutual           50.1         GUERNSEY       Trust and company formation
                                                    International
                                                    Holdings Ltd.
 FRT Directors Ltd.                                Fairbairn Trust        100          GUERNSEY       Acts as director of companies
                                                    Company Ltd.
 Fairbairn Portfolio Management Limited              Old Mutual           100          GUERNSEY       Product company
 Finexco International Technical Services            Old Mutual           100          GUERNSEY       Distribution company
 Limited
 Novos Navegadores Limited                           Old Mutual            50          GUERNSEY       Distribution company
 Old Mutual Guernsey Branch                          Old Mutual           100          GUERNSEY       Life Assurance
 FRT Secretarial Ltd.                              Fairbairn Trust        100          GUERNSEY       Company secretaries
                                                    Company Ltd.
 Spectrum Nominees Ltd.                            Fairbairn Trust        100          GUERNSEY       Provision of nominee services
                                                    Company Ltd.
 Finexco International Ltd.                          Old Mutual           100          GUERNSEY       Holding company
                                                    International
                                                    Holdings Ltd.
 Pioneer International Ltd.                          Old Mutual           100          GUERNSEY       Holding company
                                                    International
                                                    Holdings Ltd.
 Fairbairn Marketing Services Ltd.                    Fairbairn           100          GUERNSEY       International consultancy and
                                                  International SA                                    marketing
 Merriman Services Ltd.                               Fairbairn           100          GUERNSEY       International consultancy and
                                                  International SA                                    marketing

 Old Mutual Trustees Limited                         Old Mutual           100           JERSEY        Trustee Company
                                                    International
                                                    Holdings Ltd.

 Old Mutual Holdings Ltd.                       Fairbairn Hold. Ltd.      100            KENYA        Holding company
 Old Mutual Life Assurance Company Ltd.          Old Mutual Holdings      38.9           KENYA        Insurance company
                                                        Ltd.
 Old Mutual Asset Managers (Kenya) Limited           Old Mutual           100            KENYA        Management company



 Millstream Ltd.                                     Old Mutual           100           BAHAMAS       Investment company
 Old Mutual International Asset Managers          Old Mutual Asset        100           BAHAMAS       Asset managing company
 (Bahamas) Ltd.                                   Managers Holdings
                                                  (Bermuda) Limited
 Poplar Services Inc.                                Old Mutual           100           BAHAMAS       Trading in European hedge
                                                    International                                     funds
                                                   (Guernsey) Ltd.
 Fairbairn Managed Futures Ltd.                      Old Mutual           100           BAHAMAS       Trading in managed futures
                                                    International
                                                   (Guernsey) Ltd.
 Rohais Managed Futures (Holding) (Bahamas)     Fairbairn Guaranteed      100           BAHAMAS       Holding zero coupon stocks
 Ltd.                                             Futures (Bermuda)
                                                        Ltd.
 Rohais Series Five Futures Trading (Bahamas)      Rohais Managed         100           BAHAMAS       Dealing in currency futures
 Ltd.                                             Futures (Holding)
                                                   (Bahamas) Ltd.
 Rohais Series Six Futures Trading (Bahamas)       Rohais Managed         100           BAHAMAS       Futures trading
 Ltd.                                             Futures (Holding)
                                                   (Bahamas) Ltd.


                                        78


 Old Mutual International Asset Managers          Old Mutual Asset        100           BERMUDA       Asset managing company
 (Bermuda) Ltd.                                   Managers Holdings
                                                  (Bermuda) Limited
 Old Mutual Fund Holdings (Bermuda) Ltd.         Old Mutual Bermuda       100           BERMUDA       Holding Company for Global
                                                    Holdings (SA)                                     Asset Fund
                                                       Limited
 Old Mutual Asset Managers (Bermuda) Ltd.         Old Mutual Asset        100           BERMUDA       Investment manager
                                                  Managers Holdings
                                                  (Bermuda) Limited
 Old Mutual Global Assets Fund Ltd.                Old Mutual Fund        100           BERMUDA       Asset managing company
                                                 Holdings (Bermuda)
                                                       Limited
 Fairbairn Guaranteed Futures (Bermuda) Ltd.         Old Mutual           100           BERMUDA       Holding zero coupon stocks
                                                    International
                                                   (Guernsey) Ltd.
 Fairbairn Futures Trading (Bermuda) Ltd.       Fairbairn Guaranteed      100           BERMUDA       Dealing in non US futures
                                                  Futures (Bermuda)
                                                        Ltd.
 Fairbairn US Futures Trading (Bermuda) Ltd.      Fairbairn Futures       100           BERMUDA       Dealing in US futures
                                                  Trading (Bermuda)
                                                        Ltd.
 Fairbairn Futures Trading (1992) (Bermuda)     Fairbairn Guaranteed      100           BERMUDA       Dealing in non US futures
 Ltd.                                             Futures (Bermuda)
                                                        Ltd.
 Fairbairn US Futures Trading (1992) (Bermuda)    Fairbairn Futures       100           BERMUDA       Dealing in US futures
 Ltd.                                              Trading (1992)
 Old Mutual Group Limited                            Old Mutual           100           BERMUDA       Holding company
 Old Mutual Asset Managers (Holdings) Bermuda     Old Mutual Group        100           BERMUDA       Holding company
 Limited                                               Limited
 Old Mutual International Holdings Limited        Old Mutual Group        100           BERMUDA       Holding company
                                                       Limited
 Old Mutual International Developments Limited    Old Mutual Group        100           BERMUDA       Holding company
                                                       Limited
 Old Mutual International Limited                    Old Mutual           100           BERMUDA       Operating company
                                                    International
                                                  Holdings Limited
 Old Mutual Group Services Limited                Old Mutual Group        100           BERMUDA       Operating company
                                                       Limited


 Old Mutual Investment Advisers, Inc.             Old Mutual Asset        100             USA         Investment Adviser
                                                  Managers Holdings
                                                  (Bermuda) Limited


 Finexco Hellas Company Ltd.                           Finexco            100           GREECE        Provision of administrative
                                                   Administrative                                     services
                                                  Services (FAS) BV



 Finexco Europe SA                                     Finexco            100           BELGIUM       Provision of administrative
                                                   Administrative                                     services
                                                  Services (FAS) BV

 Finexco (HK) Ltd.                                     Finexco            100          HONG KONG      Provision of administrative
                                                   Administrative                                     services
                                                  Services (FAS) BV
 Old Mutual Hong Kong Branch                         Old Mutual           100          HONG KONG      Life Assurance

 Finexco (M) SDN BHD                                   Finexco            100          MALAYSIA       Provision of administrative
                                                   Administrative                                     services
                                                  Services (FAS) BV

 Finexpa Financial Expatriate Consultancy BV           Finexco            100         NETHERLANDS     Administrative services
                                                   Administrative
                                                  Services (FAS) BV
 Finexco Administrative Services (FAS) BV              Finexco            100         NETHERLANDS     Administrative services
                                                 International Ltd.


                                        79


 Finexco Financial Services (Cyprus) Ltd.              Finexco            100           CYPRUS        Administrative services
                                                 International Ltd.
 Old Mutual International (Cyprus) Limited           Old Mutual           100           CYPRUS        Distribution company

 Pioneer Administrative Services                       Pioneer            100           ISRAEL        Provision of administrative
                                                 International Ltd.                                   services
 Pioneer Global Funds (92) Ltd.                        Pioneer            100           ISRAEL        Provision of administrative
                                                 International Ltd.                                   services

 Old Mutual Financial Services Botswana (Pty)    Fairbairn Holdings       100          BOTSWANA       Provision of financial
 Ltd.                                                   Ltd.                                          services
 Old Mutual Asset Managers (Botswana) (Pty)          Old Mutual           100          BOTSWANA       Management company
 Limited

Item 26.  Number of Holders of Securities.

                                     Number of Record Holders
             Title of Class         As of September 24,1998
             --------------         -------------------------
          Beneficial Interests                        2


Item 27.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Declaration of Trust, incorporated herein by reference; and (b) Section 11 of the Placing Agreement between the Registrant, Fleming Martin Inc., Barnard Jacobs Mellet
(USA) LLC (formerly Rand International Securities LLC), Warburg Dillon Read LLC (formerly SBC Warburg Inc.) and certain other parties, incorporated herein by reference.

     The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28. Business and Other Connections of Investment Adviser.

     Old Mutual Asset Managers (Bermuda) Limited (the "Adviser"), a company organized under the laws of Bermuda, serves as the investment adviser to the Registrant and to Old Mutual Global Assets Fund Limited, a mutual fund organized under the laws of Bermuda. The directors and officers of the Adviser and their affiliations are listed below.

Name: Kevin James Carter
Position: Director and Deputy Chairman of the Adviser and Director of Old Mutual Asset Managers Holdings (Bermuda) Limited ("OMAM Holdings")

     Director, Old Mutual Global Assets Fund Limited (22 Church Street, Hamilton, Bermuda)

     Director, Old Mutual Investment Advisers, Inc. (1 Exeter Plaza, 699 Boylston Street, Boston, Massachusetts)

     Director, Fairbairn Fund Managers Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)


     Director, Old Mutual International Asset Managers Services Ltd. (Fairbairn House, Rohais, St. Peter Port, Guernsey)

     Director, Salvation Army Trustee Company (101 Queen Victoria Street, London EC2V, United Kingdom)

     Director, Old Mutual Asset Managers (Botswana) (Pty) Ltd. (c/o Deloitte & Touche, Barclays House, Khama Crescent, Gaborone, Botswana)

     Director, Old Mutual Asset Managers (Pty) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Director, Old Mutual International Asset Managers (Guernsey) Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

     Director and Chairman, Old Mutual International Asset Managers (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Director, Capel-Cure Myers Capital Management (Holdings) Limited (The Registry, Royal Mint Court, London, United Kingdom)

     Director, Old Mutual South Africa Trust plc (23 Cathedral Yard, Exeter, United Kingdom)

     Director, Argenta European Hedge Fund plc (2nd Floor, IFSC House, International Financial Services Centre, Custom House Docks, Dublin, Ireland)

     Director, Old Mutual Asset Managers Holdings (UK) Limited (5th Floor, 80 Cheapside, London, United Kingdom)

     Director, Old Mutual Asset Managers (UK) Ltd. (5th Floor, 80

     Cheapside, London, United Kingdom)

     Director, Old Mutual Fund Holdings (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)


Name:  Garth Griffin
Position: Director of the Adviser and Director and Deputy Chairman of OMAM Holdings

     Director, Barlow Limited (Barlow Park, Katherine Street, Sandton, South Africa)

     Managing Director, Fairbairn Investment Company Limited (Providence House, 2 Bartley Way, Hook, Hampshire, United Kingdom)

     Director, Fairbairn Investment Holdings SA (Pty) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Director, Old Mutual Asset Managers (South Africa) (Pty) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Director, Old Mutual Bermuda Holdings (SA) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Director, Old Mutual Financial Services Botswana (Pty) Limited (c/o Deloitte & Touche, Barclays House, Khama Crescent, Gaborone, Botswana)

     Chairman, Old Mutual Group (UK) Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

     Chairman, Old Mutual Asset Managers (Namibia) (Pty) Limited (Bank Windhoek Bldg., 262 Independence Ave., Windhoek, Namibia)

     Director, Old Mutual Investment Advisors, Inc. (One Exeter Plaza, 699 Boylston Street, Boston, MA, United States)

     Chairman, Old Mutual Life Assurance Company Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

     Chairman, OMLA Holdings Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

     Managing Director and Member, South African Mutual Life Assurance Society (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Chairman, Fairbairn Ireland Limited (50 Dawson Street, Dublin, Ireland)

     Director, Old Mutual Fund Holdings (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Chairman, Old Mutual International Financial Services Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

     Chairman, Old Mutual International (Guernsey) Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

     Director and Deputy Chairman, Old Mutual Group Limited (22 Church Street, Hamilton, Bermuda)

     Director and Chairman, Old Mutual International Asset Managers (Bahamas) Limited (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)

     Director, Old Mutual Global Assets Fund Limited (22 Church Street, Hamilton, Bermuda)

     Director and Chairman, Old Mutual International Limited (22 Church Street, Hamilton, Bermuda)

     Director and Deputy Chairman, Old Mutual International Holdings Limited (22 Church Street, Hamilton, Bermuda)

     Director and Chairman, Old Mutual Group Services Limited (22 Church Street, Hamilton, Bermuda)

     Director and Chairman, Old Mutual International Developments Limited (22 Church Street, Hamilton, Bermuda)

     Director, Fairbairn Holdings Limited (P.O. Box 119, Commerce House, St. Peter Port, Guernsey)

     Chairman, Fairbairn International S.A. (35 rue Glesener, 10-11 Luxembourg)

     Chairman, Fairbairn Marketing Services Limited (P.O. Box 119, Commerce House, St. Peter Port, Guernsey)

     Chairman, Merriman Services Limited (P.O. Box 119, Commerce

     House, St. Peter Port, Guernsey)



     Director, Old Mutual Group Achievements Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Chairman, Old Mutual International (Isle of Man) Ltd. (Victory House, Prospect Hill, Douglas, Isle of Man)

     Chairman, Old Mutual International Marketing Services Ltd. (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

     Director, Old Mutual Investment Services Ltd. (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Director, Old Mutual Unit Trust Managers Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Director, Omiopt Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Chairman, Old Mutual International (Ireland) Limited (50 Dawson Street, Dublin, Ireland)

     Director, Capel-Cure Myers Capital Management (Holdings) Limited (The Registry, Royal Mint Court, London, United Kingdom)

     Director, Capel-Cure Myers Capital Management Limited (The Registry, Royal Mint Court, London, United Kingdom)

     Director, Central Capital Acquisitions Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

     Director, Mutual & Federal Investments Limited (Mutualpark, Jan Smuts Drive, Pinelands 7405, Cape, South Africa)

     Chairman, Old Mutual Asset Managers Holdings (UK) Limited (5th Floor, 80 Cheapside, London, United Kingdom)

     Director, Old Mutual International Holdings (UK) Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

     Director, Old Mutual Properties (Pty) Limited (Mutualpark, Jan Smuts Drive, Pinelands 7405, Cape, South Africa)

Name:  William Langley
Position: Chairman, President and Director of the Adviser, and Director of OMAM Holdings

     Treasurer and Trustee of the Registrant and the OMEGA South Africa Fund.

     Deputy Chairman and Director of Old Mutual South Africa Growth Assets Fund Limited (22 Church Street, Hamilton, Bermuda)

     Director and Treasurer, Old Mutual Global Assets Fund Limited (22 Church Street, Hamilton, Bermuda)

     Director, Old Mutual Investment Advisers, Inc. (1 Exeter Plaza, 699 Boylston Street, Boston, Massachusetts)

     Director and Deputy Chairman, Old Mutual International Asset Managers (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Director, Old Mutual International Asset Managers (Guernsey) Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

     Director, OMIAM Services Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

     Director and Treasurer, Old Mutual Fund Holdings (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Assistant General Manager, Old Mutual (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

     Alternate Director, Old Mutual Group Limited (22 Church Street, Hamilton, Bermuda)

     Alternate Director, Old Mutual International Holdings Limited (22 Church Street, Hamilton, Bermuda)

     Deputy Chairman and Director, Old Mutual Group Services Limited (22 Church Street, Hamilton, Bermuda)

     Alternate Director, Old Mutual International Developments Limited (22 Church Street Street, Hamilton, Bermuda)

Name:  Susan Elizabeth Rouse
Position: Vice President and Alternate Director of the Adviser and Alternate Director of OMAM Holdings

     Alternate Director, Old Mutual Global Assets Fund Limited (22 Church Street, Hamilton, Bermuda)

     Alternate Director, Old Mutual Fund Holdings (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Alternate Director, Old Mutual International Asset Managers (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Alternate Director, Old Mutual Group Limited (22 Church Street, Hamilton, Bermuda)

     Director and Deputy Chairman, Old Mutual International Limited (22 Church Street, Hamilton, Bermuda)

     Alternate Director, Old Mutual International Holdings Limited (22 Church Street, Hamilton, Bermuda)

     Director and President, Old Mutual Group Services Limited (22 Church Street, Hamilton, Bermuda)

     Alternate Director, Old Mutual International Developments Limited (22 Church Street, Hamilton, Bermuda)

     Director and Chairman of the Board, Millstream Ltd. (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)


Name:  Melanie Jane Saunders
Position:  Secretary of the Adviser and of OMAM Holdings

     Secretary of the Registrant and the OMEGA South Africa Fund

     Secretary of Old Mutual South Africa Growth Assets Fund Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual Global Assets Fund Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual Fund Holdings (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual Group Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual International Asset Managers (Bermuda) Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual International Asset Managers (Bahamas) Limited (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)

     Secretary, Millstream Ltd. (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)

     Secretary, Old Mutual International Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual International Holdings Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual Group Services Limited (22 Church Street, Hamilton, Bermuda)

     Secretary, Old Mutual International Developments Limited (22 Church Street, Hamilton, Bermuda)



Item 29. Principal Underwriters.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not applicable.

Item 30.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:


                    Name                                   Address
                    ----                                   -------
      State Street Bank and Trust Company        State Street Bank and Trust
                                                    Company
                                                 1776 Heritage Drive
                                                 Quincy, Massachusetts 02171


      State Street Cayman Trust Company, Ltd.       P.O. Box 2508 GT
                                                    Elizabethan Square,
                                                    George Town
                                                    Grand Cayman
                                                    Cayman Islands

      Old Mutual Asset Managers (Bermuda) Limited   22 Church Street
                                                    Hamilton, Bermuda


Item 31.  Management Services.

         Not applicable.

Item 32.  Undertakings.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not applicable.

                                     SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 30th day of October, 1998.

          OLD MUTUAL SOUTH AFRICA EQUITY TRUST

          By:   William Langley
          William Langley
          Treasurer of Old Mutual South Africa Equity Trust

                                   EXHIBIT INDEX


     1(d) Third Amendment to the Declaration of Trust of the Registrant


     8(d) Amendment to Custodian Contract between the Registrant and State
               Street Bank and Trust Company
     9(k) First Amendment to Securities Lending Authorisation Agreement
     9(l) Second Amendment to Securities Lending Authorisation Agreement
     9(m) Loan Agreement between the Registrant and Robert Fleming & Co. Limited 9(n) Notice of Redemption of the OMEGA Fund's entire interest in the Master
               Trust
     11        Consent of Independent Auditors
     27        Financial Data Schedule